                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             AMKOR TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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     (1)  Amount Previously Paid:

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     (4)  Date Filed:

                             AMKOR TECHNOLOGY, INC.
                             1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600

TO THE STOCKHOLDERS
OF AMKOR TECHNOLOGY, INC.

Ladies and Gentlemen:

     After careful consideration, the Board of Directors of Amkor Technology, Inc., a Delaware corporation (the "Company" or "Amkor") has approved a series of transactions (the "Acquisition Transactions") wherein (i) the Company would consummate the transactions contemplated by an Asset Purchase Agreement by and between Anam Semiconductor, Inc., a Korean corporation ("ASI") and the Company's wholly-owned subsidiary Amkor Technology Korea, Inc. ("Amkor Korea") dated as of January 14, 2000 and as amended on February 25, 2000, whereby Amkor will purchase three test and packaging facilities located in Korea, known as K1, K2 and K3, and (ii) the Company would make an investment in ASI. In connection with the Acquisition Transactions, the Company will undertake related equity financing activities (the "Equity Financing Transactions"). The board has determined that it is in the best interests of Amkor and its stockholders to submit the Equity Financing Transactions to Amkor's stockholders for their approval by written consent.

     On behalf of the Board, I hereby request that you carefully review the enclosed consent materials and provide your written consent to the Equity Financing Transactions. Approval of this proposal includes approval of (i) the issuance of up to approximately 4,512,560 shares of common stock upon conversion of $258.75 million of our 5% convertible subordinated notes due 2007 sold by us on March 22, 2000 in a private transaction, (ii) the sale of an aggregate of 20,500,000 shares of common stock, and warrants for 3,895,000 shares of common stock, in a private transaction which we expect to complete in connection with the Acquisition Transactions, and (iii) other equity financings, pursuant to which the Company would issue common stock or securities convertible into common stock which, when combined with the common stock to be issued in (i) and (ii) above, would in an aggregate exceed 20% of the outstanding common stock of the Company as of the record date for this written consent.

     THE BOARD HAS APPROVED THE EQUITY FINANCING TRANSACTIONS. AFTER CAREFUL CONSIDERATION, THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS CONSENT TO AND APPROVE THE EQUITY FINANCING TRANSACTIONS. In addition, the holders of an aggregate of approximately 30,053,921 shares of Amkor Common Stock, representing approximately 22.9% of the outstanding Amkor Common Stock have entered into an agreement pursuant to which such stockholders have agreed to vote in favor of the Equity Financing Transactions. See "Certain Transactions -- Stock Ownership of Certain Beneficial Owners and Management."

     If you approve of the Equity Financing Transactions, please sign the enclosed Action by Written Consent of Stockholders and return it to Kevin Heron at Amkor either hand delivery, fax (610) 431-7189 or overnight courier to Amkor Technology, Inc., 1345 Enterprise Drive, West Chester, Pennsylvania 19380, Attn:
Kevin Heron, Esq. as soon as possible, but in any event TO BE RECEIVED NO LATER
THAN 10:00 A.M. ON [DAY OF WEEK],               , 2000. Only stockholders of
record at the close of business on the record date set by the board of
directors,             , 2000, are entitled to vote on the proposal.

     If you have any questions on the Equity Financing Transactions or the enclosed materials, please do not hesitate to call Mr. Heron at (610) 431-9600, or Bruce McNamara, Esq. of Wilson Sonsini Goodrich & Rosati at (650) 493-9300.

                                          Sincerely,

                                          --------------------------------------
                                          Kenneth T. Joyce
                                          Chief Financial Officer

                             AMKOR TECHNOLOGY, INC.

                         NOTICE OF CONSENT SOLICITATION

     This Notice of Consent Solicitation ("Consent Solicitation") is being furnished to the stockholders ("Stockholders" or "you") of Amkor Technology, Inc., a Delaware corporation ("Amkor" or the "Company") in connection with a series of proposed equity financing transactions (the "Equity Financing Transactions") related to (i) the Company's proposed acquisition (the "Acquisition") by the Company of certain assets of Anam Semiconductor, Inc. ("ASI"), a Korean corporation headquartered at 280-8, 2-ga Sungsoo-dong, Sungdong-gu, Seoul, the Republic of Korea, in accordance with the terms of the Asset Purchase Agreement dated as of January 14, 2000 and as amended February 25, 2000 (the "Asset Purchase Agreement") by and between ASI and the Company's wholly-owned subsidiary Amkor Technology Korea, Inc. ("Amkor Korea"), and (ii) an investment in ASI.

     You are requested to consent to the Equity Financing Transactions. Approval of this proposal includes approval of (i) the issuance of up to approximately 4,512,560 shares of common stock upon conversion of $258.75 million of our 5% convertible subordinated notes due 2007 sold by us on March 22, 2000 in a private transaction, (ii) the sale of an aggregate of 20,500,000 shares of common stock, and warrants for 3,895,000 shares of common stock, in a private transaction which we expect to complete in connection with the Acquisition Transactions, and (iii) other equity financings, pursuant to which the Company would issue common stock or securities convertible into common stock which, when combined with the common stock to be issued in (i) and (ii) above, would in an aggregate exceed of 20% of the outstanding common stock of the Company as of the record date for this written consent.

     Pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL"), this Consent Solicitation is being distributed to Stockholders on or
about             , 2000 for their information in connection with the enclosed
Action by Written Consent of the Stockholders (the "Consent"), pursuant to which the Stockholders are requested to consider and consent to the Equity Financing
Transactions. Stockholders of record at the close of business on             ,
2000 are entitled, for each share held, to one vote on the proposal. At the
record date,             shares of our common stock were issued and outstanding.
The affirmative consent of a majority of these shares are required to approve the Equity Financing Transactions.

     You may revoke the enclosed Consent at any time before its use by delivering to the Company a written notice of revocation or a duly executed Consent bearing a later date. The Company shall bear the cost of this solicitation. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit Consents personally or by telephone, telegram, letter or facsimile.

     All information herein with respect to ASI has been furnished by ASI and all information herein with respect to Amkor has been furnished by Amkor. No person has been authorized to give any information or to give any representation not contained in this Consent Solicitation in connection with the Acquisition and, if given or made, such information or representation must not be relied upon as having been authorized by ASI or Amkor. Summaries of documents contained in this Consent Solicitation are qualified in their entirety by reference to forms of such documents attached hereto as exhibits.

     THE EQUITY FINANCING TRANSACTIONS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER CAREFULLY IN EVALUATING THE EQUITY FINANCING TRANSACTIONS.

     THE AMKOR BOARD OF DIRECTORS (THE "BOARD") HAS APPROVED THE EQUITY FINANCING TRANSACTIONS AND HAS UNANIMOUSLY DETERMINED THAT THEY ARE IN THE BEST INTERESTS OF AMKOR AND THE STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS CONSENT TO AND APPROVE THE EQUITY FINANCING TRANSACTIONS. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          The date of this Consent Solicitation is             , 2000.

                             AVAILABLE INFORMATION

     Amkor is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, it files reports, Consent Solicitations and other information with the Commission. Such reports, Consent Solicitations and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also makes electronic filings publicly available on the Internet within 24 hours of acceptance. The Commission's Internet address is http://www.sec.gov. The Commission web site also contains reports, proxy and Consent Solicitations, and other information regarding registrants that file electronically with the Commission. Amkor Common Stock is quoted on The Nasdaq National Market, and the reports, Consent Solicitations and other information referred to above can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. The exhibits required to be filed with the Commission as part of the public reports referred to herein are available to the Stockholders upon written request to Amkor Technology, Inc., Attn: Investor Relations, 1345 Enterprise Drive, West Chester, Pennsylvania 19380, telephone number (610) 431-9600.

     THE DELIVERY OF THIS CONSENT SOLICITATION SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ASI OR AMKOR SINCE SUCH DATE.

                               DISSENTERS' RIGHTS

     Dissenting stockholders have no rights of appraisal or other dissenting rights with respect to the proposed Equity Financing Transactions.

                          OPPORTUNITY TO ASK QUESTIONS

     You have the opportunity to ask questions and receive answers concerning the terms and conditions of the Equity Financing Transactions and to obtain any additional information which Amkor possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished herein. In this regard, please contact Kevin Heron, Amkor Technology, Inc., 1345 Enterprise Drive, West Chester, Pennsylvania 19380, telephone number
(610) 431-9600. For further information on the Equity Financing Transactions or any of the attached related documents, please do not hesitate to contact Mr. Heron.

                                  ATTACHMENTS

     The Written consent of Stockholders to approve the Equity Financing Transactions is attached to this Consent Solicitation as Exhibit A.

                           FORWARD-LOOKING STATEMENTS

     This Consent Solicitation contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act (the "Forward-Looking Statements"). Actual results could differ materially from those projected in the Forward-Looking Statements as a result of the factors set forth under "Risk Factors" and "Our Acquisition of ASI's Packaging and Test Business and Investment in ASI" herein. In connection with the Forward-Looking Statements, the Stockholders of Amkor should carefully review the factors set forth in this Consent Solicitation under "Risk Factors," and "Our Acquisition of ASI's Packaging and Test Business and Investment in ASI."

                                  RISK FACTORS

     You should carefully consider the risks described below and other information contained in this consent solicitation. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our securities could decline.

     This consent solicitation contains forward-looking statements made as of the date of this consent solicitation regarding our expected performance that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this consent solicitation.

RELATIONSHIP WITH ASI

We will report ASI's financial results in our financial statements, and if ASI encounters financial difficulties, our financial performance could suffer.

     If we complete our investment in ASI and ASI's creditor banks convert their debt of ASI to equity, we will own approximately 43% of ASI's outstanding voting stock. Accordingly, we will report ASI's financial results in our financial statements through the equity method of accounting. If ASI's results of operations are adversely affected for any reason (including as a result of losses at its consolidated subsidiaries and equity investees), our results of operations will suffer as well. Financial or other problems affecting ASI could also lead to a complete loss of our investment in ASI. In addition, under proposed changes to U.S. GAAP, we could be required to consolidate ASI's financial results with ours. In such an event, adverse changes in any line item of ASI's financial statements would adversely affect the corresponding line items in our consolidated financial statements.

Our wafer fabrication business may suffer if ASI reduces its operations or if our relationship with ASI is disrupted.

     Our wafer fabrication business depends on ASI providing wafer fabrication services on a cost effective and timely basis. If ASI were to significantly reduce or curtail its operations for any reason, or if our relationship with ASI were to be disrupted for any reason, our wafer fabrication business would be harmed. We may not be able to identify and qualify alternate suppliers of wafer fabrication services quickly, if at all. In addition, we currently have no other qualified third party suppliers of wafer fabrication services and do not have any plans to qualify additional third party suppliers.

UNCERTAINTY REGARDING OUR PROPOSED TRANSACTIONS WITH ASI -- WE MAY NOT BE ABLE TO COMPLETE OUR PROPOSED ACQUISITION OF K1, K2 AND K3 AND OUR OTHER PROPOSED TRANSACTIONS WITH ASI ON THE TERMS DESCRIBED IN THIS CONSENT SOLICITATION, OR AT ALL, WHICH MAY HARM OUR BUSINESS.

     In 1999, we derived 45.0% of our net revenues and 29.5% of our gross profit from sales of packaging and test services provided by ASI. If we complete our proposed acquisition of K1, K2 and K3 from ASI, we will no longer be dependent on ASI for packaging and test services. Our ability to consummate the proposed acquisition of K1, K2 and K3 and other transactions related to that acquisition is subject to a number of uncertainties, some of which are outside our control. For example, the acquisition and our proposed investment in ASI are subject to the approval of our stockholders and the shareholders of ASI (including the Korean creditor banks of ASI), the completion of our proposed equity and secured debt financings with third parties and Korean regulatory approvals. As a result, we cannot assure you that we will be able to consummate these transactions on the terms described in this Consent Solicitation, or at all.

     If we fail to complete our proposed acquisition of K1, K2 and K3, we will remain dependent on ASI for packaging and test services and will be unable to achieve any improvements in our results of operations that direct ownership of these facilities may bring. In connection with ASI's workout arrangement with its creditor banks, we may still be required to make an additional $108.4 million investment in ASI through 2002. If our proposed acquisition and investment are not consummated, ASI will continue to have a substantial amount of debt, as well as significant contingent liabilities under guarantees of affiliate debt, and will remain subject to the workout arrangement with its creditor banks. This in turn may adversely affect ASI's ability to continue to provide us with the packaging and test services, as well as wafer fabrication services, that we require for our business.

     In addition, if our proposed acquisition of K1, K2 and K3 is not consummated in all material respects by August 31, 2000, or should the asset purchase agreement relating to that acquisition be terminated at any time prior to such date, holders of Convertible Notes will have the right to require us to redeem their Convertible Notes at a premium to their principal amount, plus accrued interest and liquidated damages. See "Description of Convertible
Notes -- Repurchase at the Option of Holders if the Proposed Acquisition of K1, K2 and K3 Does Not Close." If holders of a substantial amount of Convertible Notes elect to have us redeem their Convertible Notes, our financial condition could suffer.

POTENTIAL CONFLICTS OF INTEREST WITH ASI -- MEMBERS OF THE KIM FAMILY OWN SUBSTANTIAL PORTIONS OF, AND HAVE ACTIVE MANAGEMENT ROLES IN, BOTH OUR COMPANY AND ASI. THIS COULD LEAD TO CONFLICTS OF INTEREST IN OUR BUSINESS DEALINGS WITH ASI.

     Mr. James Kim, the founder of our company and currently our Chairman, Chief Executive Officer and largest shareholder, is the eldest son of Mr. H.S. Kim, the founder of ASI. Mr. H.S. Kim is currently the honorary Chairman and a Director of ASI. Since January 1992, in addition to his other responsibilities, Mr. James Kim has served as Chairman and a Director of ASI. The Kim family, which collectively owned approximately 11% of the outstanding voting stock of ASI as of February 29, 2000, significantly influences the management of ASI. Mr. James Kim and members of his family beneficially own approximately 59% of our outstanding common stock.
     In October 1999, we purchased 10 million shares of ASI's voting stock at a price of W5,000 per share for approximately $41.6 million. As a result of this investment and the conversion of W98 billion (approximately $82 million) of ASI debt to equity by ASI's creditor banks, we now own approximately 18% of ASI's voting stock. If we complete our proposed private placement of common stock and our proposed equity investment in ASI and ASI's creditor banks convert up to an additional W150 billion (approximately $132 million) of their ASI debt into common stock, our company will own approximately 43% of ASI's outstanding voting stock, and the Kim family's direct ownership of ASI's and our voting stock will be reduced to approximately 6% and 51%, respectively. Even though the Kim family's ownership of our company and ASI will be reduced, we believe that the Kim family will continue to exercise significant influence over our company and ASI and its affiliates. This could lead to conflicts of interest between our company and ASI or its affiliates. You should read "Our Acquisition of ASI's Packaging and Test Business and Investment in ASI" for more information on our relationship with ASI.

ABSENCE OF BACKLOG -- OUR NET REVENUES IN ANY QUARTER DEPEND ON OUR CUSTOMERS' DEMAND FOR PACKAGING AND TEST SERVICES IN THAT QUARTER, AND WE MAY NOT BE ABLE TO ADJUST COSTS QUICKLY IF OUR CUSTOMERS' DEMAND FALLS SUDDENLY.

     Our packaging and test business does not typically operate with any material backlog. We expect that in the future our packaging and test net revenues in any quarter will continue to be substantially dependent upon our customers' demand in that quarter. None of our customers have committed to purchase any amount of packaging or test services or to provide us with binding forecasts of demand for packaging and test services for any period. In addition, our customers could reduce, cancel or delay their purchases of packaging and test services. Because a large portion of our costs is fixed and our expense levels are based in part on our expectations of future revenues, we may be unable to adjust costs in a timely manner to compensate for any revenue shortfall.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS -- WE DEPEND ON OUR FACTORIES IN KOREA AND THE PHILIPPINES. MANY OF OUR CUSTOMERS' OPERATIONS ARE ALSO LOCATED OUTSIDE OF THE U.S.

     We provide packaging and test services through our three factories located in the Philippines and our one factory in Korea. We source additional packaging and test services from the K1, K2 and K3 factories located in Korea which are owned by ASI and which we intend to acquire. We also source wafer fabrication services from a wafer fabrication facility located in Korea and owned by ASI. In addition, many of our customers' operations are located outside the U.S. The following are risks inherent in doing business internationally:

     - regulatory limitations imposed by foreign governments;

     - fluctuations in currency exchange rates;

     - political risks;

     - disruptions or delays in shipments caused by customs brokers or government agencies;

     - unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers;

     - difficulties in staffing and managing foreign operations; and

     - potentially adverse tax consequences resulting from changes in tax laws.

     In addition to the risks listed above, our operations in Korea and the Philippines are subject to certain country-specific risks described below.

Risks Associated with Our Operations in Korea

     Our operations in Korea, as well as ASI's operations, are subject to risks inherent to operating in Korea. While our revenues in Korea will be denominated in U.S. dollars, our labor costs and some of our operating costs will be denominated in won. Substantially all of ASI's revenues and a significant portion of its debt and capital lease obligations are denominated in U.S. dollars, while its labor and some operating costs are denominated in won. Fluctuations in the won-dollar exchange rate will affect both our company's and ASI's financial results. When we make our investment in ASI and report ASI's results in our financial statements using the equity method of accounting, our financial results will be further affected by exchange rate fluctuations.

     Beginning in late 1997 and continuing into 1998, Korea experienced a severe foreign currency liquidity crisis that resulted in a significantly adverse economic environment and a material depreciation in the value of the Korean won relative to the U.S. dollar. The exchange rate as of December 31, 1996 was W844 to $1.00 as compared to W1,695 to $1.00 as of December 31, 1997, W1,195 to $1.00
as of December 31, 1998, W1,135 to $1.00 as of December 31, 1999 and W1,132 to $1.00 as of February 29, 2000. The depreciation of the won relative to the U.S. dollar increased the cost of importing goods and services into Korea. In addition, the value in won of Korea's public and private sector debt denominated in U.S. dollars and other foreign currencies also increased significantly. These developments in turn led to sharply higher domestic interest rates and reduced opportunities for refinancing or refunding maturing debts. As a result of these difficulties, financial institutions in Korea have limited their lending, particularly to highly leveraged companies. Future economic instability in Korea could have a material adverse effect on our company's and ASI's business and financial condition.

     Relations between Korea and the Democratic People's Republic of Korea ("North Korea") have been tense over most of Korea's history. Incidents affecting relations between the two Koreas continually occur. If the level of tensions with North Korea increases or changes abruptly, both our company's and ASI's businesses could be harmed.

Risks Associated with Our Operations in the Philippines

     Although the political situation and the general state of the economy in the Philippines have stabilized in recent years, each has historically been subject to significant instability. Most recently, the devaluation of the Philippine peso relative to the U.S. dollar beginning in July 1997 led to economic instability in the Philippines. Any future economic or political disruptions or instability in the Philippines could have a material adverse effect on our business.

     Because the functional currency of our operations in the Philippines is the U.S. dollar, we have recently benefited from cost reductions relating to peso-denominated expenditures, primarily payroll costs. We believe that any future devaluations of the Philippine peso will eventually lead to inflation in the Philippines, which could offset any savings achieved to date.

RISKS ASSOCIATED WITH OUR PROPOSED ACQUISITION OF ASI'S PACKAGING AND TEST BUSINESS -- THE ACQUISITION OF THIS BUSINESS REPRESENTS A MAJOR COMMITMENT OF OUR CAPITAL AND MANAGEMENT RESOURCES.

     We intend to conduct due diligence and obtain representations from ASI in connection with our proposed acquisition of K1, K2 and K3. However, there may be additional hidden or contingent liabilities of K1, K2 and K3, relating to matters such as environmental problems, taxation, employee obligations, fraudulent conveyance and others, that will not have come to our attention prior to our acquisition. If such liabilities exist, our business and financial performance may suffer after the acquisition.

     Our acquisition of ASI's packaging and test factories will require our management to devote a significant portion of its resources to the maintenance and operation of factories in Korea. We have limited experience in owning and operating a business in Korea. It may take time for us to learn how to comply with relevant Korean regulations, including tax, environmental and labor laws. During the transition period in which we will integrate ASI's packaging and test business into our company, our management may not have adequate time and attention to devote to other aspects of our business, and those parts of our business could suffer.

     If the acquisition is completed, we plan to retain the approximately 6,600 Korean employees currently working in ASI's packaging and test business into our workforce, and we may face cultural difficulties until we learn how to interact with these new employees. If these employees become dissatisfied working for a U.S. company, they may leave us. If we cannot find new employees to replace departing ones, our new operations could suffer.

MANAGEMENT OF GROWTH -- WE FACE CHALLENGES AS WE INTEGRATE NEW AND DIVERSE OPERATIONS AND TRY TO ATTRACT QUALIFIED EMPLOYEES TO SUPPORT OUR EXPANSION PLANS.

     We have experienced, and may continue to experience, growth in the scope and complexity of our operations and in the number of our employees. This growth has strained our managerial, financial, manufacturing and other resources. Future acquisitions may result in inefficiencies as we integrate new operations and manage geographically diverse operations.

     In order to manage our growth, we must continue to implement additional operating and financial controls and hire and train additional personnel. We cannot assure you that we will continue to be successful in hiring and properly training sufficient numbers of qualified personnel and in effectively managing our growth. If we fail to: (1) properly manage growth, (2) improve our operational, financial and management systems as we grow or (3) integrate new factories and employees into our operations, our financial performance could be materially adversely affected.

     Our success depends to a significant extent upon the continued service of our key senior management and technical personnel, any of whom would be difficult to replace. In addition, in connection with our expansion plans, our company and ASI will be required to increase the number of qualified engineers and other employees at our respective factories in the Philippines and Korea. Competition for qualified employees is intense, and our business could be adversely affected by the loss of the services of any of our existing key personnel. Our inability to attract, retain and motivate qualified new personnel could have a material adverse effect on our business.

RISKS ASSOCIATED WITH OUR WAFER FABRICATION BUSINESS -- OUR WAFER FABRICATION BUSINESS IS SUBSTANTIALLY DEPENDENT ON TEXAS INSTRUMENTS.

     Our wafer fabrication business, which commenced operations in January 1998, depends significantly upon Texas Instruments. An agreement with ASI and Texas Instruments (the "Texas Instruments Manufacturing and Purchasing Agreement") requires Texas Instruments to purchase from us at least 40% of the capacity of ASI's wafer fabrication facility, and under certain circumstances, Texas Instruments has the right to purchase from us up to 70% of this capacity. We cannot assure you that Texas Instruments will meet its purchase obligations in the future. If Texas Instruments fails to meet its purchase obligations, our company's and ASI's businesses could be harmed. For example, Texas Instruments' orders in the first half of 1998 were below required minimum purchase commitments due to market conditions and issues encountered by Texas Instruments in the transition of its products to new technology.

     Texas Instruments has transferred certain of its complementary metal oxide silicon ("CMOS") process technology to ASI, and ASI is dependent upon Texas Instruments' assistance for developing other state-of-the-art wafer manufacturing processes. In addition, ASI's technology agreements with Texas Instruments (the "Texas Instruments Technology Agreements") only cover .25 micron and .18 micron CMOS process technology. Texas Instruments has not granted ASI a license under Texas Instruments' patents to manufacture semiconductor wafers for third parties. Moreover, Texas Instruments has no obligation to transfer any next-generation technology to ASI. Our company's and ASI's businesses could be harmed if ASI cannot obtain new technology on commercially reasonable terms or ASI's relationship with Texas Instruments is disrupted for any reason.

PROTECTION OF INTELLECTUAL PROPERTY -- WE MAY BECOME INVOLVED IN INTELLECTUAL PROPERTY LITIGATION.

     We currently hold 68 U.S. patents, and we also have 102 pending patents and are preparing an additional 57 patent applications for filing. In connection with our proposed acquisition of K1, K2 and K3 from ASI, we plan to acquire all of ASI's patents, patent applications and other intellectual property rights related to its packaging and test business. We expect to continue to file patent applications when appropriate to protect our proprietary technologies, but we cannot assure you that we will receive patents from pending or future applications. In addition, any patents we obtain may be challenged, invalidated or circumvented and may not provide meaningful protection or other commercial advantage to us.

     We may need to enforce our patents or other intellectual property rights or to defend our company against claimed infringement of the rights of others through litigation, which could result in substantial cost and diversion of our resources. If we fail to obtain necessary licenses or if we face litigation relating to patent infringement or other intellectual property matters, our business could suffer.

     Although we are not currently a party to any material litigation, the semiconductor industry is characterized by frequent claims regarding patent and other intellectual property rights. If any third party makes a valid claim against our company or ASI, our company or ASI could be required to: (1) discontinue the use of certain processes, (2) cease the manufacture, use, import and sale of infringing products, (3) pay substantial damages, (4) develop non-infringing technologies or (5) acquire licenses to the technology we had allegedly infringed. Our business, financial condition and results of operations could be materially and adversely affected by any of these negative developments.

     In addition, Texas Instruments has granted ASI very limited licenses under the Texas Instruments Technology Agreements, including a license under Texas Instruments' trade secret rights to use Texas Instruments' technology in connection with ASI's provision of wafer fabrication services. However, Texas Instruments has not granted ASI a license under Texas Instruments' patents to manufacture semiconductor wafers for third parties. Furthermore, Texas Instruments has reserved the right to bring infringement claims against customers of our company or customers of ASI with respect to semiconductor wafers purchased from our company or ASI. Such customers and others could in turn subject our company or ASI to litigation in connection with the sale of semiconductor wafers produced by ASI.

CONTINUED CONTROL BY EXISTING STOCKHOLDERS -- MR. JAMES KIM AND MEMBERS OF HIS FAMILY CAN DETERMINE THE OUTCOME OF ALL MATTERS REQUIRING STOCKHOLDER APPROVAL.

     As of February 29, 2000, Mr. James Kim and members of his family beneficially owned approximately 59% of our outstanding common stock. Mr. James Kim's family, acting together, will effectively control all matters submitted for approval by our stockholders. These matters include the approval of the acquisition of K1, K2 and K3 and could include:

     - the election of all of the members of our Board of Directors;

     - proxy contests;

     - approvals of transactions between our company and ASI or other entities in which Mr. James Kim and members of his family have an interest, including transactions which may involve a conflict of interest;

     - mergers involving our company;

     - tender offers; and

     - open market purchase programs or other purchases of our common stock.

     See "Principal Stockholders" for additional information concerning ownership of our common stock.

              OUR ACQUISITION OF ASI'S PACKAGING AND TEST BUSINESS
                             AND INVESTMENT IN ASI

PROPOSED ACQUISITION

     We have agreed with ASI, subject to certain conditions, to purchase ASI's packaging and test business, which consists primarily of its K1, K2 and K3 factories. The purchase price for these assets will be approximately $950.0 million. The table below provides selected information about these factories:

                                                     APPROXIMATE
                                                    FACTORY SIZE
      FACTORY           LOCATION       EMPLOYEES    (SQUARE FEET)                SERVICES
      -------        --------------    ---------    -------------    ---------------------------------
K1.................  Seoul, Korea        3,300         646,000       lead frame packaging and package
                                                                     and process development
K2.................  Pucheon, Korea      1,800         264,000       lead frame and laminates
                                                                     packaging services
K3.................  Pupyong, Korea      1,500         404,000       advanced lead frame packaging and
                                                                     test services

     In connection with our acquisition of K1, K2 and K3, we will acquire all of ASI's patents, patent applications and other intellectual property rights related to its packaging and test business. We also plan to retain the approximately 6,600 Korean employees currently working at K1, K2 and K3. We intend to complete the acquisition during the second quarter of 2000.

PROPOSED INVESTMENT
     In October 1999, we purchased 10 million shares of ASI's common stock at a price of W5,000 per share for approximately $41.6 million. As a result of this investment and the conversion of ASI's debt to equity by ASI's creditor banks, we now own approximately 18% of ASI's voting stock. We have also agreed to make a $459.0 million additional investment in ASI, subject to certain conditions. We have agreed to invest $309.0 million of this additional investment at the time we acquire K1, K2 and K3, with the remaining $150.0 million to be invested in three installments: $30.0 million by June 30, 2000, $60.0 million by August 31, 2000 and $60.0 million by October 31, 2000. However, we have the right to accelerate this investment. Of this $459.0 million investment, $109.0 million will be invested at a purchase price of W8,000 per share and the remaining $350.0 million will be invested at W18,000 per share. As of February 28, 2000, the closing price of ASI's common stock on the Korea Stock Exchange was W10,100 per share. As of March 16, 2000, the closing price of ASI's common stock on the Korea Stock Exchange was W15,650. Our investment will fulfill our prior obligation to invest $150.0 million in ASI. Based upon an exchange rate of W1,135 per $1.00 at December 31, 1999, we would purchase a total of approximately 37.5 million shares for this $459.0 million investment in ASI. If we acquire this number of shares of ASI's common stock, assuming ASI's creditor banks convert an additional W150 billion (approximately $132 million) of their ASI debt to equity in connection with our acquisition and investment, we will own approximately 43% of ASI's outstanding voting stock.

PROPOSED FINANCING

     We intend to finance the purchase of K1, K2 and K3 and the investment in ASI with the proceeds of our offering of $258.75 million of convertible debt (convertible into approximately 4,512,560 shares of common stock) which closed on March 22, 2000, our proposed private placement of common stock, approximately $750.0 million of new secured bank debt and cash on hand. For more information on our convertible notes financing, please read "Description of Convertible Notes."

     In November 1999, we secured a commitment from a group of institutional investors to provide $410.0 million in equity financing for use in connection with our proposed acquisition of K1, K2 and K3. If we consummate our acquisition of K1, K2 and K3, we would issue to these investors a total of 20,500,000 shares of common stock. In addition, we would issue warrants for an aggregate of 3,895,000 shares of our common stock with a strike price of $27.50 per share to these investors. These warrants would expire four years after the date we issue them. For a more complete description of our sale of common stock, including a description of ancillary agreements that we would enter into with the common stock investors, see "Proposed Private Placement of Common Stock."

     We expect to borrow $750.0 million in term loans under a new $850.0 million secured credit facility, consisting of $650 million of term loans and $100.0 million drawn under the $200.0 million revolving credit line included as part of this facility. We are currently in the process of negotiating the terms of the facility to be provided by a syndicate of institutional lenders. The initial borrowing under the facility will be subject to the consummation of our proposed acquisition of K1, K2 and K3 and other related transactions. The facility will provide for amortization of the drawn amount over a five to five and one-half year period and quarterly principal and interest payments. We will be required to make mandatory prepayments under the facility out of a portion of any excess cash flow, the net proceeds of any asset sales and the net proceeds of any issuance of debt or equity securities, subject to certain exceptions. We expect that the agreement governing the facility will include certain financial covenants, as well as covenants restricting our ability to incur debt, pay dividends, make certain investments and payments, and encumber or dispose of assets. We expect that our obligations under the facility will be guaranteed by certain of our subsidiaries and will be secured by a pledge of the domestic assets of our company and our subsidiaries, a pledge of the shares of certain of our subsidiaries and a pledge of certain intercompany indebtedness.

     The closing of our proposed private placement of common stock and our proposed new secured bank financing is expected to take place concurrently with, and is conditioned upon, the closing of our acquisition of K1, K2 and K3 and our investment in ASI. We cannot assure you that any of these transactions will occur. For information on the risks we face if these transactions do not occur, see "Risk Factors -- Uncertainty Regarding Our Proposed Transactions with ASI." If our proposed acquisition is not consummated in all material respects by August 31, 2000, holders of our 5% Convertible Notes due 2007 will have the right to require us to repurchase their Convertible Notes. See "Description of Convertible Notes -- Repurchase at the Option of Holders if the Proposed Acquisition of K1, K2 and K3 Does Not Close".

WHO IS ANAM SEMICONDUCTOR, INC.?

     ASI is a Korean company engaged primarily in providing semiconductor packaging and test services and wafer fabrication services. ASI currently operates three semiconductor packaging and test factories in Korea, K1, K2 and K3, which we plan to acquire. ASI also operates a semiconductor wafer fabrication facility in Korea. In addition, ASI has a number of direct and indirect subsidiaries, including Anam Engineering and Construction Co., Ltd., which is currently subject to corporate reorganization proceedings in Korea. If we complete our acquisition of K1, K2 and K3 from ASI, ASI's business will consist primarily of, and ASI will derive substantially all of its revenues from, the sale of wafer fabrication services to us. We, in turn, will continue to derive all of our wafer fabrication revenues from wafer fabrication services performed for us by ASI.

     We have a long-standing relationship with ASI. ASI was founded in 1956 by Mr. H. S. Kim, the father of Mr. James Kim, our Chairman and Chief Executive Officer. Since January 1992, in addition to his other responsibilities, Mr. James Kim has served as Chairman and a Director of ASI. For the years ended December 31, 1997, 1998 and 1999, we derived 68%, 69%, and 60% of our net revenues and 42%, 49% and 38% of our gross profit from sales of services performed for us by ASI. On a pro forma basis, after giving effect to our acquisition of K4 and our proposed acquisition of K1, K2 and K3 as if they had occurred on January 1, 1999, we would have derived 15% of our net revenues and 6% of our gross profit in 1999 from sales of services performed for us by ASI.

     Under our current supply agreements with ASI, we have a first right to substantially all of its packaging and test services and the exclusive right to all of the output of its semiconductor wafer fabrication facility. In May 1999, we purchased the K4 packaging and test factory from ASI for $575.0 million plus the assumption of approximately $7.0 million of employee benefit liabilities. Following our acquisition of K1, K2 and K3 from

ASI, our supply agreement with ASI relating to packaging and test services will terminate, and we expect to continue to purchase all of ASI's semiconductor wafer output.

ASI DEBT RESTRUCTURING

     ASI has been severely affected by the economic crisis in Korea beginning in late 1997. ASI historically operated with a significant amount of debt relative to its equity. The economic crisis in Korea led to sharply higher interest rates and significantly reduced opportunities for refinancing maturing debts. Because ASI maintained a substantial amount of short-term debt, its inability to refinance this debt created a liquidity crisis for ASI. In addition to its own leveraged financial position, ASI guarantees certain debt obligations of its affiliates, many of which have encountered financial difficulties as a result of the Korean economic crisis.

     In October 1998, ASI announced that it had commenced negotiations with its Korean creditor banks to enter into a debt restructuring arrangement known as a "workout." ASI's workout was arranged under an accord among Korean creditor banks to assist in the restructuring of Korean businesses and did not involve the judicial system. The workout became effective in April 1999 and includes the following arrangements:

     - ASI was permitted to defer repayment on principal of ordinary loans until December 31, 2003.

     - ASI was permitted to defer repayment of principal under capital leases until December 31, 1999, with payments of principal to resume under a seven-year installment plan thereafter.

     - ASI was permitted to defer the maturity of its won-denominated debentures for an additional three-year term after scheduled maturity dates.

     - ASI was permitted to make no interest payments on ordinary loans until December 31, 1999.

     - The creditor banks reduced interest rates on ASI's remaining outstanding won-denominated ordinary loans to 10% or the prime rate of each creditor bank, whichever was greater.

     - ASI was given a grace period until December 31, 2003 against enforcement of guarantees made by ASI for liabilities of ASI's affiliates. In addition, interest was not to accrue on guaranteed obligations during this period.

     - For the duration of the workout, the creditor banks were to be entitled to vote the ASI shares owned by Mr. James Kim and his family.
     - The creditor banks agreed to convert W250 billion (approximately $208 million) of their ASI debt into (1) equity in the amount of W122.3 billion (approximately $102 million), (2) five-year non-interest bearing convertible debt in the amount of W108.1 billion (approximately $90 million) and (3) non-interest bearing loans in the amount of W19.6 billion (approximately $16 million), provided that we made a $150.0 million equity investment in ASI.
     In October 1999, the creditor banks converted W98 billion (approximately $82 million) of ASI debt held by them into ASI stock. As a result, ASI's creditor banks now own approximately 36% of ASI's voting stock. Also in October 1999, we made a W50 billion (approximately $41.6 million) equity investment in ASI, fulfilling the first installment of our commitment to invest $150.0 million in ASI in connection with ASI's workout.

     ASI is currently in negotiations with its Korean creditor banks to arrange the termination of its workout in connection with our proposed acquisition of the K1, K2 and K3 factories and our proposed investment in ASI. Specifically, ASI plans to repay W1,088 billion (approximately $959 million) of its outstanding debt using the proceeds from its sale of K1, K2 and K3 and our investment. ASI currently anticipates that its creditor banks will convert up to an additional W150 billion (approximately $132 million) of ASI's debt into equity concurrent with our proposed acquisition. ASI is negotiating with its creditor banks to obtain further concessions relating to its debt. Following the conversion of ASI's debt to equity by ASI's creditor banks and our investment in ASI, ASI's creditor banks will own approximately 34% of ASI's outstanding voting stock.

RELATIONSHIP WITH ASI FOLLOWING OUR ACQUISITION OF ASI'S PACKAGING AND TEST BUSINESS AND OUR INVESTMENT IN ASI

     If we complete our proposed acquisition of K1, K2 and K3 and our proposed investment in ASI, we expect to continue to have certain contractual and other business relationships with ASI, including under our wafer fabrication services supply agreement with ASI. Under this supply agreement, we will continue to have the exclusive right to all of the wafer output of ASI's wafer fabrication facility. The supply agreement has a five-year term, expiring November 1, 2002, and may be terminated by either party upon five years' written notice after completion of the initial five year term. The supply agreement may also be terminated upon breach or insolvency of either party. The supply agreement generally provides for continued cooperation between our company and ASI in research and development.

     Concurrent with the completion of our proposed acquisition of K1, K2 and K3, we will enter into a transition services agreement with ASI. Pursuant to this agreement, we will provide many of the same services to ASI's wafer fabrication business that had been provided by ASI's packaging and test business prior to its acquisition by us, including human resources, accounting and general administrative services and customer services.

     Following our proposed investment in ASI and the anticipated conversion of additional ASI debt to equity by ASI's creditor banks, we will own approximately 43% of ASI's outstanding voting stock. Accordingly, we will report ASI's financial results in our financial statements through the equity method of accounting. If ASI's results of operations are adversely affected for any reason, our results of operations will suffer as well. Financial or other problems affecting ASI could also lead to a complete loss of our investment in ASI. In addition, under proposed changes in U.S. GAAP, we could be required to consolidate ASI's financial results with ours. In such an event, adverse changes in any line item of ASI's financial statements would adversely affect the corresponding line items in our consolidated financial statements.

     Our company and ASI will also continue to have close ties due to our overlapping ownership and management. We expect that Mr. James Kim will continue to serve as Chairman and as a Director of ASI and as our Chairman and Chief Executive Officer. The Kim family currently beneficially owns approximately 59% of our outstanding common stock and approximately 11% of ASI's voting stock. If we complete our proposed private placement of common stock, our proposed investment in ASI and if ASI's creditor banks convert additional ASI debt into equity, the Kim family will beneficially own approximately 51% of our outstanding voting stock and approximately 6% of ASI's voting stock. Even though the Kim family's direct ownership of ASI and our company will be reduced, we believe that the Kim family will continue to exercise significant influence over our company, ASI and its affiliates.

     We have also entered into agreements with ASI and Texas Instruments relating to our wafer fabrication business.

     We may engage in other transactions with ASI from time to time that are material to us. The indentures governing our senior subordinated notes, our subordinated notes and our convertible subordinated notes, as well as the agreements relating to our new secured bank debt, restrict our ability to enter into transactions with ASI and other affiliates.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF AMKOR

     The unaudited pro forma consolidated balance sheet as of December 31, 1999 appearing below gives effect to the following proposed transactions as if they had occurred on December 31, 1999:

     - our proposed $410.0 million private placement of our common stock;

     - our proposed incurrence of $750.0 million of new secured bank debt;

     - our proposed acquisition of K1, K2 and K3 for $950.0 million;

     - our proposed $459.0 million equity investment in ASI;

     - ASI's use of the net proceeds from its proposed sale of K1, K2 and K3 and our proposed investment, principally to repay outstanding debt; and
     - the proposed conversion of W150 billion (approximately $132 million) of ASI's debt to equity by ASI's creditor banks.

     The unaudited pro forma consolidated income statement gives effect to the above proposed and the following historical transactions for the year ended December 31, 1999 appearing below as if they occurred on January 1, 1999:

     - our sale of $258.75 million of 5% Convertible Subordinated Notes due 2007 and

     - our acquisition of K4 in May 1999 for $582.0 million and our incurrence of $625.0 million of long-term debt in connection with that acquisition;
     - our W50 billion (approximately $41.6 million) equity investment in ASI in October 1999;
     - the conversion of W98 billion (approximately $82 million) of ASI's debt into equity by ASI's creditor banks in October 1999; and

     - ASI's use of the net proceeds from its sale of K4, principally to repay outstanding debt.

     The unaudited pro forma consolidated financial information appearing below is not necessarily indicative of the results of operations and financial condition that we would have achieved if the completed and proposed transactions described above had actually been consummated on such dates, nor are they necessarily indicative of the future results and financial condition we will achieve if the proposed transactions are consummated. In addition, while we expect that the proposed transactions described above will be consummated on the terms described in this Consent Solicitation, these transactions may not be consummated on those terms, or at all. Accordingly, our future results and financial condition could vary significantly from the unaudited pro forma consolidated financial information appearing below.

     We have used the purchase method of accounting in accordance with APB Opinion No. 16 "Business Combinations" to prepare the accompanying unaudited pro forma consolidated financial information. Under this method of accounting, we allocated (1) the $575.0 million aggregate purchase price of K4, plus $7.0 million of assumed employee benefit liabilities, and (2) the $950.0 million aggregate purchase price of K1, K2 and K3, to specific assets acquired based on their estimated fair values. The purchase price does not include $20.3 million of transaction expenses incurred in connection with the acquisition of K4 or the $30.9 million of estimated transaction fees and expenses expected to be incurred in connection with our proposed acquisition of K1, K2 and K3 and related financing. The balance of the purchase price of both K4 and K1, K2 and K3 represents the excess of cost over net assets acquired. We have estimated the preliminary fair value of K1, K2 and K3 assets based primarily on our knowledge of this business and on information furnished by ASI. We will determine the final allocation of the purchase price after the consummation of the acquisition of K1, K2 and K3 based upon the receipt of an appraisal. We will not complete all of the work required to fully evaluate the assets acquired by the time of the closing of the acquisitions. Accordingly, we may not finalize purchase accounting adjustments for up to one year after the closing of our acquisition of K1, K2 and K3.

     We have used the equity method of accounting in accordance with APB Opinion No. 18 to prepare the accompanying unaudited pro forma financial information to give effect to our investment in ASI. Under this method of accounting, our investment in ASI is carried at cost plus or minus our equity in all increases or decreases in the investee's net assets after the date of investment. Under the equity method, net income and stockholders' equity of the investor should be the same as if the investor fully consolidated the investee. Accordingly, we have included in the unaudited pro forma consolidated income statement for the year ended December 31, 1999 the equity in the loss of ASI, including amortization of the excess of the cost of our investment over the underlying equity in the net assets at the date of our investment.

     We have prepared the unaudited pro forma consolidated financial information in accordance with U.S. GAAP. These principles require us to make extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     You should read the unaudited pro forma consolidated financial information in conjunction with "Risk Factors -- Uncertainty Regarding Our Proposed Transactions with ASI," "Our Acquisition of ASI's Packaging and Test Business and Investment in ASI," our consolidated financial statements and the related notes, the financial statements of K1, K2 and K3 and the related notes and the financial statements of ASI and the related notes, included elsewhere in this Consent Solicitation.

     UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1999

                                                                     PRO FORMA
                                                                    ADJUSTMENTS
                                                                        FOR
                                                                    ACQUISITION
                                                                     OF K1, K2
                                                                    AND K3 AND        PRO FORMA
                                                         K1, K2         OUR        ADJUSTMENTS FOR
                                            AMKOR        AND K3     INVESTMENT         RELATED         PRO FORMA
                                          HISTORICAL   HISTORICAL     IN ASI         FINANCINGS       AS ADJUSTED
                                          ----------   ----------   -----------    ---------------    -----------
                                                                      (IN THOUSANDS)
ASSETS
Cash and cash equivalents...............  $   98,045   $      --     $      --       $       --       $   98,045
Short-term investments..................     136,595          --            --         (108,164)(a)       28,431
Accounts receivable:
  Trade.................................     157,281       3,416        (3,416)(b)       71,500(e)       228,781
  Due from affiliates...................       6,278     304,762      (304,762)(b)           --            6,278
  Other.................................       6,469       3,653        (3,653)(b)           --            6,469
Inventories.............................      91,465       7,984            --               --           99,449
Other current assets....................      11,117       2,666        (2,666)(b)           --           11,117
                                          ----------   ---------     ---------       ----------       ----------
         Total current assets...........     507,250     322,481      (314,497)         (36,664)         478,570
                                          ----------   ---------     ---------       ----------       ----------
Property, plant and equipment, net......     859,768     404,384        20,616(c)            --        1,284,768
                                          ----------   ---------     ---------       ----------       ----------
Investments.............................      63,672          --       459,000(j)            --          522,672
                                          ----------   ---------     ---------       ----------       ----------
Other assets:
  Due from affiliates...................      27,858         277          (277)(b)           --           27,858
  Excess of cost over net assets
    acquired............................     233,532          --       517,016(d)            --          750,548
  Deferred income taxes.................          --      41,656       (41,656)(b)           --               --
  Other.................................      63,009       4,953        (4,953)(b)       30,928(f)        93,937
                                          ----------   ---------     ---------       ----------       ----------
         Total other assets.............     324,399      46,886       470,130           30,928          872,343
                                          ----------   ---------     ---------       ----------       ----------
         Total assets...................  $1,755,089   $ 773,751     $ 635,249       $   (5,736)      $3,158,353
                                          ==========   =========     =========       ==========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Bank overdraft..........................  $   16,209   $      --     $      --       $       --       $   16,209
Short-term borrowings and current
  portion of long-term debt.............       6,465          --            --           (6,465)(k)           --
Trade accounts payable..................     122,147      51,360       (51,360)(b)           --          122,147
Due to affiliates.......................      37,913      14,788       (14,788)(b)           --           37,913
Accrued expenses........................      88,577      13,845       (13,845)(b)           --           88,577
Accrued income taxes....................      41,587          --            --               --           41,587
                                          ----------   ---------     ---------       ----------       ----------
         Total current liabilities......     312,898      79,993       (79,993)          (6,465)         306,433
Long-term debt..........................       9,021          --            --          750,000(g)       750,000
                                                                                         (9,021)(k)
Due to affiliates.......................          --     124,294      (124,294)(b)           --               --
Senior and senior subordinated notes....     625,000          --            --               --          625,000
Convertible subordinated notes..........      53,435          --            --          258,750(h)       312,185
Other noncurrent liabilities............      16,994      45,122       (45,122)(b)           --           16,994
                                          ----------   ---------     ---------       ----------       ----------
         Total liabilities..............   1,017,348     249,409      (249,409)         993,264        2,010,612
                                          ----------   ---------     ---------       ----------       ----------
Stockholders' equity:
  Common stock..........................         131          --            --               21(i)           152
  Warrants to purchase common stock.....          --          --            --           35,000(i)        35,000
  Additional paid-in capital............     551,964          --            --          374,979(i)       926,943
  Receivable from stockholders..........      (3,276)         --            --               --           (3,276)
  Retained earnings.....................     189,733          --            --               --          189,733
  Unrealized losses.....................        (811)         --            --               --             (811)
  Net assets (liabilities)..............          --     524,342      (524,342)(b)           --               --
                                          ----------   ---------     ---------       ----------       ----------
         Total stockholders' equity.....     737,741     524,342      (524,342)         410,000        1,147,741
                                          ----------   ---------     ---------       ----------       ----------
         Total liabilities and
           stockholders' equity.........  $1,755,089   $ 773,751     $(773,751)      $1,403,264       $3,158,353
                                          ==========   =========     =========       ==========       ==========

---------------
(a) Represents net cash to be used to acquire K1, K2 and K3, to make the additional investment in ASI and to pay transaction fees and expenses.

(b) Represents the elimination of those assets and liabilities of K1, K2 and K3 that we will not acquire or assume as part of our proposed acquisition of K1, K2 and K3.

(c) Represents the excess of the fair value over the book value of the property, plant and equipment acquired.

(d) Represents the excess of the purchase price for K1, K2 and K3 over the estimated fair values of the net assets acquired.

(e) Represents the repurchase of accounts receivable to retire our accounts receivable sales agreement.

(f) Represents transaction fees and expenses, which have been recorded as deferred financing costs and will be amortized over the debt's term.

(g) Represents the financing of the transactions with $750.0 million of new secured bank debt.

(h) Represents the issuance of $258.75 million of Convertible Notes.

(i) Represents the issuance of 20,500,000 shares of common stock we intend to issue in a private equity offering and the fair value of the related warrants to purchase 3,895,000 shares of common stock at $27.50 per share.

(j)  Represents our additional $459.0 million investment in ASI.

(k)  Represents the paydown of existing debt.

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                                    PRO FORMA
                                                                                   ADJUSTMENTS
                                                                                       FOR
                                                                                   ACQUISITION
                                                       PRO FORMA                    OF K1, K2
                                                       ADJUSTMENT                    AND K3
                                                          FOR           K1, K2       AND OUR         PRO FORMA
                              AMKOR          K4       ACQUISITION       AND K3     INVESTMENT     ADJUSTMENTS FOR      PRO FORMA
                            HISTORICAL   HISTORICAL      OF K4        HISTORICAL     IN ASI      RELATED FINANCINGS   AS ADJUSTED
                            ----------   ----------   ------------    ----------   -----------   ------------------   -----------
                                                                       (IN THOUSANDS)
Net revenues..............  $1,909,972    $ 42,582      $(39,353)(a)   $435,659     $(407,751)(a)      $     --       $1,941,109
Cost of
 revenues -- including
 purchases from ASI.......   1,577,226      30,725       (39,353)(a)    289,233      (407,751)(a)            --        1,472,235
                                                          10,751(b)                    51,881(b)            --
                                                          (4,792)(c)                  (35,685)(c)            --
                            ----------    --------      --------       --------     ---------         --------        ----------
   Gross profit...........     332,746      11,857        (5,959)       146,426       (16,196)              --           468,874
                            ----------    --------      --------       --------     ---------         --------        ----------
Operating expenses:
 Selling, general and
   administrative.........     145,233       2,344            --         16,120            --               --           163,697
 Research and
   development............      11,436         536            --          3,383            --               --            15,355
                            ----------    --------      --------       --------     ---------         --------        ----------
     Total operating
       expenses...........     156,669       2,880            --         19,503            --               --           179,052
                            ----------    --------      --------       --------     ---------         --------        ----------
   Operating income.......     176,077       8,977        (5,959)       126,923       (16,196)              --           289,822
                            ----------    --------      --------       --------     ---------         --------        ----------
Other (income) expense:
 Interest expense, net....      45,364      24,492        (1,319)(d)    (19,091)       19,091(d)        85,810(g)        159,939
                                    --          --            --             --            --            1,733(h)             --
                                                                                                         5,408(h)             --
                                                                                                        (1,549)(h)            --
 Foreign currency (gain)
   loss...................         308     (16,665)       16,665(d)        (582)          582(d)            --               308
 Other (income) expense,
   net....................      25,117         113            --          1,449            --           (4,280)(i)        22,399
                            ----------    --------      --------       --------     ---------         --------        ----------
     Total other (income)
       expense............      70,789       7,940        15,346        (18,224)       19,673           87,122           182,646
                            ----------    --------      --------       --------     ---------         --------        ----------
   Income (loss) before
     income taxes and
     equity in loss of
     investees............     105,288       1,037       (21,305)       145,147       (35,869)         (87,122)          107,176
Provision for (benefit
 from) income taxes.......      26,600          --        (5,937)(e)     46,376       (46,376)(f)        (1,125)          19,538
Equity in loss of
 investees................      (1,969)         --            --             --       (69,971)(j)            --          (71,940)
                            ----------    --------      --------       --------     ---------         --------        ----------
   Net income.............  $   76,719    $  1,037      $(15,368)      $ 98,771     $ (59,464)        $(85,997)       $   15,698
                            ==========    ========      ========       ========     =========         ========        ==========
Basic net income per
 common share.............  $      .64                                                                                $      .11
                            ==========                                                                                ==========
Diluted net income per
 common share.............  $      .63                                                                                $      .11
                            ==========                                                                                ==========
Shares used in computing
 basic net income per
 common share(k)..........     119,341                                                                                   139,841
Shares used in computing
 diluted net income per
 common share(k)..........     135,067                                                                                   141,339

---------------
(a) We have eliminated the processing charges that we have paid to ASI for services performed for us at the K4 and the K1, K2 and K3 facilities under our supply agreements. Because we currently sell substantially all of K4's and K1, K2 and K3's services, the net revenue from the sale of these services to our customers is already reflected in our historical net revenues.

(b) Represents the amortization of goodwill related to our acquisition of K4 and our proposed acquisition of K1, K2 and K3, assuming a ten-year life.

(c) Represents change in depreciation expense based on adjusted book values of acquired property, plant and equipment of K4 and of K1, K2 and K3.

(d) Represents the elimination of interest expense and foreign currency losses related to the debt of K4 and of K1, K2 and K3 which we have not assumed as part of the acquisition of K4 and will not assume as part of our acquisition of K1, K2 and K3. As it relates to the acquisition of K4, interest expense, net includes (1) interest expense of $22.2 million on $625.0 million of senior and senior subordinated notes at an assumed weighted average interest rate of 9.65%, (2) $1.0 million of amortization of debt issuance costs, which are amortized over the life of the respective debt, and (3) net of $24.5 million of the K4 interest eliminated.

(e) Represents an income tax benefit due to the pro forma adjustments for interest expense.

(f) Represents the elimination of income tax expenses at K1, K2 and K3 due to the fact that profits of K1, K2 and K3 will be subject to a tax holiday in Korea.

(g) Represents (1) interest expense on $750.0 million of new secured bank debt and on $258.75 million of Convertible Notes at an assumed weighted average interest rate of 8.17% and (2) $6 million of amortization of debt issuance costs, which are amortized over the life of the respective debt.

(h) Represents interest on funds used to finance our $41.6 million investment in ASI made in October 1999 and cash used to repurchase accounts receivable of $71.5 million and to fund transaction costs and expenses net of interest savings as a result of the pay down of $15.5 million of our existing debt.

(i) Represents fees paid by us under our accounts receivable sale agreement.

(j) Represents our equity in the loss of ASI, including $51.5 million of amortization of the difference between the cost of our investment over the underlying equity in net assets of ASI, assuming that the investment occurred on January 1, 1999.

(k) Shares used in computing basic pro forma as adjusted net income per common share for the year ended December 31, 1999 give effect to the issuance of 20,500,000 shares of common stock we intend to issue in a private equity offering. Shares used in computing the diluted pro forma as adjusted net income per common share for the year ended December 31, 1999 give effect to the issuance of 20,500,000 shares of common stock we intend to issue in a private equity offering and the exercise of outstanding stock options. On a pro forma as adjusted basis, the conversion of convertible subordinated notes is not dilutive.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF AMKOR

     We have derived the selected historical consolidated financial data presented below for, and as of the end of, each of the years in the five-year period ended December 31, 1999 from our consolidated financial statements. Arthur Andersen LLP, independent public accountants, has audited the consolidated financial statements as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999. Their report on these consolidated financial statements, together with such consolidated financial statements and the notes thereto, are included elsewhere in this Consent Solicitation. We have derived the selected consolidated financial data presented below as of December 31, 1995, 1996 and 1997 and for the years ended December 31, 1995 and 1996 from audited consolidated financial statements which are not presented in this Consent Solicitation. You should read the selected consolidated financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes, included elsewhere in this Consent Solicitation.

                                                                                 YEAR ENDED DECEMBER 31,
                                                              -------------------------------------------------------------
                                                                1995        1996         1997         1998         1999
                                                              --------   ----------   ----------   ----------   -----------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Net revenues..............................................  $932,382   $1,171,001   $1,455,761   $1,567,983   $ 1,909,972
  Cost of revenues -- including purchases from ASI..........   783,335    1,022,078    1,242,669    1,307,150     1,577,226
                                                              --------   ----------   ----------   ----------   -----------
  Gross profit..............................................   149,047      148,923      213,092      260,833       332,746
                                                              --------   ----------   ----------   ----------   -----------
  Operating expenses:
    Selling, general and administrative.....................    55,459       66,625      103,726      119,846       145,233
    Research and development................................     8,733       10,930        8,525        8,251        11,436
                                                              --------   ----------   ----------   ----------   -----------
        Total operating expenses............................    64,192       77,555      112,251      128,097       156,669
                                                              --------   ----------   ----------   ----------   -----------
  Operating income..........................................    84,855       71,368      100,841      132,736       176,077
                                                              --------   ----------   ----------   ----------   -----------
  Other (income) expense:
    Interest expense, net...................................     9,797       22,245       32,241       18,005        45,364
    Foreign currency (gain) loss............................     1,512        2,961         (835)       4,493           308
    Other (income) expense, net(a)..........................     6,523        3,150        8,429        9,503        25,117
                                                              --------   ----------   ----------   ----------   -----------
        Total other (income) expense........................    17,832       28,356       39,835       32,001        70,789
                                                              --------   ----------   ----------   ----------   -----------
  Income before income taxes, equity in income (loss) of
    investees and minority interest.........................    67,023       43,012       61,006      100,735       105,288
  Provision for income taxes(b).............................     6,384        7,876        7,078       24,716        26,600
  Equity in income (loss) of interests(c)...................     2,808       (1,266)     (17,291)          --        (1,969)
  Minority interest(d)......................................     1,515          948       (6,644)         559            --
                                                              --------   ----------   ----------   ----------   -----------
  Net income(b).............................................  $ 61,932   $   32,922   $   43,281   $   75,460   $    76,719
                                                              ========   ==========   ==========   ==========   ===========
  Basic net income per common share.........................  $    .75   $      .40   $      .52   $      .71           .64
                                                              ========   ==========   ==========   ==========   ===========
  Diluted net income per common share.......................  $    .75   $      .40   $      .52   $      .70           .63
                                                              ========   ==========   ==========   ==========   ===========
Pro Forma Data (Unaudited)(b):
  Historical income before income taxes, equity in income
    (loss) of ASI and minority interest.....................  $ 67,023   $   43,012   $   61,006   $  100,735
  Pro forma provision for income taxes......................    16,784       10,776       10,691       29,216
                                                              --------   ----------   ----------   ----------
  Pro forma income before equity in income (loss) of
    investees and minority interest.........................    50,239       32,236       50,315       71,519
  Historical equity in income (loss)of investees(c).........     2,808       (1,266)     (17,291)          --
  Historical minority interest..............................     1,515          948       (6,644)         599
                                                              --------   ----------   ----------   ----------
  Pro forma net income......................................  $ 51,532   $   30,022   $   39,668   $   70,960
                                                              ========   ==========   ==========   ==========
  Basic pro forma net income per common share...............  $    .62   $      .36   $      .48   $      .67
                                                              ========   ==========   ==========   ==========
  Diluted pro forma net income per common share.............  $    .62   $      .36   $      .48   $      .66
                                                              ========   ==========   ==========   ==========

                                                                                 YEAR ENDED DECEMBER 31,
                                                              -------------------------------------------------------------
                                                                1995        1996         1997         1998         1999
                                                              --------   ----------   ----------   ----------   -----------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
  Shares used in computing basic pro forma net income per
    common share............................................    82,610       82,610       82,610      106,221       119,341
  Shares used in computing pro forma diluted net income per
    common share............................................    82,610       82,610       82,610      116,596       135,067
OTHER FINANCIAL DATA:
  Depreciation and amortization.............................  $ 26,614   $   57,825   $   81,864   $  119,239   $   180,332
  Capital expenditures......................................   123,645      185,112      178,990      107,889       242,390
  Ratio of earnings to fixed charges(e).....................      4.6x         2.4x         2.5x         4.4x          2.6x

                                                                                    DECEMBER 31,
                                                              --------------------------------------------------------
                                                                1995       1996       1997        1998         1999
                                                              --------   --------   --------   ----------   ----------
                                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $ 91,151   $ 49,664   $ 90,917   $  227,587   $   98,045
Short term investments......................................         0        881      2,521        1,000      136,595
Working capital (deficit)...................................   111,192     36,785    (38,219)     191,383      194,352
Total assets................................................   626,379    804,864    855,592    1,003,597    1,755,089
Total long-term debt........................................   326,422    402,338    346,710      221,846      687,456
Total debt, including short-term borrowings and current
  portion of long-term debt.................................   411,542    594,151    514,027      260,503      693,921
Stockholders' equity........................................    45,289     45,812     90,875      490,361      737,741

---------------
(a) In 1999 we recognized a pre-tax loss of $17.4 million as a result of the early conversion of $153.6 million principal amount of our 5 3/4% convertible subordinate notes due 2003.

(b) Prior to our reorganization in April 1998, our predecessor, AEI, elected to be taxed as an S Corporation under the Internal Revenue Code of 1986 and comparable state tax laws. As a result AEI did not recognize any provision for federal income tax expense during the periods presented. The pro forma provision for income taxes reflects the U.S. federal income taxes that would have been recorded if AEI had been a C Corporation during these periods.

(c) In 1997, we recognized a loss of $17.3 million resulting principally from the impairment of value of our prior investment in ASI, which we sold in February, 1998.

(d) Represents ASI's 40% interest in the earnings of Amkor/Anam Pilipinas, Inc. ("AAP"), one of our subsidiaries in the Philippines. We purchased ASI's interest in AAP with a portion of the proceeds from our initial public offering in May 1998.

(e) We have calculated the ratio of earnings to fixed charges by dividing (1) the sum of (x) income (loss) before income taxes, equity in income (loss) of investees and minority interest plus (y) fixed charges by (2) fixed charges. Fixed charges consist of interest expense plus one-third of rental expense. We believe that one-third of rental expense is representative of the interest factor of rental payments under our operating leases.

              SELECTED HISTORICAL FINANCIAL DATA OF K1, K2 AND K3

     The following table sets forth selected historical income statement and other financial data of K1, K2 and K3 determined in accordance with U.S. GAAP. We have derived the selected financial data of K1, K2 and K3 presented below for each of the years in the three-year period ended December 31, 1999 and as of the end of each of the years in the three-year period ended December 31, 1999, from the financial statements of K1, K2 and K3. Samil Accounting Corporation, independent public accountants, has audited the financial statements as of December 31, 1997, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999. Their report on the financial statements as of December 31, 1998 and 1999 and for each of the years in the three year period ended December 31, 1999, together with such audited financial statements and the related notes, are included elsewhere in this Consent Solicitation under the title "Seongsu, Pucheon and Pupyong Packaging Business of Anam Semiconductor, Inc."

     You should read the following table in conjunction with the financial statements of K1, K2 and K3 and the related notes, included elsewhere in this Consent Solicitation.

                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              1997         1998        1999
                                                            ---------    --------    --------
                                                                     (IN THOUSANDS)
INCOME STATEMENT DATA:
Net revenues(a)...........................................  $ 599,575    $409,929    $435,659
Cost of revenues..........................................    408,435     283,995     289,233
                                                            ---------    --------    --------
Gross profit..............................................    191,140     125,934     146,426
                                                            ---------    --------    --------
Operating expenses:
  Selling, general and administrative.....................     45,850      34,567      16,120
  Research and development................................      1,894       1,267       3,383
                                                            ---------    --------    --------
          Total operating expenses........................     47,744      35,834      19,503
                                                            ---------    --------    --------
Operating income..........................................    143,396      90,100     126,923
                                                            ---------    --------    --------
Other (income) expense:
  Interest expense (income), net(b).......................      5,508      15,882     (19,091)
  Foreign currency (gain) loss(c).........................     70,470      (2,396)       (582)
  Other (income) expense, net.............................     (4,987)     (7,541)      1,449
                                                            ---------    --------    --------
          Total other (income) expense....................     70,991       5,945     (18,224)
                                                            ---------    --------    --------
Income before income taxes................................     72,405      84,155     145,147
Provision for (benefit from) income taxes.................    (50,452)     30,289      46,376
                                                            ---------    --------    --------
Net income................................................  $ 122,857    $ 53,866    $ 98,771
                                                            =========    ========    ========
OTHER FINANCIAL DATA:
Depreciation and amortization.............................  $ 116,534    $137,181    $133,452
Capital expenditures......................................    145,642      24,345      39,281

                                                                      DECEMBER 31,
                                                            ---------------------------------
                                                              1997         1998        1999
                                                            ---------    --------    --------
                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit).................................  $(151,903)   $  6,485    $242,488
Total assets..............................................    830,633     661,471     773,751
Long-term debt............................................    181,214     160,032     124,294
Total debt, including short-term borrowings and current
  maturities of long-term debt............................    341,203     197,285     139,082
Net assets................................................    317,698     365,325     524,342

---------------
(a) Substantially all of K1, K2 and K3's net revenues represent processing charges that we have paid to K1, K2 and K3 for services performed under our supply agreements. Because we currently sell substantially all of K1, K2 and K3's services, the net revenues from the sale of K1, K2 and K3 services to our customers are already reflected in our historical net revenues.

(b) Represents interest expense (income), net on debt of ASI attributable to K1, K2 and K3's business, based on assumptions deemed reasonable by ASI's management.

(c) The foreign currency gain in 1997 and foreign currency loss in 1998 are primarily attributable to the effects of fluctuations in the Korean won relative to the U.S. dollar on Korean won denominated debt and on foreign currency forward contracts.

                   SELECTED HISTORICAL FINANCIAL DATA OF ASI

     The following table sets forth the selected historical consolidated financial data of ASI determined in accordance with U.S. GAAP. We have derived the selected financial data of ASI presented below for each of the years in the three-year period ended December 31, 1999 and as of the end of each of the years in the three-year period ended December 31, 1999, from the consolidated financial statements of ASI. Samil Accounting Corporation, independent public accountants, has audited the consolidated financial statements of ASI as of December 31, 1997, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999. Their report on the consolidated financial statements as of December 31, 1998 and 1999 and for each of the years in the three year period ended December 31, 1999, together with such audited consolidated financial statements and the related notes, are included elsewhere in this Consent Solicitation.

     The selected income statement data of ASI appearing below, as well as ASI's consolidated income statements included in this Consent Solicitation, present the packaging and test business of ASI on a discontinued operations basis to reflect the sale of K4 and the proposed sale of K1, K2 and K3 to our company.

     You should read the following table in conjunction with the consolidated financial statements of ASI and the related notes, included elsewhere in this Consent Solicitation.

                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1997          1998          1999
                                                         ----------    ----------    ----------
                                                                     (IN THOUSANDS)
INCOME STATEMENT DATA:
Net revenues(a)......................................    $  406,937    $  221,098    $  285,925
Cost of revenues(b)..................................       314,666       230,478       239,632
                                                         ----------    ----------    ----------
Gross profit (loss)..................................        92,271        (9,380)       46,293
                                                         ----------    ----------    ----------
Operating expenses:
  Selling, general and administrative................        84,564        27,328        25,168
  Impairment of long-lived assets(c).................        15,942       273,937            --
  Research and development...........................            --         2,064            87
                                                         ----------    ----------    ----------
          Total operating expenses...................       100,506       303,329        25,255
                                                         ----------    ----------    ----------
Operating income (loss)..............................        (8,235)     (312,709)       21,038
                                                         ----------    ----------    ----------
Other (income) expense:
  Interest expense, net..............................       123,781       207,084       179,413
  Foreign currency (gain) loss(d)....................      (159,897)      142,605        33,198
  Impairment loss on loans to affiliates(e)..........            --       122,188        22,646
  Guarantee obligation loss(f).......................            --        97,344            --
  Loss on valuation of inventories...................           543        15,140         2,041
  Loss (gain) from disposal of investments...........        (4,972)      (23,082)          601
  Other (income) expense, net........................         4,598        12,808       (24,889)
                                                         ----------    ----------    ----------
          Total other (income) expense...............       (35,947)      574,087       213,010
                                                         ----------    ----------    ----------
Income (loss) from continuing operations before
  income taxes, equity in loss of affiliates and
  minority interest..................................        27,712      (886,796)     (191,972)
Equity in loss of unconsolidated affiliates..........       (18,137)      (66,792)      (31,787)
Minority Interest....................................        (1,720)       (2,035)           --
                                                         ----------    ----------    ----------
Income (loss) from continuing operations before
  income taxes.......................................         7,855      (955,623)     (223,759)
Provision (benefit) for income taxes.................       109,894         1,542       (54,000)
                                                         ----------    ----------    ----------
Income (loss) from continuing operations.............      (102,039)     (957,165)     (169,759)
Discontinued Operations:
  Income from discontinued packaging and test
     operations (net of income taxes of $0, $0,
     $12,408)(g).....................................       143,469       109,632       130,064
  Gain on sale of K4 (net of income taxes of $0, $0,
     $14,268)........................................            --            --       149,560
                                                         ----------    ----------    ----------
Net income (loss)....................................    $   41,430    $ (847,533)   $  109,865
                                                         ==========    ==========    ==========

                                                                      DECEMBER 31,
                                                         --------------------------------------
                                                            1997          1998          1999
                                                         ----------    ----------    ----------
                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit)............................    $ (984,190)   $ (221,798)   $   10,081
Total assets.........................................     2,922,114     1,878,950     1,487,469
Long-term debt.......................................     1,096,398     1,892,428     1,304,765
Total debt, including short-term borrowings and
  current maturities of long-term debt...............     2,336,674     2,134,494     1,447,975
Net assets (liabilities).............................       248,795      (615,806)     (297,750)

---------------
(a) In 1997, ASI's revenues included approximately $232.6 million from construction services related to Anam Engineering and Construction Co., Ltd. ("Anam Construction"). Anam Construction became insolvent in 1998 and filed for corporate reorganization. Consequently, ASI deconsolidated Anam Construction starting in 1998. Revenues related to CMOS wafers manufactured by ASI were $97.1 million in 1998 and $264.2 million in 1999. Remaining revenues in 1998 related principally to Anam Instruments Co., Ltd., which was accounted for using the equity method in 1999 as a result of a decrease in ASI's ownership percentage.

(b) In January 1998, ASI commenced commercial operations in its wafer fabrication facility and ramped up operations during that year. As a result, ASI was not able to fully absorb its fixed manufacturing costs and realized a $38.9 million loss at the gross profit line.

(c) ASI recognized an impairment loss of $273.9 million related to the wafer fabrication facility in 1998.

(d) The foreign currency gain in 1997 and loss in 1998 are primarily attributable to the effects of fluctuations in the Korean won relative to the U.S. dollar on Korean won denominated debt and on foreign currency forward contracts.

(e) In 1998 ASI determined that several affiliated companies facing financial difficulties would not be able to satisfy their obligations to ASI and an impairment loss was recognized in the amount of $122.2 million and $22.6 million in 1998 and 1999, respectively.

(f) In 1998 ASI recognized a loss related to guarantees provided to affiliated companies in the amount of $97.3 million.

(g) Represents income from discontinued packaging and test operations (K4 and K1, K2 and K3).

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF ASI

     The unaudited pro forma consolidated balance sheet of ASI as of December 31, 1999 appearing below gives effect to the following proposed transactions as if they had occurred on December 31, 1999:

     - ASI's proposed sale of K1, K2 and K3 for $950.0 million;

     - our proposed $459.0 million equity investment in ASI;

     - ASI's use of the net proceeds from its proposed sale of K1, K2 and K3 and our proposed investment, principally to repay outstanding debt; and
     - the proposed conversion of W150 billion (approximately $132 million at the exchange rate in effect as of December 31, 1999) of ASI's debt to equity by ASI's creditor banks.

     The unaudited pro forma consolidated income statement of ASI for the year ended December 31, 1999 appearing below gives effect to the above proposed and the following historical transactions as if they had occurred on January 1, 1999 using the exchange rate as of that date:

     - ASI's sale of K4 to our company in May 1999 for $582.0 million;
     - our W50 billion (approximately $41.6 million) equity investment in ASI in October 1999;
     - the conversion of W98 billion (approximately $82 million) of ASI's debt into equity by ASI's creditor banks in October 1999; and

     - ASI's use of the net proceeds from its sale of K4, principally to repay outstanding debt.

     The unaudited pro forma consolidated financial information of ASI appearing below is not necessarily indicative of the results of operations and financial condition that ASI would have achieved if the completed and proposed transactions described above had actually been consummated on such dates, nor are they necessarily indicative of the future results and financial condition ASI will achieve if the proposed transactions are consummated. In addition, while ASI expects that the proposed transactions described above will be consummated on the terms described in this Consent Solicitation, these transactions may not be consummated on those terms, or at all. Accordingly, ASI's future results and financial condition could vary significantly from the unaudited pro forma consolidated financial information appearing below.

     The unaudited pro forma consolidated financial information of ASI appearing below is based on financial statements prepared in accordance with U.S. GAAP. These principles require the extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     You should read the unaudited pro forma consolidated financial information of ASI in conjunction with "Risk Factors -- Uncertainty Regarding Our Proposed Transactions with ASI," "Our Acquisition of ASI's Packaging and Test Business and Investment in ASI," ASI's consolidated financial statements and the related notes and the financial statements of K1, K2 and K3 and the related notes, included elsewhere in this Consent Solicitation.

            UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT OF ASI
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                       ASI         PRO FORMA        PRO FORMA
                                                   HISTORICAL     ADJUSTMENTS      AS ADJUSTED
                                                   -----------    -----------      ------------
INCOME STATEMENT DATA:
Sales............................................  $   285,925    $                $    285,925
Cost of sales....................................      239,632                          239,632
                                                   -----------    -----------      ------------
Gross profit.....................................       46,293             --            46,293
                                                   -----------    -----------      ------------
Operating expenses
  Research and development.......................           87                               87
  Provision for doubtful accounts................          901                              901
  Selling and administrative expenses............       24,267                           24,267
                                                   -----------    -----------      ------------
          Total operating expenses...............       25,255             --            25,255
                                                   -----------    -----------      ------------
Operating income.................................       21,038             --            21,038
                                                   -----------    -----------      ------------
Other (income) expense
  Interest income................................       (5,902)                          (5,902)
  Interest expense...............................      185,315       (150,657)(a)        34,658
  Foreign currency (gains) loss..................       33,198        (25,972)(b)         7,226
  Loss (gain) from disposal of investments.......          601                              601
  Loss on valuation of inventories...............        2,041                            2,041
  Impairment loss on loans to affiliates.........       22,646                           22,646
  Other, net.....................................      (24,889)                         (24,889)
                                                   -----------    -----------      ------------
          Total other (income) expense...........      213,010       (176,629)           36,381
                                                   -----------    -----------      ------------
Income (loss) from continuing operations before
  income taxes, equity in loss of affiliates.....     (191,972)       176,629           (15,343)
Equity in loss of unconsolidated affiliates......       31,787             --            31,787
                                                   -----------    -----------      ------------
Income (loss) from continuing operations before
  income taxes...................................     (223,759)       176,629           (47,130)
Provision (benefit) for income taxes.............      (54,000)        54,402(c)            402
                                                   -----------    -----------      ------------
Income (loss) from continuing operations.........  $  (169,759)   $   122,227      $    (47,532)
                                                   ===========    ===========      ============
PER SHARE DATA:
  Basic income (loss) from continuing operations
     per common share............................  $     (5.82)                    $      (0.43)
                                                   ===========    ===========      ============
  Diluted income (loss) from continuing operation
     per common share............................  $     (5.82)                    $      (0.43)
                                                   ===========    ===========      ============
  Shares used in computing basic net income
     (loss) per common share.....................   29,208,739     81,007,520(d)    110,216,259
                                                   ===========    ===========      ============
  Shares used in computing diluted net income
     (loss) per common share.....................   32,444,636     81,007,520(d)    113,452,206
                                                   ===========    ===========      ============

---------------
(a) Represents the elimination of interest expense related to debt which was assumed to be paid off and the conversion of debt to equity as follows:

  Conversion of debt to equity in October 1999..............  $   82,200
  Net cash proceeds from sale of K4 used for debt payment in
     May 1999...............................................     520,100
  Proposed conversion of debt to equity by ASI's creditor
     banks..................................................     125,400
  Portion of proposed equity investment by Amkor to be used
     to repay debt..........................................     309,000
  Net cash proceeds from the proposed sale of K1, K2 and K3
     available for debt payment.............................     650,000
                                                              ----------
          Total debt assumed to be paid on January 1,
           1999.............................................  $1,686,700
                                                              ==========

(b) Represents the elimination of foreign currency (gain) loss related to won currency debt which is assumed to be paid off.

(c) Represents income tax expense due to the pro forma adjustments.

(d) Represents adjustments for the number of common shares as follows:

Proposed equity investment by Amkor.........................  37,708,974
Proposed debt to equity conversion by creditor banks........  18,750,000
Increase in the number of shares related to Amkor's equity
  investment in October 1999................................   8,273,973
Increase in the number of shares related to debt to equity
  conversion in October 1999................................  16,274,573
                                                              ----------
          Total number of shares adjusted...................  81,007,520
                                                              ==========

             UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF ASI
                            AS OF DECEMBER 31, 1999

                                                         ASI         PRO FORMA        PRO FORMA
                                                      HISTORICAL    ADJUSTMENTS      AS ADJUSTED
                                                      ----------    -----------      -----------
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Current assets:
  Cash and cash equivalents.........................  $   56,469    $   184,900(a)   $  241,369
  Restricted cash...................................      41,086         (2,881)(b)      38,205
  Bank deposits.....................................     105,414                        105,414
  Accounts and notes receivable
     Trade, net of allowance for doubtful
       accounts.....................................       3,416                          3,416
     Due from affiliates, net of allowance for
       doubtful accounts............................      29,377                         29,377
     Other..........................................      22,797                         22,797
  Short-term loans to affiliates, net...............       4,464                          4,464
  Inventories.......................................      41,949         (7,984)(b)      33,965
  Other current assets..............................       6,894                          6,894
                                                      ----------    -----------      ----------
          Total current assets......................     311,866        174,035         485,901
Non-current bank deposits...........................         204                            204
Restricted cash.....................................          73                             73
Investments
  Available for sale................................      28,128                         28,128
  Affiliated companies..............................      18,550                         18,550
Long-term receivables
  Due from affiliate................................         250                            250
  Others............................................       2,906                          2,906
Property, plant and equipment, less accumulated
  depreciation......................................   1,037,935       (398,932)(b)     639,003
Deferred tax asset-noncurrent.......................      53,212                         53,212
Other assets........................................      34,345         (5,690)(b)      28,655
                                                      ----------    -----------      ----------
          Total assets..............................  $1,487,469    $  (230,587)     $1,256,882
                                                      ==========    ===========      ==========
Current liabilities:
  Short-term borrowings.............................  $   69,328    $                $   69,328
  Current portion of long-term debt.................      73,882        (73,882)(d)          --
  Trade accounts and notes payable..................      48,902                         48,902
  Other accounts payable............................      77,141                         77,141
  Accrued expenses..................................       3,850                          3,850
  Forward contract liability........................      15,364                         15,364
  Other current liabilities.........................      13,318                         13,318
                                                      ----------    -----------      ----------
          Total current liabilities.................     301,785        (73,882)        227,903
Long-term debt, net of current portion and discounts
  on debentures.....................................     875,175       (606,911)(d)     268,264
Long-term obligations under capital leases, net of
  current portion...................................     429,590       (410,207)(d)      19,383
Accrued severance benefits, net.....................      48,757        (45,100)(c)       3,657
Liability for loss contingency......................     129,912       (117,000)(e)      12,912
Other long-term liabilities.........................          --                             --
                                                      ----------    -----------      ----------
          Total liabilities.........................   1,785,219     (1,253,100)        532,119
                                                      ----------    -----------      ----------
          Total stockholders' equity................    (297,750)     1,022,513(f)      724,763
                                                      ----------    -----------      ----------
          Total liabilities and stockholders'
            equity..................................  $1,487,469    $  (230,587)     $1,256,882
                                                      ==========    ===========      ==========

---------------

(a) Represents the amount to be used for purposes other than the repayment of debt (see note (d) below).

(b)  Represents the assets of K1, K2 and K3 to be sold.

(c)  Represents severance benefits to be paid upon sale of K1, K2 and K3.

(d) Represents payment of debt and the proposed conversion of debt to equity as follows:

Proposed conversion of debt to equity by ASI's creditor
  banks.....................................................  $  132,000
Portion of proposed equity investment by Amkor to be used to
  repay debt................................................     309,000
Net cash proceeds from the proposed sale of K1, K2 and K3
  available for debt payment................................     650,000(*)
                                                              ----------
          Total debt assumed to be paid on December 31,
            1999............................................  $1,091,000
                                                              ==========

(*) Proposed sale price.....................................  $ 950,000
     Less:
     -  Related taxes.......................................   (103,000)
     -  Severance payment...................................    (45,100)
     -  Payment for guarantee obligation (see (e) below)....   (117,000)
     -  Other operational needs.............................    (34,900)
                                                              ---------
                                                              $ 650,000
                                                              =========

(e) Represents the amount to be used for the payment to eliminate guarantee obligations provided for Anam Construction and Anam Electronics Co., Ltd.

(f) Represents the proposed conversion of approximately $132 million of ASI's debt to equity by ASI's creditor banks, our proposed $459.0 million equity investment in ASI and a remainder, which is principally comprised of gain on the proposed sale of K1, K2 and K3, net of related tax expense.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements within the meaning of the federal securities laws, including statements regarding: (1) the anticipated growth in the market for our products, (2) our anticipated capital expenditures and financing needs, (3) our expected capacity utilization rates,
(4) our belief as to our future operating performance, (5) future won/dollar exchange rates, (6) our proposed acquisition of K1, K2 and K3 and our proposed investment in ASI, including the financing of these transactions, (7) the future of our relationship with ASI and (8) other matters that are not historical facts. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the following discussion as well as in "Risk Factors." The following discussion provides information and analysis of our results of operations for the three years ended December 31, 1999 and our liquidity and capital resources. You should read the following discussion in conjunction with "Selected Historical Consolidated Financial Data of Amkor" and our consolidated financial statements and the related notes, included elsewhere in this Consent Solicitation.

OVERVIEW

     From 1995 to 1999, our net revenues increased from $932.4 million to $1,910.0 million. We generate revenues primarily from the sale of semiconductor packaging and test services. Historically we performed these services at our three factories in the Philippines and subcontracted for additional services with ASI which operated four packaging and test facilities in Korea. In May 1999, we acquired K4, one of ASI's packaging and test facilities, and we intend to acquire ASI's remaining packaging and test facilities, K1, K2, and K3 during the second quarter of 2000. Since 1998, we have also generated revenue by marketing the wafer fabrication services performed by the wafer fabrication facility owned by ASI. If we complete our proposed acquisition of K1, K2 and K3, we will no longer depend upon ASI for packaging or test services, but we will continue to market ASI's wafer fabrication services.

     Historically, prices for our packaging and test services and wafer fabrication services have declined over time. Beginning in 1997, a worldwide slowdown in demand for semiconductor devices led to excess capacity and increased competition. As a result, price declines in 1998 accelerated. From 1996 through 1999, we were able to partially offset the effect of price declines by successfully developing and marketing new packages with higher prices, such as advanced leadframe and laminate packages. We cannot assure you that we will be able to offset any such price declines in the future. In addition, beginning in the third quarter of 1999, demand for packaging and test services increased significantly, which reduced the decline in average selling prices.

     We depend on a small group of customers for a substantial portion of our revenues. In 1997, 1998 and 1999, we derived 40.1%, 35.3% and 30.6%, respectively, of our net revenues from sales to five packaging and test customers, with 23.4%, 20.6% and 14.1% of our net revenues, respectively, derived from sales to Intel Corporation. In addition, during 1998 and 1999, we derived 7.4% and 15.3%, respectively, of our net revenues from wafer fabrication services, and we derived substantially all of these revenues from Texas Instruments.

     Historically, our cost of revenues has consisted principally of: (1) service charges paid to ASI for packaging and test services performed for us,
(2) costs of materials and (3) labor and other costs at our factories in the Philippines and at K4 after our acquisition of that factory in May 1999. Service charges paid to ASI and our gross margins on sales of services performed by ASI have been set in accordance with our supply agreements with ASI, which provide for periodic pricing adjustments based on changes in forecasted demand, product mix, capacity utilization and fluctuations in exchange rates, as well as our mutual long-term strategic interests. Fluctuations in service charges we pay to ASI have historically had a significant effect on our gross margins. In addition, our gross margins on sales of services performed by ASI have generally been lower than our gross margins on sales of services performed by our factories in the Philippines, but we have not borne any of ASI's fixed costs. If we complete our proposed acquisition of

K1, K2 and K3 from ASI, we will bear all of the costs associated with these factories, but we will no longer pay service charges to ASI for packaging and test services. We will continue to incur costs of direct materials used in packages that we produce for our customers. Because a portion of our costs at our factories in the Philippines and Korea will remain fixed, increases or decreases in capacity utilization rates may continue to have a significant effect on our gross profit. The unit cost of packaging and test services generally decreases as fixed charges, such as depreciation expense on our equipment, are allocated over a larger number of units produced.

     In order to meet customer demand for our laminate packages, we have made significant investments to expand our capacity in the Philippines. In connection with our newest factory in the Philippines, P3, in 1996 we expensed $15.5 million of pre-operating and start-up costs and in the first six months of 1997 we incurred $16.6 million of initial operating losses. This factory operated at substantially less than full capacity during these periods while our customers were completing qualification procedures for the production of laminate packages at this factory. During the last six months of 1997 and in 1998 and in 1999, we significantly increased utilization at P3 due to continued growth in demand for laminate packages. As a result, P3 contributed positive gross margins throughout 1998 and 1999.

Relationship with ASI

     Through our supply agreements with ASI, we historically have had a first right to substantially all of the packaging and test services capacity of ASI and the exclusive right to all of the wafer output of ASI's wafer fabrication facility. During 1997, 1998 and 1999, we derived approximately 68%, 69% and 60%, respectively, of our net revenues and approximately 42%, 49% and 38%, respectively, of our gross profit from sales of services performed for us by ASI. In addition, ASI has derived nearly all of its revenues from services sold by us. Historically, ASI has directly sold packaging and test services in Japan and Korea. In January 1998, we assumed the marketing rights for packaging and test services in Japan from ASI, and we expect to assume marketing rights for such services in Korea upon completion of our proposed acquisition of K1, K2 and K3. In January 1998, we also began marketing wafer fabrication services provided by ASI's new semiconductor wafer fabrication facility.

     Upon completion of our proposed acquisition of K1, K2 and K3, we will no longer receive any packaging and test services from ASI. However, we expect to continue to have certain contractual and other business relationships with ASI, primarily our wafer fabrication services supply agreement. Under this supply agreement, we will continue to have the exclusive right to all of the wafer output of ASI's wafer fabrication facility, and we expect to continue to purchase all of ASI's wafer fabrication services. Furthermore, we will own approximately 43% of ASI's outstanding voting stock after our investment in ASI and the anticipated conversion of an additional W150 billion (approximately $132.0 million) of ASI's debt to equity by ASI's creditor banks. Accordingly, we will report ASI's results in our financial statements through the equity method of accounting. Our company and ASI will also continue to have close ties due to our overlapping ownership and management.

     For more information concerning our relationship with ASI, you should read "Risk Factors -- Relationship with ASI," "Risk Factors -- Potential Conflicts of Interest with ASI," "Our Acquisition of ASI's Packaging and Test Business and Investment in ASI" and "-- Liquidity and Capital Resources."

Financial Impact of Our Acquisition of K1, K2 and K3 and Investment in ASI on Our Results of Operations

     If we complete our proposed acquisition of K1, K2 and K3 and our proposed investment in ASI, we expect there will be significant changes in our future financial results. Because we already sell substantially all of the output of K1, K2 and K3, there will not be a significant change in our revenues. We expect our gross margin to increase significantly as the K1, K2 and K3 factories would no longer be subject to our supply agreement with ASI. The factories that we currently own operate with gross margins significantly higher than the margins we achieve under our supply agreement with ASI. However, our operating expenses will increase as we will absorb the research and development, general and administrative expenses related to the operations of K1, K2 and K3. Our interest expense will also increase due to the debt we will incur to finance our proposed acquisition and investment. We expect our overall effective tax rate to decrease due to the fact that the profits of K1, K2 and K3 will be subject to a tax holiday in Korea. The tax holiday will apply to 100% of the profits of K1, K2 and K3 for seven years and then to 50% of such profits for three additional years. Because of our equity investment in ASI, we will be required to record our increased proportionate share of ASI's net income, net of the amortization of goodwill incurred in the acquisition of our equity interest in ASI.

RESULTS OF OPERATIONS

     The following table sets forth certain operating data as a percentage of net revenues for the periods indicated:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1997     1998     1999
                                                              -----    -----    -----
Net revenues................................................  100.0%   100.0%   100.0%
Gross profit................................................   14.6%    16.6%    17.4%
Operating income............................................    6.9%     8.5%     9.2%
Income before income taxes, equity in income (loss) of
  investees and minority interest...........................    4.2%     6.4%     5.5%
Net income..................................................    3.0%     4.8%     4.0%

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

     Net Revenues. Net revenues increased $342.0 million, or 21.8%, to $1,910.0 million in 1999 from $1,568.0 million in 1998. Packaging and test net revenues increased 11.4% to $1,617.2 million in 1999 from $1,452.3 million in 1998. For the same one-year periods, wafer fabrication net revenues increased to $292.7 million from $115.7 million.

     The increase in packaging and test net revenues was primarily attributable to a significant increase in unit volumes, which more than offset significant average selling price erosion across all product lines. The average selling price erosion was most severe in the second half of 1998 and has slowed during 1999 due to increases in product demand and decreases in excess factory capacity. Offsetting this erosion in average selling prices was an overall unit volume increase of approximately 30%. Growth in demand for our services was driven by our customers in the PC and telecommunications industries. Particularly strong was the demand for packages used in cellular phones and internet enabling equipment. In addition, changes in the mix of products we are selling, to more advanced and laminate packages, also provided an offset to overall price erosion. During 1999, advanced and laminate packages, which have higher average selling prices than traditional leadframe products, accounted for 60.2% of packaging and test net revenues compared to 53.8% in 1998.

     The significant increase in wafer fabrication net revenues represents the production ramp-up of the wafer fabrication facility, which began operation in January 1998 and did not commence producing at near full installed capacity until the beginning of 1999. ASI plans to expand the capacity of the wafer fabrication facility from 18,000 wafers to 22,000 wafers per month by the end of the first quarter of 2000.

     Gross Profit. Gross profit increased $71.9 million, or 27.6%, to $332.7 million, or 17.4% of net revenues, in 1999 from $260.8 million, or 16.6% of net revenues, in 1998.

     Gross margins were positively impacted by:

     - Improved gross margin on the output of K4 following our acquisition of K4 in May 1999.

     - Increasing unit volumes during the third and fourth quarter of 1999, which permitted better absorption of our factories' substantial fixed costs, resulting in a lower manufacturing cost per unit and improved gross margins.

     The positive impact on gross margins was partially offset by:

     - Increasing contribution to total revenues from our low margin wafer fabrication services business. In 1999 wafer fabrication services net revenues represented 15.3% of total net revenues compared to 7.4% of total net revenues in 1998. In addition, beginning in 1999, our contractual gross margin for this business under our supply agreement with ASI was reduced to 10% from 15% in 1998; and

     - Significant average selling price erosion across all product lines.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $25.4 million, or 21.2%, to $145.2 million, or 7.6% of net revenues, in 1999 from $119.8 million, or 7.6% of net revenues, in 1998. The increase in these costs was due to:

     - Increased headcount and related personnel costs at our marketing, sales and wafer fabrication departments;

     - Increased headcount and related personnel costs at our P3 factory, which continued to increase production capacity; and

     - Increased costs related to the consolidation of K4 factory operations during the second quarter of 1999 and general and administrative expenses, including fees paid to ASI under the transition services agreement.

     Research and Development. Research and development expenses increased $3.2 million, or 38.6%, to $11.4 million, or 0.6% of net revenues, in 1999 from $8.3 million, or 0.5% of net revenues, in 1998. Increased research and development expenses resulted from increased headcount and general development activities, primarily the expansion of our Chandler, Arizona-based research facility.

     Other (Income) Expense. Other expenses increased $38.8 million, or 121.2%, to $70.8 million, or 3.7% of net revenues, in 1999 from $32.0 million, or 2.0% of net revenues, in 1998. The net increase in other expenses was primarily a result of:

     - Increase in interest expense of $27.4 million. The increased interest expense resulted from the May 1999 issuance of senior and senior subordinated notes to fund the K4 acquisition, which more than offset the decrease in interest expense resulting from the application of the proceeds from our initial public offering in May 1998 against outstanding debt;

     - Decrease in foreign exchange losses of $4.2 million resulting from the stabilization of the Philippine peso since the first quarter of 1998; and

     - Increase in other expenses, which in 1999 included a $17.4 million non-cash charge associated with the early conversion of $153.6 million of our outstanding convertible subordinated notes in the fourth quarter.

     Income Taxes. Our effective tax rate in 1999 and 1998 was 25.3% and 29.0%, respectively (after giving effect to the pro forma adjustment for income taxes). The decrease in the effective tax rate in 1999 was due to the higher operating profits at our factories that operate with tax holidays.

     We have structured our global operations to take advantage of lower tax rates in certain countries and tax incentives extended to encourage investment. The tax returns for open years are subject to changes upon final examination. Changes in the mix of income from our foreign subsidiaries, expiration of tax holidays and changes in tax laws and regulations could result in increased effective tax rates for us.

     Minority Interest. Minority interest represented ASI's ownership in the consolidated net income of Amkor/Anam Pilipinas, Inc. ("AAP"). Accordingly, until the second quarter of 1998, we recorded a minority interest expense in our consolidated financial statements relating to the minority interest in the net income of AAP. In the second quarter of 1998, we purchased ASI's 40% interest in AAP and, as a result, we now own substantially all of the common stock of AAP. The acquisition of the minority interest resulted in the elimination of the minority interest liability and in additional goodwill amortization of approximately $2.5 million per year.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

     Net Revenues. Net revenues increased $112.2 million, or 7.7%, to $1,568.0 million in 1998 from $1,455.8 million in 1997. Packaging and test net revenues were relatively unchanged in 1998 compared to 1997. However, net revenues from wafer fabrication services have ramped up since operations began in January 1998 and accounted for substantially all of the increase in net revenues. In addition, beginning in January 1998, we assumed marketing rights for packaging and test services in Japan from ASI.

     Total unit volumes increased during 1998 compared to 1997. This increase was primarily due to increases in volumes of laminate packages, which more than doubled compared to 1997. Our advanced leadframe packages also increased in volume, but unit volumes for traditional leadframe packages declined. Although traditional leadframe packages accounted for more than 65% of our total unit volume for 1998, the shift to laminate packages significantly impacted revenues because each laminate package had an average selling price significantly higher than the average selling price of a traditional leadframe package. Laminate and advanced leadframe packages accounted for 53.8% of packaging and test net revenues in 1998 compared to 38.7% in 1997. This trend was consistent throughout 1998.

     Gross Profit. Gross profit increased $47.7 million, or 22.4%, to $260.8 million in 1998 from $213.1 million in 1997. Gross margin improved to 16.6% in 1998 from 14.6% in 1997. The following factors contributed to higher gross margins in 1998:

     - Gross margins on packaging and test services provided by ASI improved as a result of the supply agreements entered into in January 1998;

     - Gross margins at P3, which incurred significant pre-operating and start-up costs and initial operating losses in the first half of 1997, improved primarily as a result of increased volumes and better absorption of fixed costs; and

     - Gross margins improved as a result of the positive impact from wafer fabrication revenues during 1998 compared to no revenue from wafer fabrication in 1997.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $16.1 million, or 15.5%, to $119.8 million in 1998 from $103.7 million in 1997. Selling, general and administrative expenses as a percentage of net revenues increased to 7.6% in 1998 from 7.1% in 1997. The increase was primarily due to: (1) higher administrative expenses at P3 as unit volumes continued to increase and (2) costs related to wafer fabrication services, which began in January 1998.

     Research and Development Expenses. Research and development expenses decreased $0.3 million, or 3.2%, to $8.3 million in 1998 from $8.5 million in 1997. Research and development expenses as a percentage of net revenues decreased to 0.5% in 1998 from 0.6% in 1997.

     Other (Income) Expense. Other (income) expense decreased $7.8 million to $32.0 million in 1998 from $39.8 million in 1997. The decline was primarily due to a reduction in net interest expense of $14.2 million to $18.0 million in 1998 from $32.2 million in 1997. We used a portion of the proceeds from our initial public offering in May 1998 to repay much of our outstanding debt. Additionally, we accumulated a significant cash balance. An increase in foreign exchange losses, due to fluctuations in the Philippine peso, partly offset lower interest expense.

     Income Taxes. Our effective tax rate, after giving effect to the pro forma adjustment for income taxes, was 29.0% in 1998 compared to an effective tax rate of 17.5% in 1997. The lower effective tax rate in 1997 was due to the recognition of deferred tax assets on currency losses for Philippine tax reporting purposes, which are not recognized for financial reporting purposes. This decrease was offset by increases in the effective rate resulting from non-deductible losses at P3 where we have a tax holiday until the end of 2002. To the extent P3 is profitable, our effective tax rate related to our operations in the Philippines during this tax holiday will be less than the statutory rate of 35% in the Philippines. In 1997 we recognized deferred tax benefits from unrealized foreign exchange losses which are recognized in the Philippines for tax reporting purposes and relate to unrecognized net foreign exchange losses on U.S. dollar denominated monetary assets and liabilities. These losses are not recognized for financial reporting purposes because the

U.S. dollar is our functional currency. These losses will be realized for tax reporting purposes in the Philippines upon settlement of the related asset or liability. The benefit derived from unrealized foreign exchange losses was partially offset by an increase in the valuation allowance. We concluded that it was more likely than not that we could realize a portion of these tax benefits in the Philippines within the three year loss carryforward period. We recorded a valuation allowance for the remaining tax benefits where we could not reach such a conclusion.

     Equity in Income (Loss) of Investees. In 1997, we recognized a loss of $17.3 million resulting principally from the impairment of value in our investment in ASI. In February 1998, we disposed of our investment in ASI's common stock.

     Minority Interest. Minority interest represented ASI's ownership in the consolidated net income of AAP, one of our subsidiaries in the Philippines. During 1997, as a result of a settlement of an intercompany loan, which otherwise had no effect on our combined pretax income, AAP reported a net loss as a separate entity. Accordingly, we recorded a minority interest benefit in our consolidated financial statements related to the minority interest in the net loss.

     In the second quarter of 1998, we purchased ASI's 40% interest in AAP, and, as a result, we now own substantially all of the common stock of AAP. The purchase of the minority interest resulted in the elimination of the minority interest liability and goodwill amortization of approximately $2.5 million per year.

QUARTERLY RESULTS

     The table below sets forth unaudited consolidated financial data, including as a percentage of net revenues, for the last eight fiscal quarters ended December 31, 1999. Our results of operations have varied and may continue to vary from quarter to quarter and are not necessarily indicative of the results of any future period. In addition, in light of our recent growth, including as a result of our acquisition of the K4 packaging and test factory from ASI in May 1999, we believe that you should not rely on period-to-period comparisons as an indication of our future performance.

     We believe that we have included in the amounts stated below all necessary adjustments, consisting only of normal recurring adjustments, to present fairly our selected quarterly data. You should read our selected quarterly data in conjunction with our consolidated financial statements and the related notes, included elsewhere in this Consent Solicitation.

     Our net revenues, gross profit and operating income are generally lower in the first quarter of the year as compared to the fourth quarter of the preceding year primarily due to the combined effect of holidays in the U.S., the Philippines and Korea. Semiconductor companies in the U.S. generally reduce their production during the holidays at the end of December which results in a significant decrease in orders for packaging and test services during the first two weeks of January. In addition, we typically close our factories in the Philippines for holidays in January, and we and ASI close our factories in Korea for holidays in February.

     The semiconductor industry experienced a general slowdown during 1998. As a result, our packaging and test net revenues decreased by 3.5% from the first quarter of 1998 to the fourth quarter of 1998. The decrease in packaging and test net revenue was offset by significant growth in net revenues from wafer fabrication services. Net revenues from wafer fabrication services, which represented less than 1% of net revenues in the first quarter of 1998, increased to 16.4% of net revenues in the fourth quarter of 1998.

     In May 1999 we purchased the K4 factory from ASI. The acquisition resulted in improved gross margins due to the difference in margins between company-owned factories and factory services provided by ASI under our supply agreement. To purchase K4, we issued $625 million of senior and senior subordinated notes. This has resulted in increased interest expense.

                                                                            QUARTER ENDED
                                      -----------------------------------------------------------------------------------------
                                      MARCH 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MARCH 31,   JUNE 30,   SEPT. 30,   DEC. 31,
                                        1998        1998       1998        1998       1999        1999       1999        1999
                                      ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                                                (IN THOUSANDS EXCEPT PER SHARE DATA)
Net revenues........................  $371,733    $384,724   $386,718    $424,808   $ 419,957   $449,925   $501,816    $538,274
Cost of revenues -- including
  purchases from ASI................   310,056     317,106    321,758     358,230     357,382    383,162    404,327     432,355
                                      --------    --------   --------    --------   ---------   --------   --------    --------
    Gross profit....................    61,677      67,618     64,960      66,578      62,575     66,763     97,489     105,919
                                      --------    --------   --------    --------   ---------   --------   --------    --------
Operating expenses:
  Selling, general and
    administrative..................    28,715      28,939     30,017      32,175      30,106     35,017     40,376      39,734
  Research and development..........     2,057       1,938      2,109       2,147       2,251      2,843      2,990       3,352
                                      --------    --------   --------    --------   ---------   --------   --------    --------
        Total operating expenses....    30,772      30,877     32,126      34,322      32,357     37,860     43,366      43,086
                                      --------    --------   --------    --------   ---------   --------   --------    --------
Operating income....................    30,905      36,741     32,834      32,256      30,218     28,903     54,123      62,833
                                      --------    --------   --------    --------   ---------   --------   --------    --------
Net income..........................  $  8,812    $ 26,119   $ 20,874    $ 19,655   $  18,925   $ 11,520   $ 26,088      20,186
                                      ========    ========   ========    ========   =========   ========   ========    ========
Pro forma net income................  $  9,640    $ 20,791
                                      ========    ========
Basic net income per common share...  $    .11    $    .25   $    .18    $    .17   $     .16   $    .10   $    .22    $    .16
                                      ========    ========   ========    ========   =========   ========   ========    ========
Diluted net income per common
  share.............................  $    .11    $    .24   $    .17    $    .16   $     .16   $    .10   $    .21    $    .16
                                      ========    ========   ========    ========   =========   ========   ========    ========
Basic pro forma net income per
  common share......................  $    .12    $    .20
                                      ========    ========
Diluted pro forma net income per
  common share......................  $    .12    $    .19
                                      ========    ========

                                                                             QUARTER ENDED
                                       -----------------------------------------------------------------------------------------
                                       MARCH 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MARCH 31,   JUNE 30,   SEPT. 30,   DEC. 31,
                                         1998        1998       1998        1998       1999        1999       1999        1999
                                       ---------   --------   ---------   --------   ---------   --------   ---------   --------
Net revenues.........................    100.0%     100.0%      100.0%     100.0%      100.0%     100.0%      100.0%     100.0%
Cost of revenues -- including
  purchases from ASI.................     83.4       82.4        83.2       84.3        85.1       85.2        80.6       80.3
                                         -----      -----       -----      -----       -----      -----       -----      -----
    Gross profit.....................     16.6       17.6        16.8       15.7        14.9       14.8        19.4       19.7
                                         -----      -----       -----      -----       -----      -----       -----      -----
Operating expenses:
  Selling, general and
    administrative...................      7.7        7.5         7.8        7.6         7.2        7.8         8.0        7.4
  Research and development...........      0.6        0.5         0.5        0.5         0.5        0.6         0.6         .6
                                         -----      -----       -----      -----       -----      -----       -----      -----
        Total operating expenses.....      8.3        8.0         8.3        8.0         7.7        8.4         8.6        8.0
                                         -----      -----       -----      -----       -----      -----       -----      -----
Operating income.....................      8.3        9.6         8.5        7.6         7.2        6.4        10.8       11.7
                                         -----      -----       -----      -----       -----      -----       -----      -----
Net income...........................      2.4%       6.8%        5.4%       4.6%        4.5%       2.6%        5.2%       3.8%
                                         =====      =====       =====      =====       =====      =====       =====      =====
Pro forma net income.................      2.6%       5.4%
                                         =====      =====

     Prior to our reorganization in April 1998, our predecessor, AEI, elected to be taxed as an S Corporation under the Code and comparable state tax laws. As a result, AEI did not recognize any provision for federal income tax expense from January 1, 1994 through April 28, 1998. In accordance with applicable SEC regulations, we have provided in our consolidated financial statements the pro forma adjustments for income taxes (unaudited) to reflect the additional U.S. federal income taxes which we would have recorded if AEI had been a C Corporation during these periods.

     Our operating results have varied significantly from period to period and may continue to vary in the future due to a variety of factors. For more information on the risks affecting our operating results, see the risk factors entitled "Relationship with ASI," "Absence of Backlog," "Risks Associated with Our Wafer Fabrication Business," and "Protection of Intellectual Property."

LIQUIDITY AND CAPITAL RESOURCES

     Our ongoing primary cash needs are for equipment purchases, factory expansions, interest and principal payments on our debt and working capital, in addition to our acquisitions and investments.

     In February 2000, we reached an agreement with ASI to acquire K1, K2 and K3 for a purchase price of approximately $950.0 million and to make a $459.0 additional investment in ASI. This agreement supersedes our remaining commitment to invest $108.4 million in ASI, out of the total $150 million we committed to invest. We intend to finance our proposed acquisition and investment with the proceeds of our sale of $258.75 million of 5% Convertible Subordinated Notes due 2007, our proposed $410.0 million equity financing, $750.0 million of new secured bank debt and cash on hand. The new secured bank debt will be drawn from a new $850.0 million secured bank facility which will provide for amortization of the drawn amount over a five to five and one-half year period and quarterly principal and interest payments. See "Our Acquisition of ASI's Packaging and Test Business and Investment in ASI -- Proposed Financing."

     In May 1998, we consummated our initial public offering of 35,250,000 shares of common stock and $207 million principal amount of convertible subordinated notes due May 1, 2003. We used the net proceeds of approximately $558 million primarily to repay approximately $264 million of short-term and long-term debt and approximately $86 million of amounts due to Anam USA, Inc., a wholly-owned financing subsidiary of ASI, and to purchase for $34 million ASI's 40% interest in AAP. The remaining amount of net proceeds was available for capital expenditures and working capital.

     On May 17, 1999 we completed an asset purchase of ASI's newest and largest packaging and test factory, K4, excluding cash and cash equivalents, notes and accounts receivables, intercompany accounts and existing claims against third parties. The purchase price for K4 was $575 million, plus the assumption of approximately $7 million of employee benefit liabilities. In conjunction with our purchase of K4, we completed a private placement in May 1999 to raise $425 million in senior notes and $200 million in senior subordinated notes. The senior notes mature in May 2006 and have a coupon rate of 9.25%. The senior subordinated notes mature in 2009, and have a coupon rate of 10.5%. We are required to pay interest semi-annually in May and November for all of the notes.

     Under the terms of our trade receivables securitization agreement, a commercial financial institution is committed to purchase, with limited recourse, all right, title and interest in up to $100 million in eligible receivables, as defined in the agreement. In connection with our proposed incurrence of new secured bank debt for the proposed acquisition of K1, K2 and K3 and the proposed investment in ASI, we plan to terminate this agreement.

     We have invested significant amounts of capital to increase our packaging and test services capacity. During the last three years we have constructed our P3 factory, added capacity in our other factories in the Philippines and constructed a new research and development facility in the U.S. In 1997, 1998 and 1999, we made capital expenditures of $179.0 million, $107.9 million and $242.4 million, respectively. We intend to spend up to $400 million in additional capital expenditures in 2000, primarily for the expansion of our factories. We believe the increase in capital expenditures is necessary to expand our capacity to meet the growth in demand we expect in 2000. If we acquire the K1, K2 and K3 factories, we could incur significant additional capital expenditures.

     During the second quarter of 1999, we executed a letter with ASI committing to make a $150 million equity investment in ASI. Our commitment required that we invest this amount in installments of approximately $41 million in each of 1999, 2000 and 2001 and $27 million in 2002. In October, 1999 we made our initial investment in ASI. We purchased 10 million shares of common stock at price of W5,000 per share, or approximately $41.6 million dollars. As a result of this investment and the conversion of ASI's debt to equity by ASI's creditor banks, we now own approximately 18% of ASI's voting stock. The remaining portion of this commitment has been superseded by our new agreement to invest an additional $459.0 million in ASI.

     At December 31, 1999, our debt consisted of $625 million of senior and senior subordinated notes, $6.5 million of borrowings classified as current liabilities, $9.0 million of long-term debt and capital lease obligations and $53.4 million of 5.75% convertible subordinated notes due 2003. We had $85.6 million in borrowing facilities with a number of domestic and foreign banks, of which $82.2 million remained unused. These facilities are typically revolving lines of credit and working capital facilities that are renewable annually and bear interest at rates ranging from 8.0% to 10.75%. Long-term debt and capital lease obligations outstanding have various expiration dates through April 2004 and bear interest at rates ranging from 5.8% to 13.8%.

     Covenants in the agreements governing our new $850 million secured bank facility, our existing $425 million of senior notes and $200 million of senior subordinated notes and any future indebtedness may materially restrict our operations, including our ability to incur debt, pay dividends, make certain investments and payments and encumber or dispose of assets. In addition, financial covenants contained in agreements relating to our existing and future debt could lead to a default in the event our results of operations do not meet our plans. A default under one debt instrument may also trigger cross-defaults under our other debt instruments. An event of default under any debt instrument, if not cured or waived, could have a material adverse effect on us.

     Net cash provided by operating activities in 1997, 1998 and 1999 was $250.1 million, $238.0 million and $293.3 million, respectively. Net cash provided by (used in) financing activities in 1997, 1998 and 1999 was $(16.0) million, $62.0 million and $573.9 million, respectively.

     In the fourth quarter of 1999, the holders of our convertible subordinated notes converted $153.6 million of such notes into 12.1 million shares of common stock. In the fourth quarter 1999, we incurred a non-cash after-tax charge of approximately $13.9 million representing the fair market value of the shares of common stock issued in the conversion in excess of the shares required to be issued, which represents a premium for early retirement. In the first quarter of 2000 we expect to incur a similar charge in the amount of $0.3 million.

     Following our proposed acquisition of K1, K2 and K3 and our proposed investment in ASI, we believe that our existing cash balances, available credit lines, cash flow from operations and available equipment lease financing will be sufficient to meet our projected capital expenditures, debt service, working capital and other cash requirements for at least the next twelve months. We may require capital sooner than currently expected. We cannot assure you that additional financing will be available when we need it or, if available, that it will be available on satisfactory terms. In addition, the terms of the senior and senior subordinated notes sold by us in May 1999 significantly reduce our ability to incur additional debt. Failure to obtain any such required additional financing could have a material adverse effect on our company.

     In connection with our wafer fabrication facility agreement with Texas Instruments, our company and Texas Instruments agreed to revise certain payment and other terms contained in the Texas Instruments Manufacturing and Purchase Agreement. As part of the revision, Texas Instruments agreed to advance our company $20 million in June 1998 and another $20 million in December 1998. These advances represented prepayments of wafer fabrication facility services to be provided in the fourth quarter of 1998 and first quarter of 1999, respectively. We recorded these amounts as accrued expenses. In turn, we advanced these funds to ASI as prepayment for fabrication facility service charges. We completely offset the first $20 million advance to ASI against billings for wafer fabrication services performed for us by ASI in the fourth quarter of 1998 and offset the second $20 million advance to ASI against billings for wafer fabrication services performed for us by ASI in the first quarter of 1999. Under the terms of the revision to the Texas Instruments Manufacturing and Purchase Agreement, we remain ultimately responsible for reimbursing Texas Instruments if ASI fails to comply with the terms of the agreement.

Subchapter S Taxes and Distributions

     Prior to our reorganization in April 1998, our predecessor, AEI, elected to be taxed as an S Corporation under the Code and comparable state laws. As a result, ASI did not recognize any provision for federal income tax expense prior to April 28, 1998. Instead, up until the date the S Corporation status of AEI terminated, Mr. and Mrs. James Kim and certain trusts established for the benefit of other members of Mr. and Mrs. James Kim's family (the "Kim Family Trusts") had been obligated to pay U.S. federal and certain state income taxes on their allocable portion of the income of AEI. Under certain tax indemnification agreements, we are indemnified by such stockholders with respect to their proportionate share of any U.S. federal or state corporate income taxes attributable to the failure of AEI to qualify as an S Corporation for any period or in any jurisdiction for which S Corporation status was claimed through April 28, 1998. The agreements in turn provide that, under certain circumstances, we will indemnify such stockholders if they are required to pay additional taxes or other amounts attributable to taxable years for which AEI filed tax returns claiming status as an S Corporation. AEI has made various distributions to Mr. and Mrs. Kim and the Kim Family Trusts which have enabled them to pay their income taxes on their allocable portions of the income of AEI. Such distributions totaled approximately $5.0 million and $33.1 million in 1997 and 1998, respectively. As a result of the finalization of the AEI tax returns in 1999, approximately $3.3 million of the 1998 distributions will be refunded to our company.

YEAR 2000 ISSUES

     We have been actively engaged in addressing year 2000 issues. These issues occur because many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As a result, software that records only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. This may result in software failures or the creation of erroneous results.

     At the date of this Consent Solicitation, our systems have not experienced any year 2000 problems. We presently believe that the year 2000 problem will not pose significant operational problems for our business and operations on a going forward basis. While we have contingency plans in place for operational problems which may still arise as a result of year 2000 problems, we cannot assure you that the year 2000 problem will not pose significant operational problems or have a material adverse effect on our business, financial condition and results of operations in the future. Through the date of this Consent Solicitation, costs incurred for year 2000 compliance have not been material.

     We are not aware of any material year 2000 problems encountered by our suppliers to date but have not yet obtained confirmations from our suppliers that they did not experience year 2000 problems. Accordingly, we cannot determine whether our suppliers have experienced year 2000 problems that may impact their ability to supply us with equipment and services. Further, we cannot determine the state of their year 2000 readiness. We cannot assure you that our suppliers will be successful in ensuring that their systems have been and will continue to be or will be year 2000 compliant or that their failure to do so will not harm our business.

MARKET RISK SENSITIVITY

     Our company is exposed to market risks, primarily related to foreign currency and interest rate fluctuations. In the normal course of business, we employ established policies and procedures to manage the exposure to fluctuations in foreign currency values and changes in interest rates.

Foreign Currency Risks

     Our company's primary exposures to foreign currency fluctuations is associated with Philippine peso-based transactions and related peso-based assets and liabilities, as well as Korean-won based transactions and related won-based assets and liabilities. The objective in managing this foreign currency exposure is to minimize the risk through minimizing the level of activity and financial instruments denominated in pesos and won. Although we have selectively hedged some of our currency exposure through short-term (generally not more than 30 to 60 days) forward exchange contracts, the hedging activity to date has been immaterial.

     At December 31, 1999, the peso-based financial instruments primarily consisted of cash, non-trade receivables, deferred tax assets and liabilities, non-trade payables, accrued payroll, taxes and other expenses. Based on the portfolio of peso-based assets at December 31, 1999, a 20% increase in the Philippine peso to U.S. dollar exchange rate would result in a decrease of approximately $3 million, in peso-based net assets.

     At December 31, 1999, the won based financial instruments primarily consisted of cash, non-trade receivables, non-trade payables, accrued payroll, taxes and other expenses. Based on the portfolio of won-based assets at December 31, 1999, a 20% increase in the Korean won to U.S. dollar exchange rate would result in a decrease of less than $1 million, in won-based net assets.

Interest Rate Risks

     Our company has interest rate risk with respect to our investment in cash and cash equivalents, use of short-term borrowings and long-term debt, including the $53.4 million of convertible subordinated notes, $425.0 million of senior notes and $200.0 million of senior subordinated notes outstanding, and will have such risk with respect to our 5% Convertible Notes due 2007. Overall, we mitigate the interest rate risks by investing in short-term investments, which are due on demand or carry a maturity date of less than three months. In addition, both the short-term borrowings and long-term debt, excluding our convertible subordinated notes, senior notes and senior subordinated notes, have variable rates that reflect currently available terms and conditions for similar borrowings. As the convertible subordinated notes, senior notes and senior subordinated notes bear fixed rates of interest, the fair value of these instruments fluctuate with market interest rates. The fair value of the convertible subordinated notes is also impacted by the market price of our common stock.

     The table below presents the interest rates, maturity dates, principal cash flows and fair value of our fixed rate debt as of December 31, 1999.

                                             FIXED INTEREST
                   DEBT                           RATE         MATURITY DATE    PRINCIPAL    FAIR VALUE
                   ----                      --------------    -------------    ---------    ----------
                                                                                    (IN THOUSANDS)
Convertible Notes..........................      5.75%           May 2003       $ 53,435      $115,420
Senior Notes...............................      9.25%           May 2006       $425,000      $416,500
Senior Subordinated Notes..................      10.5%           May 2009       $200,000      $199,000

     Based on our conservative policies with respect to investments in cash and cash equivalents, use of variable rate debt, and the fact we currently intend to repay upon maturity our senior notes, senior subordinated notes the convertible subordinated notes (unless converted), we believe that the risk of potential loss due to interest rate fluctuations is not material.

Equity Price Risks

     Our outstanding convertible subordinated notes are convertible into common stock at $13.50 per share, and our 5% Convertible Notes due 2007 are convertible into common stock at $57.34 per share. As stated above, we intend to repay our convertible subordinated notes upon maturity, unless converted. If investors were to decide to convert their convertible subordinated notes to common stock, there would be no impact on our future earnings, other than a reduction in interest expense, unless such conversion were induced by us.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of February 29, 2000 by:

     - each person or entity who is known by us to beneficially own 5% or more of our outstanding common stock;

     - each of our directors; and

     - all of our executive officers.

                                                              BENEFICIAL OWNERSHIP(A)
                                                              ------------------------
                                                              NUMBER OF     PERCENTAGE
                      NAME AND ADDRESS                          SHARES      OWNERSHIP
                      ----------------                        ----------    ----------
James J. and Agnes C. Kim(b)(c).............................  30,053,921       22.9
  1345 Enterprise Drive
  West Chester, PA 19380
David D. Kim Trust of December 31, 1987(c)(d)...............  14,457,344       11.0
  1500 E. Lancaster Avenue
  Paoli, PA 19301
John T. Kim Trust of December 31, 1987(c)(d)................  14,457,344       11.0
  1500 E. Lancaster Avenue
  Paoli, PA 19301
Susan Y. Kim Trust of December 31, 1987(c)(d)(e)............  14,457,344       11.0
  1500 E. Lancaster Avenue
  Paoli, PA 19301
J. & W. Seligman & Co. Incorporated(f)......................  10,848,800        8.3
  100 Park Avenue
  New York, New York 10017
Capital Group International, Inc.(g)........................   7,370,400        5.6
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025
Winston J. Churchill(h).....................................      15,000          *
Thomas D. George(h).........................................      15,000          *
Gregory K. Hinckley(h)......................................       6,000          *
John B. Neff(h).............................................      65,000          *
John N. Boruch(i)...........................................     203,985          *
Eric R. Larson(j)...........................................      49,609          *
Kenneth T. Joyce(k).........................................       8,237          *
Michael D. O'Brien(l).......................................      81,444          *
All directors and executive officers as a group (9
  persons)(m)...............................................  30,498,196       23.2

---------------
  *  Represents less than 1%.

 (a) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any share over which the individual or entity has voting power or investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that will be exercisable on or before April 29, 2000 are deemed outstanding. Unless otherwise indicated, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned.

 (b) James J. and Agnes C. Kim are husband and wife. Accordingly, each beneficially owns shares of our common stock held in the name of the other.

 (c) David D. Kim, John T. Kim and Susan Y. Kim are children of James J. and Agnes C. Kim. Each of the David D. Kim Trust of December 31, 1987, John T. Kim Trust of December 31, 1987 and Susan Y. Kim Trust of December 31, 1987 has in common Susan Y. Kim and John F.A. Earley as co-trustees, in addition to a third trustee (John T. Kim in the case of the Susan Y. Kim Trust and the John T. Kim Trust, and David D. Kim in the case of the David D. Kim Trust) (the trustees of each trust may be deemed to be the beneficial owners of the shares held by such trust). In addition, the trust agreement for each of these trusts encourages the trustees of the trusts to vote the shares of common stock held by them, in their discretion, in concert with James Kim's family. Accordingly, the trusts, together with their respective trustees and James J. and Agnes C. Kim, may be considered a "group" under
     Section 13(d) of the Exchange Act. This group may be deemed to have beneficial ownership of 73,425,953 shares or 56.1% of the outstanding shares of our common stock.

 (d) These three trusts together with the trusts described in note (e) below comprise the Kim Family Trusts.

 (e) Includes 8,200,000 shares held by the Trust of Susan Y. Kim dated April 16, 1998 established for the benefit of Susan Y. Kim's two children.

 (f) J. & W. Seligman & Co. Incorporated ("JWS") reported in a Schedule 13G filed with the Commission on February 10, 2000 that it beneficially owned these shares as of December 31, 1999. JWS also reported that William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, may be deemed to beneficially own the shares beneficially owned by JWS. JWS is the investment adviser for Seligman Communications and Information Fund, Inc. (the "Fund"). Of the 10,848,800 shares that JWS beneficially owns, the Fund beneficially owns 9,050,000 shares.

 (g) Capital Group International, Inc. reported in a Schedule 13G filed with the Commission on February 14, 2000 that it beneficially owned these shares as of December 31, 1999.

 (h) Includes 5,000 shares issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

 (i) Includes 189,914 shares issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

 (j) Includes 39,374 shares issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

 (k) Includes 6,562 shares issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

 (l) Includes 48,444 shares issuable upon the exercise of stock options that are exercisable on or before April 29, 2000 and 33,000 shares held jointly with Mr. O'Brien's wife.

 (m) Includes 304,294 shares issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

                        DESCRIPTION OF CONVERTIBLE NOTES

                                    SUMMARY

Securities.................  $258.75 million aggregate principal amount of
                               Convertible Notes.

Maturity...................  The Convertible Notes will mature on March 15, 2007 unless earlier redeemed or converted.

Payment of Interest........  Interest on the Convertible Notes at the rate of 5%
                             per annum is payable semi-annually on September 15 and March 15 of each year, commencing September 15, 2000.

Conversion Rights..........  The Convertible Notes are convertible into our common stock at the option of the holder at any time on or before the close of business on the last trading day prior to maturity, unless previously redeemed, at a conversion price of $57.34 per share, subject to adjustment in certain events. See "-- Conversion."

Provisional Redemption by
the Company................  After September 20, 2001 and prior to March 20,
                             2003, the Convertible Notes may be redeemed at our option, in whole or in part, at any time or from time to time, at a redemption price equal to 103.571% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption if the closing price of our common stock shall have equaled or exceeded 150% of the conversion price then in effect for at least 20 out of 30 consecutive days on which the Nasdaq National Market is open for the transaction of business prior to the date of mailing the notice of provisional redemption. Upon any provisional redemption, we will be obligated to make an additional payment in an amount equal to the present value of the aggregate value of the interest payments and liquidated damages, if any, that would thereafter have been payable on the Convertible Notes from the provisional redemption date to, but excluding, March 20, 2003. The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the additional period as of the day immediately preceding the date on which a notice of provisional redemption is mailed. See "-- Provisional Redemption by the Company."

Redemption at the Option of
the Company................  On or after March 20, 2003, we may, upon at least
                             15 days' notice, redeem the Convertible Notes at the redemption prices set forth herein, together with accrued and unpaid interest and liquidated damages, if any, thereon. See "-- Optional Redemption."

Repurchase at the Option of
  Holders if the Proposed
  Acquisition of K1, K2 and
  K3 Does Not Close........  If the proposed acquisition of K1, K2 and K3 is not consummated in all material respects by August 31, 2000, or should the asset purchase agreement relating to that acquisition be terminated at any time prior to such date, holders will have the right to require us to redeem their Convertible Notes, in whole, but not in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the special redemption date.

                             See "-- Repurchase at the Option of Holders if the Proposed Acquisition of K1, K2 and K3 Does Not Close."

                             In the event that at any time after the special redemption date, less than 10% of the aggregate principal amount of the Convertible Notes remain outstanding, we may, at our option, redeem the remaining Convertible Notes, in whole, but not in part, at a price equal to the special redemption price, plus accrued and unpaid interest and liquidated damages, if any, to the date fixed for their redemption by us, such date to be a date no later than 30 days following the special redemption date.

Repurchase Upon Designated
  Event....................  The Convertible Notes are required to be repurchased at 101% of their principal amount together with accrued and unpaid interest and liquidated damages, if any, thereon, at the option of the holder, upon the occurrence of a designated event (i.e., a change of control or a termination of trading (each as defined)). See "-- Repurchase at Option of Holders Upon a Designated Event."

Subordination..............  The Convertible Notes will be unsecured obligations of Amkor and will be subordinated in right of payment to all of our existing and future senior debt and effectively subordinated to all existing and future liabilities and obligations of our subsidiaries. As of December 31, 1999, we had approximately $710.8 million of outstanding indebtedness that would have constituted debt senior to the Convertible Notes. As of such date, the indebtedness and other liabilities of our subsidiaries (excluding intercompany liabilities and obligations of a type not required to be reflected on the balance sheet of such subsidiary in accordance with GAAP) that would effectively have been senior to the Convertible Notes were approximately $212.6 million. After giving effect to our proposed incurrence of approximately $750.0 million of new secured bank debt in connection with our proposed acquisition of K1, K2 and K3 and our proposed investment in ASI, such amounts will be approximately $1,375.0 million and $209.2 million, respectively. See "-- Subordination."

Registration Rights........  We have agreed to file a shelf registration statement under the Securities Act relating to resales of the Convertible Notes and the common stock issuable upon conversion thereof. If such registration statement is not filed or has not become effective within the time periods set forth herein, we will be required to pay liquidated damages to holders of the Convertible Notes and holders of the common stock issued upon conversion thereof. See "-- Registration Rights."

Transfer Restrictions......  Neither the Convertible Notes nor the common stock offered hereby have been registered under the Securities Act, and such Convertible Notes and the common stock issuable upon conversion thereof are subject to certain restrictions on transfer.

Trading....................  The Convertible Notes are expected to be designated as eligible for trading in The Portal Market. Our common stock is quoted on the Nasdaq National Market under the symbol "AMKR."

     Our Convertible Subordinated notes due 2007 (the "Convertible Notes") are issued under an indenture dated as of March 16, 2000 (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). A copy of the Indenture and the Registration Agreement referred to below is available as set forth under "-- Additional Information" below. The following is a summary of certain provisions of the Indenture and the Registration Agreement and does not purport to be complete. Reference should be made to all provisions of the Indenture and the Registration Agreement, including the definitions therein of certain terms. Certain definitions of terms used in the following summary are set forth under "-- Certain Definitions" below. As used in this section, the "Company" means Amkor Technology, Inc., but not any of its Subsidiaries, unless the context requires otherwise.

GENERAL

     The Convertible Notes are general unsecured subordinated obligations of the Company, will mature on March 15, 2007 (the "Maturity Date"), and are in an aggregate principal amount of $258.75 million. The Convertible Notes are issued in denominations of $1,000 and integral multiples of $1,000 in fully registered form. The Convertible Notes are exchangeable and transfers thereof are registrable without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.

     The Convertible Notes accrue interest at a rate of 5% per annum from March 17, 2000, or from the most recent interest payment date to which interest has been paid or duly provided for, and accrued and unpaid interest are payable semi-annually in arrears on September 15 and March 15 of each year beginning September 15, 2000. Interest is paid to the person in whose name a Convertible
Note is registered at the close of business on the September 1 or March 1 immediately preceding the relevant interest payment date (other than with respect to a Convertible Note or portion thereof called for redemption on a redemption date, or repurchased in connection with a Designated Event or a Related Transactions Event on a repurchase date, during the period from a record date to (but excluding) the next succeeding interest payment date (in which case accrued interest shall be payable (unless such Convertible Note of portion thereof is converted) to the holder of the Convertible Note or portion thereof redeemed or repurchased)). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     If the Company does not comply with certain deadlines set forth in the Registration Agreement with respect to the registration of the Convertible Notes or the common stock issuable upon conversion thereof for resale under a shelf registration statement, holders of the Convertible Notes and/or the common stock issued upon conversion thereof will be entitled to Liquidated Damages. See
"-- Registration Rights" below.

CONVERSION

     The holders of Convertible Notes are entitled at any time on or before the close of business on the last trading day prior to the Maturity Date of the Convertible Notes, subject to prior redemption or repurchase, to convert any Convertible Notes or portions thereof (in denominations of $1,000 or multiples thereof) into common stock of the Company, at the conversion price of $57.34 per share of common stock, subject to adjustment as described below (the "Conversion Price"). Except as described below, no adjustment will be made on conversion of any Convertible Notes for interest or Liquidated Damages, if any, accrued thereon or for dividends on any common stock issued. If Convertible Notes not called for redemption are converted after a record date for the payment of interest and prior to the next succeeding interest payment date, such Convertible Notes must be accompanied by funds equal to the interest and Liquidated Damages, if any, payable on such succeeding interest payment date on the principal amount so converted. The Company is not required to issue fractional shares of common stock upon conversion of Convertible Notes and, in lieu thereof, will pay a cash adjustment based upon the market price of the common stock on the last trading day prior to the date of conversion. In the case of Convertible Notes called for redemption, conversion rights will expire at the close of business on the trading day preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price, in which case the conversion right will terminate at the close of business on the date such default is cured. In the event any holder exercises its right to require the Company to repurchase Notes upon a Designated Event or a Related Transactions Event, such holder's conversion right will terminate on the close of business on the Designated Event Offer Termination Date (as defined) or the Special Redemption Date, as applicable, unless the Company defaults in the payment due upon repurchase or the holder elects to withdraw the submission of election to repurchase. See "-- Repurchase at Option of Holders Upon a Designated Event."

     The right of conversion attaching to any Convertible Note may be exercised by the holder by delivering the Convertible Note at the specified office of a conversion agent, accompanied by a duly signed and completed notice of conversion, together with any funds that may be required as described in the preceding paragraph. Such notice of conversion can be obtained from the Trustee. Beneficial owners of interests in a Global Note (as defined) may exercise their right of conversion by delivering to The Depository Trust Company ("DTC") the appropriate instruction form for conversion pursuant to DTC's conversion program. The conversion date shall be the date on which the Convertible Note, the duly signed and completed notice of conversion, and any funds that may be required as described in the preceding paragraph shall have been so delivered. A holder delivering a Convertible Note for conversion will not be required to pay any taxes or duties payable in respect of the issue or delivery of common stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the common stock in a name other than the holder of the Convertible Note. Certificates representing shares of common stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

     The Conversion Price is subject to adjustment (under formulae set forth in the Indenture) in certain events, including: (i) the issuance of common stock as a dividend or distribution on common stock; (ii) certain subdivisions and combinations of the common stock; (iii) the issuance to all or substantially all holders of common stock of certain rights or warrants to purchase common stock at a price per share less than the Current Market Price (as defined); (iv) the dividend or other distribution to all holders of common stock of shares of capital stock of the Company (other than common stock) or evidences of indebtedness of the Company or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above or paid exclusively in cash); (v) dividends or other distributions consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (iv)) to all holders of common stock to the extent such distributions, combined together with (A) all such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made plus (B) any cash and the fair market value of other consideration payable in respect of any tender offers by the Company or any of its Subsidiaries for common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (being the product of the then current market price of the common stock times the number of shares of common stock then outstanding) on the record date for such distribution; and
(vi) the purchase of common stock pursuant to a tender offer made by the Company or any of its subsidiaries to the extent that the aggregate consideration, together with (X) any cash and the fair market value of any other consideration payable in any other tender offer expiring within 12 months preceding such tender offer in respect of which no adjustment has been made plus (Y) the aggregate amount of any such all-cash distributions referred to in clause (v) above to all holders of common stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 15% of the Company's market capitalization on the expiration of such tender offer.

     In the case of (i) any reclassification or change of the common stock or
(ii) a consolidation, merger or combination involving the Company or a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of common stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the Convertible Notes then outstanding will be entitled thereafter to convert such Convertible Notes into the kind and amount of shares of stock, other securities or other property or assets, which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Convertible Notes been converted into common stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance (assuming, in a case in which the Company's stockholders may exercise rights of election, that a holder of Convertible Notes would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by a plurality of non-electing shares). Certain of the foregoing events may also constitute or result in a Designated Event requiring the Company to offer to repurchase the Convertible Notes. See "-- Repurchase at Option of Holders Upon a Designated Event."

     In the event of a taxable distribution to holders of common stock (or other transaction) that results in any adjustment of the Conversion Price, the holders of Convertible Notes may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of common stock.

     The Company from time to time may, to the extent permitted by law, reduce the Conversion Price of the Convertible Notes by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such decrease, if the Board of Directors has made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     No adjustment in the Conversion Price will be required unless such adjustment would require a change of at least 1% of the Conversion Price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the Conversion Price will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock or carrying the right to purchase any of the foregoing.

SUBORDINATION

     On or prior to Put Expiration Date

     On or before the earlier of the following dates (the "Put Expiration
Date"):

     - to the extent such date does not occur after August 31, 2000, the date the Related Transactions are consummated in all material respects and

     - 30 days following the Special Redemption Date,

the Convertible Notes shall be senior debt of the Company and rank equally in right of payment to all of the Company's existing and future unsecured senior debt (including its 9 1/4% senior notes due 2006) and senior in right of payment to all of the Company's existing and future debt that provides that it is subordinated to the Convertible Notes including our 5 3/4% convertible subordinated notes due 2003 and our 10 1/2% senior subordinated notes due 2009.

     After Put Expiration Date

     After the Put Expiration Date, the payment of principal of, premium, if any, interest and Liquidated Damages, if any on the Convertible Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or other payment satisfactory to the holders of Senior Debt of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred. After the Put Expiration Date, upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or other payment satisfactory to the Senior Debt of all Senior Debt of all obligations in respect of such Senior Debt before the holders of Convertible Notes will be entitled to receive any payment with respect to the Convertible Notes.

     After the Put Expiration Date, in the event of any acceleration of the Convertible Notes because of an Event of Default, the holders of any Senior Debt then outstanding will be entitled to payment in full in cash or other payment satisfactory to the holders of such Senior Debt of all obligations in respect of such Senior Debt before the holders of the Convertible Notes are entitled to receive any payment or distribution in respect thereof. If payment of the Convertible Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Senior Debt or the trustee(s) for such Senior Debt of the acceleration.

     After the Put Expiration Date, the Company also may not make any payment upon or in respect of the Convertible Notes if (i) a default in the payment of the principal of, premium, if any, interest, rent or other obligations in respect of Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or other person permitted to give such notice under the Indenture. Payments on the Convertible Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received if the maturity of the Senior Debt has not been accelerated. No new period of payment blockage may be commenced unless and until 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice. Notwithstanding anything herein to the contrary, payments made by the Company to repurchase Convertible Notes following a Related Transactions Event shall not be subject to the provisions herein and will not be subordinated in right of payment to the prior payment of Senior Debt.

     By reason of the subordination provisions described above, after the Put Expiration Date, in the event of the Company's liquidation or insolvency, holders of Senior Debt may receive more, ratably, and holders of the Convertible Notes may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrences of any Event of Default under the Indenture.

     The Convertible Notes are obligations exclusively of the Company. However, since the operations of the Company are primarily conducted through Subsidiaries, the cash flow and the consequent ability of the Company to service its debt, including the Convertible Notes, are primarily dependent upon the earnings of its Subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those Subsidiaries to, the Company. The payment of dividends and the making of loans and advances to the Company by its Subsidiaries may be subject to statutory or contractual restrictions, are dependent upon the earnings of those Subsidiaries and are subject to various business considerations.

     Any right of the Company to receive assets of any of its Subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Convertible Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company.

     As of December 31, 1999, the Company had approximately $710.8 million of outstanding indebtedness that would have constituted Senior Debt, and the indebtedness and other liabilities of the Company's subsidiaries (excluding intercompany liabilities and obligations of a type not required to be reflected on the balance sheet of such subsidiary in accordance with GAAP) that would effectively have been senior to the Convertible Notes were approximately $212.6 million. After giving effect to the proposed incurrence by the Company of $750.0 million of new secured bank debt in connection with its proposed acquisition of K1, K2 and K3 and its proposed investment in ASI, such amounts will be approximately $1,225.0 million and $212.6 million, respectively. The Indenture will not limit the amount of additional indebtedness, including Senior Debt, that the Company can create, incur, assume or guarantee, nor will the Indenture limit the amount of indebtedness and other liabilities that any Subsidiary can create, incur, assume or guarantee.

     In the event that, notwithstanding the foregoing, the Trustee or any holder of Convertible Notes receives any payment or distribution of assets of the Company of any kind after the Put Expiration Date in contravention of any of the terms of the Indenture, whether in cash, property or securities, including, without limitation by way of set-off or otherwise, in respect of the Convertible Notes before all Senior Debt is paid in full in cash or other payment satisfactory to the holders of Senior Debt, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt, and will be immediately paid over or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full in cash or other payment satisfactory to such holders of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt.

PROVISIONAL REDEMPTION BY THE COMPANY

     After September 20, 2001 and prior to March 20, 2003, the Convertible Notes may be redeemed at the option of the Company in whole or in part (in any integral multiple of $1,000), at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice by mail, at a redemption price equal to 103.571% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Provisional Redemption Date (subject to the right of holders of record on the relevant record date to receive any such amounts due on the relevant payment date) if the closing price of the common stock shall have equaled or exceeded 150% of the Conversion Price then in effect for at least 20 out of 30 consecutive days on which the Nasdaq National Market is open for the transaction of business prior to the Notice Date.

     Upon any Provisional Redemption, the Company will be obligated to make an additional payment in an amount equal to the present value of the aggregate value of the interest payments and Liquidated Damages, if any, that would thereafter have been payable on the Convertible Notes from the Provisional Redemption Date to but excluding March 15, 2003. The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the additional period as of the day immediately preceding the date on which a notice of Provisional Redemption is mailed.

OPTIONAL REDEMPTION

     On or after March 20, 2003, the Convertible Notes may be redeemed at the option of the Company, in whole or from time to time in part, on not less than 15 nor more than 60 days' prior written notice to the holders thereof by first class mail, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the 12-month period beginning March 20 of each year indicated (March 20 with respect to 2003), plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption:

                                                    REDEMPTION
                      YEAR                            PRICE
                      ----                          ----------
2003............................................     102.857%
2004............................................     102.143
2005............................................     101.429
2006............................................     100.714

and 100% at March 15, 2007.

SELECTION AND NOTICE

     If less than all the Convertible Notes are to be redeemed at any time, selection of Convertible Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Convertible Notes are listed or, if the Convertible Notes are not so listed, on a pro rata basis by lot or by any other method that the Trustee considers fair and appropriate. The Trustee may select for redemption a portion of the principal of any Convertible Note that has a denomination larger than $1,000. Convertible Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000. The Trustee will make the selection from Convertible Notes outstanding and not previously called for redemption; provided that if a portion of a holder's Convertible Notes are selected for partial redemption and such holder converts a portion of such Convertible Notes, such converted portion shall be deemed to be taken from the portion selected for redemption.

     Provisions of the Indenture that apply to the Convertible Notes called for redemption also apply to portions of the Convertible Notes called for redemption. If any Convertible Note is to be redeemed in part, the notice of redemption will state the portion of the principal amount to be redeemed. Upon surrender of a Convertible Note that is redeemed in part only, the Company will execute and the Trustee will authenticate and deliver to the holder a new Convertible Note equal in principal amount to the unredeemed portion of the Convertible Note surrendered.

     On and after the redemption date, unless the Company shall default in the payment of the redemption price, interest and Liquidated Damages, if any, will cease to accrue on the principal amount of the Convertible Notes or portions thereof called for redemption and for which funds have been set apart for payment. In the case of Convertible Notes or portions thereof redeemed on a redemption date which is also a regularly scheduled interest payment date, the interest payment due on such date shall be paid to the person in whose name the
Note is registered at the close of business on the relevant record date.

     The Convertible Notes are not entitled to any sinking fund.

REPURCHASE AT THE OPTION OF HOLDERS IF THE PROPOSED ACQUISITION OF K1, K2 AND K3 DOES NOT CLOSE

     If the Related Transactions are not consummated in all material respects by August 31, 2000, or should the Related Agreement be terminated at any time prior to such date (a "Related Transactions Event"), each holder will have the right to require the Company to repurchase the holder's Convertible Notes, in whole, but not in part, at a purchase price equal to 101% of the principal amount thereof (the "Special Redemption Price"), plus accrued interest and unpaid interest and Liquidated Damages, if any, to the Special Redemption Date (the "Special Redemption Payment"), subject to the right of holders of record on the relevant record date to receive any such amount due on the relevant payment date. Within 10 days following a Related Transactions Event, the Company will mail a notice to each holder specifying the Special Redemption Date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Special Redemption Date"), and offering to repurchase Convertible Notes pursuant to the procedures required by the Indenture and described in such notice.

     The Company will furnish to the Paying Agent not later than the last business day prior to the Special Redemption Date the aggregate Special Redemption Payment with respect to the Convertible Notes to be redeemed on the Special Redemption Date.

     In the event that, after the Special Redemption Date, less than 10% of the original aggregate principal amount of the Convertible Notes remain outstanding, the Company may, at its option, redeem the remaining Convertible Notes, in whole, but not in part, at a price equal to the Special Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for their redemption by the Company (such date to be a date no later than 30 days following the Special Redemption Date) subject to the right of holders of record on the relevant record date to receive any such amount due on the relevant payment date.

     The Company has agreed that, during the period from the Issue Date to and including the Put Expiration Date, it will maintain cash and cash equivalents in an aggregate amount equal to or greater than 103% of the aggregate principal amount of the outstanding Convertible Notes.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Convertible Notes as a result of a Related Transactions Event. Rule 13e-4 under the Exchange Act requires, among other things, the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to holders of the Convertible Notes. The Company will comply with this rule to the extent applicable at that time.

     "Related Transactions" means the acquisition by the Company or any of its subsidiaries of K1, K2 and K3 from ASI.

     "Related Agreement" means the asset purchase agreement between ASI and the Company dated as of January 14, 2000 relating to the Related Transaction, as such agreement may be amended or restated from time to time.

REPURCHASE AT OPTION OF HOLDERS UPON A DESIGNATED EVENT

     Upon the occurrence of a Designated Event, each holder of Convertible Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Convertible Notes pursuant to the offer described below (the "Designated Event Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Designated Event Payment"). Within 20 days following any Designated Event, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Designated Event and offering to repurchase Convertible Notes pursuant to the procedures required by the Indenture and described in such notice.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Convertible Notes as a result of a Designated Event. Rule 13e-4 under the Exchange Act requires, among other things, the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to holders of the Convertible Notes. The Company will comply with this rule to the extent applicable at that time.

     On the date specified for termination of the Designated Event Offer, the Company will, to the extent lawful, (1) accept for payment all Convertible Notes or portions thereof properly tendered pursuant to the Designated Event Offer,
(2) deposit with the paying agent an amount equal to the Designated Event Payment in respect of all Convertible Notes or portions thereof so tendered and
(3) deliver or cause to be delivered to the Trustee the Convertible Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Convertible Notes or portions thereof being purchased by the Company. On the date specified for payment of the Designated Event Payment (the "Designated Event Payment Date"), the paying agent will promptly mail to each holder of Convertible Notes so accepted the Designated Event Payment for such Convertible Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Convertible Note equal in principal amount to any unpurchased portion of the Convertible Notes surrendered, if any; provided that each such new Convertible Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The foregoing provisions would not necessarily afford holders of the Convertible Notes protection in the event of highly leveraged or other transactions involving the Company that may adversely affect holders.

     The right to require the Company to repurchase Convertible Notes as a result of a Designated Event could have the effect of delaying, deferring or preventing a Change of Control or other attempts to acquire control of the Company unless arrangements have been made to enable the Company to repurchase all the Convertible Notes at the Designated Event Payment Date. Consequently, this right may render more difficult or discourage a merger, consolidation or tender offer (even if such transaction is supported by the Company's Board of Directors or is favorable to the stockholders), the assumption of control by a holder of a large block of the Company's shares and the removal of incumbent management.

     Except as described above with respect to a Designated Event, the Indenture does not contain provisions that permit the holders of the Convertible Notes to require that the Company repurchase or redeem the Convertible Notes in the event of a takeover, recapitalization or similar restructuring. Subject to the limitation on mergers and consolidations described below, the Company, its management or its Subsidiaries could in the future enter into certain transactions, including refinancings, certain recapitalizations, acquisitions, the sale of all or substantially all of its assets, the liquidation of the Company or similar transactions, that would not constitute a Designated Event under the Indenture, but that would increase the amount of Senior Debt (or any other indebtedness) outstanding at such time or substantially reduce or eliminate the Company's assets.

     The terms of the Company's existing or future credit or other agreements relating to indebtedness (including Senior Debt) may prohibit the Company from purchasing any Convertible Notes and may also provide that a Designated Event, as well as certain other change-of-control events with respect to the Company, would constitute an event of default thereunder. In the event a Designated Event or a Related Transactions Event occurs at a time when the Company is prohibited from purchasing Convertible Notes, the Company could seek the consent of its then-existing lenders to the purchase of Convertible Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from purchasing Convertible Notes. In such case, the Company's failure to purchase tendered Convertible Notes would constitute an Event of Default under the Indenture, which may, in turn, constitute a further default under the terms of other indebtedness that the Company has entered into or may enter into from time to time. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of Convertible Notes.

     A "Designated Event" will be deemed to have occurred upon a Change of Control or a Termination of Trading.

     A "Change of Control" will be deemed to have occurred when: (i) any person has become an Acquiring Person, (ii) the Company consolidates with or merges into any other corporation, or conveys, transfers, or leases all or substantially all of its assets to any person, or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding common stock of the Company is changed or exchanged as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided that a Change of Control shall not be deemed to have occurred if either (x) the last sale price of the common stock for any five trading days during the ten trading days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on the date of such Change of Control or (y) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

     The definition of Change of Control includes a phrase relating to the lease, transfer or conveyance of "all or substantially all" of the assets of the Company. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Convertible Notes to require the Company to repurchase such Convertible Notes as a result of a lease, transfer or conveyance of less than all of the assets of the Company to another person or group may be uncertain.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     A "Termination of Trading" will be deemed to have occurred if the common stock (or other common stock into which the Convertible Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

MERGER AND CONSOLIDATION

     The Indenture provides that the Company may not, in a single transaction or a series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity as an entirety or substantially as an entirety unless either (a)(i) the Company shall be the surviving or continuing corporation or (ii) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety (x) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (y) assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the Convertible Notes and the performance of every covenant of the Company under the Convertible Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (b) immediately after such transaction no Default or Event of Default exists; and (c) the Company or such person shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Upon any such consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition in accordance with the foregoing, the successor person formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under the Indenture and the Convertible Notes.

REGISTRATION RIGHTS

     Pursuant to a registration agreement (the "Registration Agreement"), the Company has agreed for the benefit of the holders of the Convertible Notes and common stock issued upon conversion thereof that (i) it will, at its cost, within 90 days after the Issue Date, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Convertible Notes and the common stock issuable upon conversion thereof, (ii) the Company will use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date and (iii) the Company will keep the Shelf Registration Statement continuously effective under the Securities Act until the earliest of (a) the second anniversary of the Issue Date, (b) the date on which the Convertible Notes or the common stock issuable upon conversion thereof may be sold by non-affiliates of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act and (c) the date as of which all the Convertible Notes or the common stock issuable upon conversion thereof have been sold pursuant to the Shelf Registration Statement.

     If the Shelf Registration Statement (i) is not filed with the Commission on or prior to 90 days, or has not been declared effective by the Commission within 180 days, after the Issue Date, or (ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or usable for the offer and sale of Transfer Restricted Securities for a period of time (including any Suspension Period) which shall exceed 60 days in the aggregate in any 12-month period during the period beginning on the Issue Date and ending on or prior to the second anniversary of the Issue Date (each such event referred to in clauses (i) and (ii) being referred to herein as a "Registration Default"), the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities which has complied with its obligations under the Registration Agreement. The amount of Liquidated Damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Convertible Notes or $2.50 per annum per 17.4398 shares of common stock (subject to adjustment in the event of a stock split, stock recombination, stock dividend and the like) constituting Transfer Restricted Securities for the first 90 days during which a Registration Default has occurred and is continuing and 50 basis points per annum per $1,000 principal amount of Convertible Notes or $5.00 per annum per
17.4398 shares of common stock (subject to adjustment as set forth above) constituting Transfer Restricted Securities for any additional days during which such Registration Default has occurred and is continuing. The Company has agreed to pay all accrued Liquidated Damages by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date (as defined in the Registration Agreement). Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default.

     "Transfer Restricted Securities" means each Convertible Note and any share of common stock issued on conversion thereof until the date on which such Convertible Note or share, as the case may be (i) has been transferred pursuant to the Shelf Registration Statement or another registration statement covering such Convertible Note or share which has been filed with the Commission pursuant to the Securities Act, in either case after such registration statement has become effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or
(iii) may be sold or transferred pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision promulgated by the Commission).

     The Company will provide or cause to be provided to each holder of the Convertible Notes, or the common stock issuable upon conversion of the Convertible Notes, copies of the prospectus, which will be a part of the Shelf Registration Statement, notify or cause to be notified to each such holder when the Shelf Registration Statement for the Convertible Notes or the common stock issuable upon conversion of the Convertible Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Convertible Notes or the common stock issuable upon conversion of the Convertible Notes. A holder of Convertible Notes or the common stock issuable upon conversion of the Convertible Notes that sells such securities pursuant to a Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement that are applicable to such holder (including certain indemnification and contribution rights or obligations). The Company presently intends to distribute a questionnaire to each beneficial owner of Convertible Notes as of a specified date to obtain certain information regarding such selling security holders for inclusion in the prospectus.

     The Company will be permitted to suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 30 days in any three-month period or for three periods not to exceed an aggregate of 90 days in any twelve-month period (any such period being referred to as a "Suspension Period") under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. The Company will pay all expenses of the Shelf Registration Statement; provided, however, that each holder shall bear the expense of any broker's commission, agency fee or underwriter's discount or commission.

EVENTS OF DEFAULT AND REMEDIES

     An Event of Default is defined in the Indenture as being (i) default in payment of the principal of, or premium, if any, on the Convertible Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture; (ii) default for 30 days in payment of any installment of interest on or Liquidated Damages with respect to the Convertible Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) default by the Company for 60 days after notice in the observance or performance of any other covenants in the Indenture; (iv) default in the payment of the Designated Event Payment or the Special Redemption Payment in respect of the Convertible Notes on the date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture; (v) failure of the Company to maintain cash and cash equivalents in accordance with the provisions of the Indenture or to provide timely notice of a Designated Event or a Related Transactions Event; (vi) failure of the Company or any Material Subsidiary to make any payment at maturity, including any applicable grace period, in respect of indebtedness for borrowed money of, or guaranteed or assumed by, the Company or any Material Subsidiary, which payment is in an amount in excess of $20,000,000, and continuance of such failure for 30 days after notice; (vii) default by the Company or any Material Subsidiary with respect to any such indebtedness, which default results in the acceleration of any such indebtedness of an amount in excess of $20,000,000 without such indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled for 30 days after notice; or (viii) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary.

     If an Event of Default (other than an Event of Default specified in clause
(viii) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of not less than 25% in aggregate principal amount of the then outstanding Convertible Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all the Convertible Notes then outstanding to be due and payable. Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, will become immediately due and payable, notwithstanding anything contained in the Indenture or the Convertible Notes to the contrary, but subject to the provisions limiting payment described in "-- Subordination." If any Event of Default specified in clause (viii) above occurs with respect to the Company, all unpaid principal of, and premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Convertible Notes then outstanding will automatically become due and payable, subject to the provisions described in "-- Subordination," without any declaration or other act on the part of the Trustee or any holder of Convertible Notes.

     Holders of the Convertible Notes may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee a security or an indemnity satisfactory to it against any cost, expense or liability. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Convertible Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Indenture requires the Trustee to mail a notice of Default or Event of Default to each holder within 60 days of the occurrence of such Default or Event of Default, provided, however, that the Trustee may withhold from the holders notice of any continuing Default or Event of Default (except a Default or Event of Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Convertible Notes) if it determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount of the Convertible Notes then outstanding by notice to the Trustee may rescind any acceleration of the Convertible Notes and its consequences if all existing Events of Default (other than the nonpayment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Convertible Notes that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Convertible Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Convertible Notes. If an Event of Default occurs prior to any date on which the Company is prohibited from redeeming the Convertible Notes by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Convertible Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Convertible Notes.

     The holders of a majority in aggregate principal amount of the Convertible Notes then outstanding may, on behalf of the holders of all the Convertible Notes, waive any past Default or Event of Default under the Indenture and its consequences, except Default in the payment of principal of, premium, if any, or interest on the Convertible Notes (other than the non-payment of principal of, premium, if any, interest and Liquidated Damages, if any, and interest on the Convertible Notes that has become due solely by virtue of an acceleration that has been duly rescinded as provided above) or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of all holders of Convertible Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Convertible Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default or compliance with any provision of the Indenture or the Convertible Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Convertible Notes held by a non-consenting holder): (a) reduce the principal amount of Convertible Notes whose holders must consent to an amendment, supplement or waiver, (b) reduce the principal of or change the fixed maturity of any Convertible Note or, other than as set forth in the next paragraph, alter the provisions with respect to the redemption of the Convertible Notes, (c) reduce the rate of or change the time for payment of interest on any Convertible Notes, (d) waive a Default or Event of Default in the payment of principal of or premium, if any, interest or Liquidated Damages, if any, on the Convertible Notes (except a rescission of acceleration of the Convertible Notes by the holders of at least a majority in aggregate principal amount of the Convertible Notes and a waiver of the payment default that resulted from such acceleration), (e) make any Convertible Note payable in money other than that stated in the Indenture and the Convertible Notes, (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Convertible Notes to receive payments of principal of, premium, if any, interest or Liquidated Damages, if any, on the Convertible Notes, (g) waive a redemption payment with respect to any Convertible Note, (h) except as permitted by the Indenture, increase the Conversion Price or, other than as set forth in the next paragraph, modify the provisions of the Indenture relating to conversion of the Convertible Notes in a manner adverse to the holders thereof or (i) make any change to the abilities of holders of Convertible Notes to enforce their rights under the Indenture or the provisions of clause (a) through (i) hereof. In addition, any amendment to the provisions of Article 11 of the Indenture (which relate to subordination) will require the consent of the holders of at least 75% in aggregate principal amount of the Convertible Notes then outstanding if such amendment would adversely affect the rights of holders of Convertible Notes.

     Notwithstanding the foregoing, without the consent of any holder of Convertible Notes, the Company and the Trustee may amend or supplement the Indenture or the Convertible Notes to (a) cure any ambiguity, defect or inconsistency or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable, provided such amendment does not materially and adversely affect the Convertible Notes, (b) provide for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes, (c) provide for the assumption of the Company's obligations to holders of Convertible Notes in the circumstances required under the Indenture as described under "-- Merger and Consolidation," (d) provide for conversion rights of holders of Convertible Notes in certain events such as a consolidation, merger or sale of all or substantially all of the assets of the Company, (e) reduce the Conversion Price, (f) make any change that would provide any additional rights or benefits to the holders of Convertible Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or (g) comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

SATISFACTION AND DISCHARGE

     The Company may discharge its obligations under the Indenture while Convertible Notes remain outstanding if (i) all outstanding Convertible Notes will become due and payable at their scheduled maturity within one year or (ii) all outstanding Convertible Notes are scheduled for redemption within one year, and, in either case, the Company has (a) deposited with the Trustee an amount sufficient to pay and discharge all outstanding Convertible Notes on the date of their scheduled maturity or the scheduled date of redemption and (b) paid all other sums then payable by the Company under the Indenture.

GOVERNING LAW

     The Indenture will provide that the Convertible Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Convertible Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Convertible Note selected for redemption or repurchase. Also, the Company is not required to transfer or exchange any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

     The registered holder of a Convertible Note will be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     "Acquiring Person" means any person (as defined in Section 13(d)(3) of the Exchange Act) who or which, together with all affiliates and associates (each as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act and as further defined below) of shares of common stock or other voting securities of the Company having more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that an Acquiring Person shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any Permitted Holder, (iv) an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company or (v) any current or future employee or director benefit plan of the Company or any Subsidiary of the Company or any entity holding common stock of the Company for or pursuant to the terms of any such plan. For purposes hereof, a person shall not be deemed to be the beneficial owner of (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

     "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding any debt securities convertible into such equity.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Debt" means any particular Senior Debt if the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Debt" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

     "Eligible Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types describe din clause (i) entered into with:

     (a) a bank meeting the qualifications described in clause (ii) above, or

     (b) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)); and (v) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that: (a) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and (b) such obligations mature within 180 days of the date of acquisition thereof.

     "Event of Default" has the meaning set forth under "-- Events of Default and Remedies" herein.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

     "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company that is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument,
(c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;
(ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

     "Issue Date" means the date on which the Convertible Notes are first issued and authenticated under the Indenture.

     "Material Subsidiary" means any Subsidiary of the Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Holders" means James Kim and his estates, spouses, ancestors and lineal descendants (and spouses thereof), the legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors, or any person of which any of the foregoing, individually or collectively, beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least a majority of the total voting power of all classes of Capital Stock of such person (exclusive of any matters as to which class voting rights exist).

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

     "Senior Debt" means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any Indebtedness of the Company (including, without limitation, any Obligations in respect of such Indebtedness and, in the case of Designated Senior Debt, any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include (v) Indebtedness evidenced by the Convertible Notes, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) Indebtedness of the Company to any Subsidiary of the Company except to the extent such Indebtedness is of a type described in clause (ii) of the definition of Indebtedness, (y) trade payables of the Company for goods, services or materials purchased in the ordinary course of business (other than, to the extent they may otherwise constitute such trade payables, any obligations of the type described in clause (ii) of the definition of Indebtedness), and (z) any particular Indebtedness in which the instrument creating or evidencing the same expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Convertible Notes.

     "Subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof).

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                   PROPOSED PRIVATE PLACEMENT OF COMMON STOCK

     In November, 1999 we secured a commitment from a group of investors to provide $410.0 million in equity financing for use in connection with our proposed acquisition of K1, K2 and K3. The following discussion assumes that we have consummated the acquisition and related transactions.

COMMON STOCK

     We would issue to these investors 20,500,000 shares of common stock. For so long as these investors hold shares of our common stock, they would be entitled to the same dividend, voting and other rights as the holders of our common stock generally enjoy.

WARRANTS

     We would issue warrants for an aggregate of 3,895,000 shares of common stock with a strike price of $27.50 per share to these common stock investors. These warrants would expire four years after the date we issue them.

STOCKHOLDER RIGHTS AGREEMENT

     We would enter into an agreement with these common stock investors relating to their rights and obligations as stockholders. The agreement would include the following provisions:

     - Registration Rights: Holders of the common stock and warrants issued with respect thereto would be entitled to certain rights with respect to the registration of the resale of shares of common stock issued on conversion or exercise thereof (the "Registrable Securities") under the Securities Act. We will have an obligation to register part or all of these shares after the first anniversary of the date we first issue the common stock on up to four occasions if the holders of at least 20% of the Registrable Securities request that we do so, provided that we have not already caused a registration statement to go effective within the last nine months. In addition, we shall extend to the holders of Registrable Securities the right to include their securities in registrations initiated by us. These registration rights would expire six years after we issue the common stock.

     - Preemptive Rights: We would extend to the holders of at least 750,000 shares of Registrable Securities the right to purchase up to their pro-rata amount of new securities that we issue, subject to various exceptions, until five years after we issue the common stock.

     - Board Observation Rights: We would extend to two investors observation rights to Board of Directors meetings for so long as each investor holds at least 1,250,000 Registrable Securities.

     - Restrictions on Transfer: The holders of Registrable Securities would agree to limitations on their ability to transfer our securities under certain circumstances.

     - Company Right of First Refusal: The holders of Registrable Securities would agree to grant us a right of first refusal to acquire shares of our capital stock held by them on the terms they would propose to transfer such securities to third parties.

CO-SALE AGREEMENT

     We would enter into an agreement with these common stock investors and certain of our existing stockholders to provide these common stock investors with co-sale rights with respect to prospective transfers of our securities by the existing stockholders.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We are authorized to issue up to 500,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. As of February 29, 2000, there were an aggregate of 130,982,427 shares of common stock outstanding. In addition, as of February 29, 2000, 4,596,805 shares of common stock were issuable upon exercise of outstanding options, 4,938,651 shares of common stock were reserved for issuance under the Company's 1998 Stock Plan, 1998 Stock Option Plan for French Employees, 1998 Director Option Plan and 1998 Employee Stock Purchase Plan and shares of common stock were reserved for issuance upon conversion of our convertible notes.

     The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Certificate of Incorporation and Bylaws, which are included as exhibits to our report on Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference, and by the provisions of applicable Delaware law.

     Our Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and which may have the effect of delaying, deferring, or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our Board of Directors.

COMMON STOCK

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock do not have cumulative voting rights, and, therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors. See "Risk Factors -- Continued Control by Existing Stockholders."

     Holders of the common stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to the terms of any existing or future agreements between our company and its debtholders. Our company has never declared or paid cash dividends on its capital stock. We expect to retain future earnings, if any, for use in the operation and expansion of our business, and does not anticipate paying any cash dividends in the foreseeable future. In the event of the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets legally available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

PREFERRED STOCK

     Our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further vote or action by our stockholders. See "Proposed Equity Financing."

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

     Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make our acquisition more difficult by means of a tender offer, a proxy contest or otherwise and could also make the removal of incumbent officers and directors more difficult. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Anti-Takeover Provisions of Delaware Law

     We are subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

     - prior to the date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or subsequent to the date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines "business combination" to include:

     - any merger or consolidation involving the corporation and the interested stockholder;

     - any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

     - subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

     - the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Undesignated Preferred Stock

     The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or making more difficult a change in control of the company and may adversely affect the market price of, and the voting and other rights of, the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. We have no current plans to issue shares of preferred stock.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for our common stock is First Chicago Trust Company of New York Shareholder Services, 525 Washington Boulevard, Jersey City, NJ 07310; telephone (201) 324-0014.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AMKOR TECHNOLOGY, INC.:
Report of Independent Public Accountants (Arthur Andersen
  LLP)......................................................   F-2
Consolidated Statements of Income -- Years ended December
  31, 1997, 1998 and 1999...................................   F-3
Consolidated Balance Sheets -- December 31, 1998 and 1999...   F-4
Consolidated Statements of Stockholders' Equity -- Years
  ended December 31, 1997, 1998 and 1999....................   F-5
Consolidated Statements of Cash Flows -- Years ended
  December 31, 1997, 1998 and 1999..........................   F-6
Notes to Consolidated Financial Statements..................   F-7
Independent Auditors' Report (Samil Accounting Corporation)
  with respect to the 1999 Financial Statements of Amkor
  Technology Korea, Inc.....................................  F-36

K1, K2 AND K3:
Report of Independent Accountants (Samil Accounting
  Corporation)..............................................  F-37
Statements of Net Assets (Liabilities) -- As of December 31,
  1998 and 1999.............................................  F-38
Statements of Operations for the years ended December 31,
  1997, 1998 and 1999.......................................  F-39
Statements of Changes in Net Assets (Liabilities) for the
  years ended December 31, 1997, 1998 and 1999..............  F-40
Statements of Cash Flows for the years ended December 31,
  1997, 1998 and 1999.......................................  F-41
Notes to Financial Statements...............................  F-42

ANAM SEMICONDUCTOR, INC.:
Report of Independent Accountants (Samil Accounting
  Corporation)..............................................  F-55
Consolidated Balance Sheets -- As of December 31, 1998 and
  1999......................................................  F-57
Consolidated Statements of Operations for the years ended
  December 31, 1997, 1998 and 1999..........................  F-58
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 1997, 1998 and 1999..............  F-59
Consolidated Statements of Cash Flows for the years ended
  December 31, 1997, 1998 and 1999..........................  F-60
Notes to Consolidated Financial Statements..................  F-61
Independent Auditor's Report (Ahn Kwon & Co.) with respect
  to the Financial Statements of Anam Engineering &
  Construction Co., Ltd. as of and for the years ended
  December 31, 1999, 1998 and 1997..........................  F-96
Independent Auditors' Report (Siana Carr & O'Connor, LLP)
  with respect to the Financial Statements of Anam USA, Inc.
  as of December 31, 1999 and 1998 and for the three years
  ended December 31, 1999...................................  F-97

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Amkor Technology, Inc.:

     We have audited the accompanying consolidated balance sheets of Amkor Technology, Inc. and its subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Anam Semiconductor, Inc. ("ASI") (See Note 3), the investment in which is reflected in the accompanying 1997 and 1999 financial statements using the equity method of accounting. The investment in ASI represents 2% of total assets at December 31, 1997 and 1999 and the equity in its net loss represents 29% and 2% of net income before the equity in loss of investees in 1997 and 1999, respectively. In addition, we did not audit the financial statements of Amkor Technology Korea, Inc., ("ATK"), a wholly-owned subsidiary, which statements reflect total assets and total operating income of 35% and 6%, respectively, of the related consolidated totals in 1999. The statements of ASI and ATK were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to amounts included for ASI and ATK, is based solely on the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amkor Technology, Inc. and its subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Philadelphia, Pennsylvania
February 3, 2000
(except as discussed in Note 21 with respect to the Company's proposed acquisition of ASI's packaging and test facilities and its investment in ASI, as to which the date is February 28, 2000, and the related proposed financing, as to which the date is March 16, 2000)

                             AMKOR TECHNOLOGY, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      FOR THE YEAR ENDED
                                                                         DECEMBER 31,
                                                             ------------------------------------
                                                                1997         1998         1999
                                                             ----------   ----------   ----------
NET REVENUES...............................................  $1,455,761   $1,567,983   $1,909,972
COST OF REVENUES -- including purchases from ASI (Note
  3).......................................................   1,242,669    1,307,150    1,577,226
                                                             ----------   ----------   ----------
GROSS PROFIT...............................................     213,092      260,833      332,746
                                                             ----------   ----------   ----------
OPERATING EXPENSES:
  Selling, general and administrative......................     103,726      119,846      145,233
  Research and development.................................       8,525        8,251       11,436
                                                             ----------   ----------   ----------
          Total operating expenses.........................     112,251      128,097      156,669
                                                             ----------   ----------   ----------
OPERATING INCOME...........................................     100,841      132,736      176,077
                                                             ----------   ----------   ----------
OTHER (INCOME) EXPENSE:
  Interest expense, net....................................      32,241       18,005       45,364
  Foreign currency (gain) loss.............................        (835)       4,493          308
  Other expense, net.......................................       8,429        9,503       25,117
                                                             ----------   ----------   ----------
          Total other expense..............................      39,835       32,001       70,789
                                                             ----------   ----------   ----------
INCOME BEFORE INCOME TAXES, EQUITY IN LOSS OF INVESTEES AND
  MINORITY INTEREST........................................      61,006      100,735      105,288
PROVISION FOR INCOME TAXES.................................       7,078       24,716       26,600
EQUITY IN LOSS OF INVESTEES................................     (17,291)          --       (1,969)
MINORITY INTEREST..........................................      (6,644)         559           --
                                                             ----------   ----------   ----------
NET INCOME.................................................  $   43,281   $   75,460   $   76,719
                                                             ==========   ==========   ==========
PRO FORMA DATA (UNAUDITED):
  Historical income before income taxes, equity in loss of
     investees and minority interest.......................  $   61,006   $  100,735
  Pro forma provision for income taxes.....................      10,691       29,216
                                                             ----------   ----------
  Pro forma income before equity in loss of investees and
     minority interest.....................................      50,315       71,519
  Historical equity in loss of investees...................     (17,291)          --
  Historical minority interest.............................      (6,644)         559
                                                             ----------   ----------
  Pro forma net income.....................................  $   39,668   $   70,960
                                                             ==========   ==========
  PER SHARE DATA:
  Basic net income per common share........................  $      .52   $      .71   $      .64
                                                             ==========   ==========   ==========
  Diluted net income per common share......................  $      .52   $      .70   $      .63
                                                             ==========   ==========   ==========
  Basic pro forma net income per common share
     (unaudited)...........................................  $      .48   $      .67
                                                             ==========   ==========
  Diluted pro forma net income per common share
     (unaudited)...........................................  $      .48   $      .66
                                                             ==========   ==========
  Shares used in computing basic (proforma for 1997 and
     1998) net income per common share.....................      82,610      106,221      119,341
                                                             ==========   ==========   ==========
  Shares used in computing diluted (proforma for 1997 and
     1998) net income per common share.....................      82,610      116,596      135,067
                                                             ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                             AMKOR TECHNOLOGY, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1998          1999
                                                              ----------    ----------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  227,587    $   98,045
  Short-term investments....................................       1,000       136,595
  Accounts receivable --
     Trade, net of allowance for doubtful accounts of $5,952
      and $2,443............................................     109,243       157,281
     Due from affiliates....................................      25,990         6,278
     Other..................................................       5,900         6,469
  Inventories...............................................      85,628        91,465
  Other current assets......................................      16,687        11,117
                                                              ----------    ----------
          Total current assets..............................     472,035       507,250
                                                              ----------    ----------
PROPERTY, PLANT AND EQUIPMENT, net..........................     416,111       859,768
                                                              ----------    ----------
INVESTMENTS.................................................      25,476        63,672
                                                              ----------    ----------
OTHER ASSETS:
  Due from affiliates.......................................      28,885        27,858
  Intangible assets.........................................      26,158       233,532
  Other.....................................................      34,932        63,009
                                                              ----------    ----------
                                                                  89,975       324,399
                                                              ----------    ----------
          Total assets......................................  $1,003,597    $1,755,089
                                                              ==========    ==========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank overdraft............................................  $   13,429    $   16,209
  Short-term borrowings and current portion of long-term
     debt...................................................      38,657         6,465
  Trade accounts payable....................................      96,948       122,147
  Due to affiliates.........................................      15,722        37,913
  Accrued expenses..........................................      77,004        88,577
  Accrued income taxes......................................      38,892        41,587
                                                              ----------    ----------
          Total current liabilities.........................     280,652       312,898
                                                              ----------    ----------
LONG-TERM DEBT..............................................      14,846         9,021
                                                              ----------    ----------
SENIOR AND SENIOR SUBORDINATED NOTES........................          --       625,000
                                                              ----------    ----------
CONVERTIBLE SUBORDINATED NOTES..............................     207,000        53,435
                                                              ----------    ----------
OTHER NONCURRENT LIABILITIES................................      10,738        16,994
                                                              ----------    ----------
COMMITMENTS AND CONTINGENCIES (Note 17)
STOCKHOLDERS' EQUITY:
  Common stock..............................................         118           131
                                                              ----------    ----------
  Additional paid-in capital................................     381,061       551,964
                                                              ----------    ----------
  Retained earnings.........................................     109,738       189,733
                                                              ----------    ----------
  Receivable from stockholder (Note 12).....................          --        (3,276)
                                                              ----------    ----------
  Accumulated Other Comprehensive Income:
     Unrealized losses on investments.......................        (556)         (811)
                                                              ----------    ----------
          Total stockholders' equity........................     490,361       737,741
                                                              ----------    ----------
          Total liabilities and stockholders' equity........  $1,003,597    $1,755,089
                                                              ==========    ==========

          The accompanying notes are an integral part of these statements.

                             AMKOR TECHNOLOGY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                          ACCUMULATED
                                                   ADDITIONAL              RECEIVABLE        OTHER
                                          COMMON    PAID-IN     RETAINED      FROM       COMPREHENSIVE              COMPREHENSIVE
                                          STOCK     CAPITAL     EARNINGS   STOCKHOLDER      INCOME        TOTAL        INCOME
                                          ------   ----------   --------   -----------   -------------   --------   -------------
BALANCE AT JANUARY 1, 1997..............   $ 46     $ 16,770    $ 32,340     $              $(3,344)     $ 45,812
  Net income............................     --           --      43,281          --             --        43,281      $43,281
  Unrealized gains on investments.......     --           --          --          --          1,586         1,586        1,586
  Currency translation adjustments......     --           --          --          --          1,095         1,095        1,095
                                                                                                                       -------
  Comprehensive income (Note 12)........                                                                                45,962
                                                                                                                       -------
  Distributions.........................     --           --      (5,000)         --             --        (5,000)
  Change in division equity account.....     --        4,101          --          --             --         4,101
                                           ----     --------    --------     -------        -------      --------
BALANCE AT DECEMBER 31, 1997............     46       20,871      70,621          --           (663)       90,875
  Net income............................     --           --      75,460          --             --        75,460       75,460
  Unrealized losses on investments......     --           --          --          --           (556)         (556)        (556)
  Currency translation adjustments,
    re-classification for loss included
    in net income.......................     --           --          --          --            663           663          663
                                                                                                                       -------
  Comprehensive income (Note 12)........     --           --          --          --             --            --       75,567
                                                                                                                       -------
  Distributions.........................     --           --     (33,100)         --             --       (33,100)
  Issuance of 35,250,000 common shares
    in public offering, net.............     35      360,228          --          --             --       360,263
  Acquisition of AKI....................     (1)          --      (3,243)         --             --        (3,244)
  Change in par value of stock in
    connection with Company
    Reorganization......................     38          (38)         --          --             --            --
                                           ----     --------    --------     -------        -------      --------
BALANCE AT DECEMBER 31, 1998............    118      381,061     109,738          --           (556)      490,361
  Net income............................     --           --      76,719          --             --        76,719       76,719
  Unrealized (losses) on investments,
    net of tax..........................     --           --          --          --           (255)         (255)        (255)
                                                                                                                       -------
  Comprehensive income (Note 12)........                                                                               $76,464
                                                                                                                       -------
  Issuance of stock through employee
    stock purchase plan and stock
    options.............................     --        3,875          --          --             --         3,875
  Receivable from Stockholder (Note
    12).................................     --           --       3,276      (3,276)            --            --
  Debt conversion (Note 9)..............     13      167,028          --          --             --       167,041
                                           ----     --------    --------     -------        -------      --------
BALANCE AT DECEMBER 31, 1999............   $131     $551,964    $189,733     $(3,276)       $  (811)     $737,741
                                           ====     ========    ========     =======        =======      ========

        The accompanying notes are an integral part of these statements.

                             AMKOR TECHNOLOGY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                        FOR THE YEAR ENDED
                                                                           DECEMBER 31,
                                                              --------------------------------------
                                                                 1997           1998         1999
                                                              -----------   ------------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $    43,281    $  75,460     $  76,719
  Adjustments to reconcile net income to net cash provided
    by operating activities --
    Depreciation and amortization...........................       81,864      118,022       176,866
    Amortization of deferred debt issuance costs............           --        1,217         3,466
    Debt conversion expense.................................           --           --        17,381
    Provision for accounts receivable.......................        3,490        1,719        (3,500)
    Provision for excess and obsolete inventory.............       12,659        7,200         6,573
    Deferred income taxes...................................      (11,715)       1,250         9,418
    Equity in loss of investees.............................       16,779           --         4,591
    (Gain) loss on sale of fixed assets and investments.....         (239)       2,500         1,805
    Minority interest.......................................       (6,644)         559            --
  Changes in assets and liabilities excluding effects of
    acquisitions --
    Accounts receivable.....................................      (19,802)       4,742       (44,526)
    Proceeds from sale/(repurchase of) accounts
      receivable............................................       90,700      (16,500)       (2,700)
    Other receivables.......................................        1,547       (1,021)         (555)
    Inventories.............................................      (26,609)      23,042       (12,063)
    Due to/from affiliates, net.............................      (19,138)     (11,117)       35,403
    Other current assets....................................       (7,239)       6,709         1,601
    Other non-current assets................................        3,322       (8,061)      (15,088)
    Accounts payable........................................       60,939      (12,489)       27,474
    Accrued expenses........................................       13,817       33,489        13,117
    Accrued income taxes....................................       14,130       11,924         2,695
    Other long-term liabilities.............................       (1,089)        (685)       (5,380)
                                                              -----------    ---------     ---------
      Net cash provided by operating activities.............      250,053      237,960       293,297
                                                              -----------    ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment................     (178,990)    (107,889)     (242,390)
  Acquisition of K4.........................................           --           --      (575,000)
  Acquisition of minority interest in AAP...................           --      (33,750)           --
  Acquisition of AKI........................................           --       (3,244)           --
  Acquisition of AAPMC......................................           --           --        (2,109)
  Sale of property, plant and equipment.....................        1,413          121            --
  Proceeds from the sale/(purchase) of investments..........      (15,187)     (18,550)     (135,595)
  Investment in ASI.........................................           --           --       (41,638)
                                                              -----------    ---------     ---------
      Net cash used in investing activities.................     (192,764)    (163,312)     (996,732)
                                                              -----------    ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in bank overdrafts and short-term borrowings...       52,393     (173,565)      (24,264)
  Net proceeds from issuance of 35,250,000 common shares in
    public offering.........................................           --      360,263            --
  Proceeds from issuance of stock through employee stock
    purchase plan
    and stock options.......................................           --           --         3,875
  Proceeds from issuance of Anam USA, Inc. debt.............    1,408,086      522,116            --
  Payments of Anam USA, Inc. debt...........................   (1,443,464)    (658,029)           --
  Net proceeds from issuance of long-term debt..............       11,389      203,170       603,569
  Payments of long-term debt................................      (43,541)    (158,833)       (9,287)
  Distributions to stockholders.............................       (5,000)     (33,100)           --
  Change in division equity account.........................        4,101           --            --
                                                              -----------    ---------     ---------
      Net cash provided by (used in) financing activities...      (16,036)      62,022       573,893
                                                              -----------    ---------     ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       41,253      136,670      (129,542)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............       49,664       90,917       227,587
                                                              -----------    ---------     ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $    90,917    $ 227,587     $  98,045
                                                              ===========    =========     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest................................................  $    37,070    $  27,730     $  45,500
    Income taxes............................................  $     3,022    $  12,908     $  13,734

        The accompanying notes are an integral part of these statements.

                             AMKOR TECHNOLOGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of Amkor Technology, Inc. and its subsidiaries (the "Company"). All of the Company's subsidiaries are wholly owned except for a small number of shares of each of the Company's Philippine subsidiaries which are required to be owned by directors of these companies pursuant to Philippine law.

     The consolidated financial statements reflect the elimination of all significant intercompany accounts and transactions.

     The investments in, and the operating results of, 20% to 50% owned companies, as well as the Company's investment in Anam Semiconductor Inc. ("ASI") (see Note 7), are included in the consolidated financial statements using the equity method of accounting.

     Prior to the Reorganization (as defined below), the Company's financial statements were presented on a combined basis as a result of common ownership and business operations of all the Amkor Companies (as defined below), including AK Industries, Inc. ("AKI"). The Reorganization was treated similar to a pooling of interests as it represented an exchange of equity interests among companies under common control, except for the acquisition of AKI which was accounted for as a purchase transaction. The purchase price for the AKI stock, which represented the fair value of those shares, approximated the book value of AKI.

Reorganization

     Prior to the Reorganization (as defined herein) the combined financial statements of Amkor Technology, Inc. ("ATI") and its subsidiaries and AKI and its subsidiary included the accounts of the following based on the ownership structure prior to the Reorganization (these companies are referred to as the "Amkor Companies"):

     - Amkor Electronics, Inc. ("AEI"), (a U.S. S Corporation) and its wholly-owned subsidiaries, Amkor Receivables Corp (a U.S. Corporation) and Amkor Wafer Fabrication Services SARL (a French Limited Company) ("AWFS");

     - T.L. Limited ("TLL") (a British Cayman Island Corporation) and its Philippine subsidiaries, Amkor Anam Advanced Packaging, Inc. ("AAAP") (wholly-owned) and Amkor/Anam Pilipinas, Inc. ("AAP"), which was owned 60% by TLL and 40% by ASI (which changed its name in 1998 from Anam Industrial Co., Ltd.) (-- see Note 3), and its wholly-owned subsidiary Automated MicroElectronics, Inc. ("AMI");

     - C.I.L., Limited ("CIL") (a British Cayman Islands Corporation) and its wholly-owned subsidiary Amkor/Anam Euroservices S.A.R.L. ("AAES") (a French Corporation);

     - Amkor Anam Test Services, Inc. (a U.S. Corporation);

     - The semiconductor packaging and test business unit of Chamterry Enterprises, Ltd. ("Chamterry"). During 1997 Chamterry transferred its customers to AEI and CIL and ceased operations of its semiconductor and test business unit; and

     - AKI (a U.S. Corporation) and its wholly-owned subsidiary, Amkor-Anam, Inc. (a U.S. Corporation).

     Prior to the Reorganization, all of the Amkor Companies were substantially wholly owned by Mr. and Mrs. James Kim or entities controlled by members of Mr. James Kim's immediate family (the

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

"Founding Stockholders"), except for AAP which was 40% owned by ASI and one third of AEI and all of AKI which were owned by trusts established for the benefit of other members of Mr. James Kim's family ("Kim Family Trusts"). The Amkor Companies were an interdependent group of companies involved in the same business under the direction of common management. ATI was formed in September 1997 to facilitate the Reorganization and consolidate the ownership of the Amkor Companies. In connection with the Reorganization, AEI was merged into ATI. Amkor International Holdings ("AIH"), a Cayman Islands holding company, became a wholly owned subsidiary of ATI. AIH was formed to hold the following entities:
First Amkor Caymans, Inc. ("FACI"), which was formed to hold AAAP, AAP and its subsidiary AMI, TLL and its subsidiary CIL and CIL's subsidiary AAES. The relative number of shares of common stock issued by the Company in connection with each of the transactions comprising the Reorganization was based upon the relative amounts of stockholders' equity at December 31, 1997. On April 14, 1998, Mr. and Mrs. James Kim and the Kim Family Trusts received two-thirds (9,746,760 shares) and one-third (4,873,380 shares) of the ATI common stock then outstanding, respectively. On April 29, 1998, ATI issued 67,989,851 shares of common stock, representing approximately 82% of its shares immediately after the Reorganization, in exchange for all of the outstanding shares of AIH and its subsidiaries. Of such shares, 27,528,234 shares and 36,376,617 shares were gifted to Mr. and Mrs. James Kim and the Kim Family Trusts, respectively, such that Mr. and Mrs. James Kim and the Kim Family Trusts owned 45.1% and 49.9%, respectively, of the ATI common shares outstanding after the Reorganization. Following such transactions the Founding Stockholders beneficially owned a majority of the outstanding shares of ATI common stock. In addition, ATI acquired all of the stock of AKI from the Kim Family Trusts for approximately $3,000. The merger of AEI and ATI, the creation of AIH and FACI, the issuance of ATI common stock for AIH and the acquisition of AKI are collectively referred to as the Reorganization.

Nature of Operations

     The Company provides semiconductor packaging and test services as well as wafer fabrication services to semiconductor manufacturing and semiconductor design companies located in strategic markets throughout the world. Such services are provided by the Company and by ASI under a long-standing arrangement (see Note 3). Approximately 68%, 67%, and 53% of the Company's packaging and test revenues in 1997, 1998 and 1999, respectively, relate to the packaging and test services provided by ASI. In addition, 100% of the Company's wafer fabrication revenues relate to the wafer fabrication services provided by ASI under a long-term agreement (see Note 3).

Concentrations of Credit Risk

     Financial instruments, for which the Company is subject to credit risk, consist principally of accounts receivable, cash and cash equivalents and short-term investments. With respect to accounts receivable, the Company has mitigated its credit risk by selling primarily to well established companies, performing ongoing credit evaluations and making frequent contact with customers.

     During 1999, the Company has invested in high grade municipal bonds, commercial loans and preferred stocks. These investments are classified in the consolidated balance sheets either as cash and cash equivalents for securities that have an underlying maturity date of less than three months, or as short-term investments for securities that have an underlying maturity date in excess of three months and are being held for trading purposes ("Trading Securities"). As of December 31, 1999, the Company held approximately $137,000 in Trading Securities. These investments are carried at fair market value based on market quotes and recent offerings of similar securities.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

     The Company has mitigated its credit risk with respect to cash and cash equivalents, as well as Trading Securities, through diversification of its portfolio of holdings into various money market accounts, U.S. treasury bonds, federal mortgage backed securities, high grade municipal bonds, commercial loans and preferred stocks. At December 31, 1998 and 1999, the Company maintained approximately $35,000 and $183,000, respectively, in high grade municipal bonds, commercial loans and preferred stocks, with the largest individual investment balance of approximately $10,000 and $12,000, respectively.

     In addition, at December 31, 1998 and 1999, the Company maintained approximately $29,000 and $11,000, respectively, in deposits and certificates of deposits at foreign owned banks and approximately $4,000 and $13,000 respectively, in deposits at U.S. banks which exceeded federally insured limits, of which, approximately $5,000 was maintained in one bank at December 31, 1999.

Significant Customers

     The Company has a number of major customers in North America, Asia and Europe. The Company's largest customer, Texas Instruments, Inc. ("TI"), accounted for 16.5% of net revenues in 1999. Revenues for services provided to TI prior to 1999 were less than 10%. In addition, the Company's second largest customer, Intel Corporation, accounted for approximately 23.4%, 20.6% and 14.1% of net revenues in 1997, 1998 and 1999, respectively. The Company's five largest customers collectively accounted for 40.1%, 41.6%, and 43.6% of net revenues in 1997, 1998, and 1999, respectively. The Company anticipates that significant customer concentration will continue for the foreseeable future, although the companies which constitute the Company's largest customers may change.

Risks and Uncertainties

     The Company's future results of operations involve a number of risks and uncertainties. Factors that could affect the Company's future operating results and cause actual results to vary materially from historical results include, but are not limited to, dependence on the highly cyclical nature of both the semiconductor and the personal computer industries, competitive pricing and declines in average selling prices, dependence on the Company's relationship with ASI (see Note 3), reliance on a small group of principal customers, timing and volume of orders relative to the Company's production capacity, availability of manufacturing capacity and fluctuations in manufacturing yields, availability of financing, competition, dependence on international operations and sales, dependence on raw material and equipment suppliers, exchange rate fluctuations, dependence on key personnel, difficulties in managing growth, enforcement of intellectual property rights, environmental regulations and the results of ASI on an equity method of accounting basis.

Foreign Currency Translation

     Substantially all of the Company's foreign subsidiaries and investee companies use the U.S. dollar as their functional currency. Accordingly, monetary assets and liabilities which were originally denominated in a foreign currency are translated into U.S. dollars at month-end exchange rates. Non-monetary items which were originally denominated in foreign currencies are translated at historical rates. Gains and losses from such remeasurement and from transactions denominated in foreign currencies are included in other (income) expense. The cumulative translation adjustment reflected in accumulated other comprehensive income in stockholders' equity in the consolidated balance sheets related primarily to investments in unconsolidated companies which used the local currency as the functional currency (see Note 7).

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

     At December 31, 1998 and 1999, trade accounts receivable represent the Company's interest in receivables in excess of amounts purchased by banks under an accounts receivable sale agreement (see Note 4). Of the total net trade accounts receivable amount at December 31, 1998 and 1999, $22,488 and $36,880, respectively, relates to the trade accounts receivable of CIL which were not sold under the accounts receivable sale agreement.

Inventories

     Inventories are stated at the lower of cost or market. Cost is determined principally by using a moving average method.

Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets. Accelerated methods are used for tax purposes. Depreciable lives follow:

Buildings and improvements..................................  10 to 30 years
Machinery and equipment.....................................    3 to 5 years
Furniture, fixtures and other equipment.....................   3 to 10 years

     Cost and accumulated depreciation for property retired or disposed of are removed from the accounts and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation expense was $81,159, $116,424 and $158,938 for 1997, 1998 and 1999, respectively.

Intangible Assets

     Intangible assets consist principally of goodwill. The Company recorded goodwill representing the excess of cost over the recorded minority interest in Amkor/Anam Pilipinas, Inc., one of its Philippine subsidiaries ("AAP"). In addition, the Company recorded goodwill representing the excess of the cost over the fair market value of the net assets acquired of ASI's packaging and test business located in Kwangju, Korea ("K4") (See Note 3) and the excess of the cost over the fair market value of the net assets acquired of Anam/Amkor Precision Machine Company, Inc. ("AAPMC"), an affiliate of ASI. (See Note 18)

     Goodwill is amortized on a straight-line basis over a period of ten years which is the estimated future period to be benefited by the acquisitions. The unamortized balance of goodwill at December 31, 1998 and 1999 was $24,596 and $232,350, respectively.

Other Noncurrent Assets

     Other noncurrent assets consist principally of deferred debt issuance costs, security deposits, the cash surrender value of life insurance policies, deferred income taxes and tax credits.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

     In connection with the $207,000 offering of Convertible Notes (see Note 2), and the $625,000 offering of Senior and Senior Subordinated Notes (See Note 3) the Company incurred approximately $30,500 of debt issuance costs which have been deferred and are amortized and reflected as interest expense over the life of the Notes.

Other Noncurrent Liabilities

     Other noncurrent liabilities consist primarily of pension obligations and noncurrent income taxes payable.

Stock Compensation Plans

     The Company accounts for its stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock based plans is generally measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Disclosures required by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation," are presented in
Note 14.

Income Taxes

     The Company accounts for income taxes following the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is provided.

     The Company reports certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying consolidated financial statements. The principal differences relate to the timing of the recognition of accrued expenses which are not deductible for federal income tax purposes until paid, the use of accelerated methods of depreciation for income tax purposes and unrecognized foreign exchange gains and losses.

     AEI, which was merged into ATI just prior to the Initial Public Offering (See Note 2), elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code of 1986 and comparable state tax provisions. As a result, AEI did not recognize U.S. federal corporate income taxes. Instead, the stockholders of AEI were taxed on their proportionate share of AEI's taxable income. Accordingly, no provision for U.S. federal income taxes was recorded for AEI. The accompanying consolidated statements of income include an unaudited pro forma adjustment to reflect income taxes which would have been recorded if AEI had not been an S Corporation, based on the tax laws in effect during the respective periods.

     Just prior to the Initial Public Offering (see Note 2), AEI terminated its S Corporation status at which point the profits of AEI became subject to federal and state income taxes at the corporate level.

Revenue Recognition and Risk of Loss

     The Company does not take ownership of customer-supplied semiconductors. Title and risk of loss remains with the customer for these materials at all times. Accordingly, the cost of the customer-supplied materials is not included in the consolidated financial statements. Risk of loss for the Company's packaging costs passes upon completion of the packaging process. The Company generally records revenues upon shipment of packaged semiconductors to its customers. The Company records wafer fabrication services revenues upon shipment of completed wafers to its customers.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

Research and Development Costs

     Research and development costs are charged to expense as incurred.

Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

     SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. Early adoption at the beginning of any quarter after issuance is permitted, but cannot be applied retroactively. The provisions of the statement must be applied to derivative instruments and certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997, or December 31, 1998, as selected at the transition date.

     The Company believes that the impact of adopting SFAS No. 133 on its financial statements will not be material and has not determined the timing of adoption.

Reclassifications

     Certain previously reported amounts have been reclassified to conform with the current presentation.

2. INITIAL PUBLIC OFFERING

     On May 6, 1998, the Company completed its Initial Public Offering of 30,000,000 shares of its common stock at a price to the public of $11.00 per share and $180,000 aggregate principal amount of Convertible Notes ("Initial Public Offering"). Also, on May 8, 1998, the Company sold 5,250,000 additional shares of its common stock and $27,000 additional principal amounts of Convertible Notes in conjunction with the underwriters' over-allotment options. The net proceeds were approximately $558,121, after deducting the underwriter discounts and offering expenses. The convertible notes 1) are convertible into the Company's common stock at $13.50 per share; 2) are callable in certain circumstances after three years; 3) are unsecured and subordinate to senior debt; 4) carry a coupon rate of 5 3/4%; and 5) mature at the end of five years. Approximately $264,000 of the proceeds were used to reduce short-term and long-term borrowings. Approximately $86,000 of the proceeds were used to reduce amounts due to Anam USA, Inc., ASI's wholly owned financing subsidiary ("AUSA"). Approximately $34,000 of the proceeds was used to purchase ASI's 40% interest in AAP (see Note 18.) In connection with the Offerings, one existing stockholder sold approximately 5,000,000 of his shares.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

3. RELATIONSHIP WITH ANAM SEMICONDUCTOR INC.

     In December 1999 the Company announced that it was in discussions with ASI to purchase it's three remaining packaging and test factories, known as K1, K2 and K3 combined with an additional equity investment in ASI. In February 2000, the Company announced that it had reached an agreement with ASI to purchase K1, K2 and K3 for $950,000 and committed to make an additional equity investment in ASI of approximately $459,000. The commitment to make this equity investment supersedes the existing commitment to ASI to purchase $150,000 in equity, previously agreed to as part of the terms of ASI's Workout (as defined below) excluding the $41,600 already invested in October 1999. The Company expects to complete the purchase of K1, K2 and K3 and investment in ASI during the second quarter of 2000. To complete the transaction with ASI, the Company intends to use existing cash and raise approximately $750,000 in secured bank term debt, $410,000 in private equity financing and $225,000 in convertible subordinated notes. If we make the additional $459,000 investment in the common stock of ASI and the Creditor banks convert W150 billion (approximately $132,000) of debt to common stock of ASI, the Company's and the Creditor banks' ownership in ASI voting stock will be approximately 43% and 34%, respectively.

If the transaction with ASI is completed as described above, ASI will emerge from its Workout with its Korean Creditor Banks. ASI has indicated that they expect the net proceeds from the sale of K1, K2 and K3 and our additional equity investment to be used to repay a substantial amount of debt, provide funding to expand the capacity of their wafer foundry and provide general working capital.

In October 1999, the Company acquired 10,000,000 shares of ASI common stock for approximately $41,600 (W50,000,000,000) representing the Company's first installment of its commitment to invest in ASI over a four year period in connection with ASI's Workout. The remaining portion of the obligation will be canceled under the terms of the agreement to purchase K1, K2 and K3. The Company owns 18% of ASI's common stock and members of the Kim family own 11%. As a result of this ownership, and the relationship with ASI, the Company follows the equity method of accounting for its investment in ASI.

     Because the Company and ASI have reached agreement on terms to purchase K1, K2 and K3, ASI's consolidated financial statements have been prepared to reflect the packaging and test operations of ASI as discontinued operations. If the Company is successful in acquiring K1, K2 and K3 and making our planned additional equity investment in ASI, ASI will exit from the Workout program.

     The following summary of consolidated financial information pertaining to ASI for 1997, 1998 and 1999, reflecting the packaging and test operations of ASI as discontinued operations, was derived from the consolidated financial statements of ASI.

                                                       1997          1998          1999
                                                    ----------    ----------    ----------
SUMMARY INCOME STATEMENT INFORMATION:
Sales.............................................  $  406,937    $  221,098    $  285,925
Income (loss)from continuing operations...........  $ (102,039)   $ (957,165)   $ (169,759)
Net income (loss).................................  $   41,430    $ (847,533)   $  109,865
SUMMARY BALANCE SHEET INFORMATION:
Total assets......................................  $2,922,114    $1,878,950    $1,487,469
Total liabilities.................................  $2,662,612    $2,477,323    $1,785,219

     On May 17, 1999, the Company purchased certain assets and liabilities of ASI's packaging and test business located in Kwangju, Korea ("K4"). The purchase price for K4 was $575,000 in cash plus the assumption of approximately $7,000 of employee benefit liabilities. The acquisition was accounted for as a purchase. Accordingly, the results of K4 have been included in the accompanying consolidated financial

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

statements since the date of acquisition. The purchase price of $582,000 was allocated to the fair value of the assets acquired, principally property plant and equipment, of approximately $358,000 and liabilities assumed of approximately $7,000. Goodwill resulting from the transaction of approximately $223,000 will be amortized on a straight line basis over a 10 year period, and is included in intangible assets in the Company's consolidated balance sheets at December 31, 1999.

     This acquisition was financed through a private placement completed by the Company in May 1999 which raised approximately $603,600, net of debt issuance costs of $21,400, through the issuance of $425,000 of senior notes and $200,000 in senior subordinated notes. The senior notes mature in May 2006 and have a coupon rate of 9.25%. The senior subordinated notes mature in May 2009 and have a coupon rate of 10.50%. The Company is required to pay interest semi-annually in May and November for all of the notes. Subsequent to the purchase of K4 and payment of related offering costs, the Company had approximately $29,714 of proceeds remaining for working capital. The debt issuance costs have been deferred and are included, net of amortization, in other non-current assets in the Company's consolidated balance sheet at December 31, 1999. These deferred costs are amortized over the life of the related notes.

     In connection with the acquisition of K4, the Company has entered into a transition services agreement with ASI. Pursuant to this agreement, ASI will continue to provide many of the same non-manufacturing related services to K4 that it provided prior to the acquisition, including transportation and shipping, human resources, and accounting and general administrative services. The Company has incurred approximately $5,800 of costs during the year ended December 31, 1999 for the services provided under this agreement. In addition, the Company has also entered into an intellectual property license agreement with ASI that was effective upon the closing of the acquisition.

     To encourage the investment in K4, the Korean government has granted a tax holiday on K4's operations. The tax holiday expires ten years after the earlier of the first year K4 has taxable income or five years.

     The following table displays unaudited pro forma consolidated results of operations as though the acquisition of K4 had occurred as of the beginning of the periods presented:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1998          1999
                                                              ----------    ----------
Net revenues................................................  $1,577,594    $1,913,201
Net income..................................................  $   18,119    $   62,388
Pro forma net income........................................  $   13,619
Basic net income per common share...........................  $      .17    $      .52
Diluted net income per common share.........................  $      .17    $      .52
Basic pro forma net income per common share.................  $      .13
Diluted pro forma net income per common share...............  $      .13

     The pro forma results include adjustments for goodwill amortization, depreciation, interest expense on debt issued to finance the purchase of K4, and income taxes. The pro forma results are not necessarily indicative of the results the Company would actually have achieved if the acquisition had been completed as of the beginning of each of the periods presented, nor are they necessarily indicative of future consolidated results.

     In 1997, 1998, and 1999, approximately 68%, 67% and 53%, respectively, of the Company's packaging and test revenues as well as 100% of the Company's wafer fabrication revenues in 1998 and 1999 (see Note 1) were derived from services performed for the Company by ASI. By the terms of a long-standing agreement, the Company has been responsible for marketing and selling ASI's semiconductor packaging

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

and test services, except to customers in Korea and Japan to whom ASI has historically sold such services directly. During 1998, the Company became responsible for marketing and selling ASI's semiconductor packaging and test services to the majority of ASI's customers in Japan. The Company has worked closely with ASI in developing new technologies and products. Effective January 1, 1998, the Company entered into five-year supply agreements with ASI giving the Company the first right to market and sell substantially all of ASI's packaging and test services and the exclusive right to market and sell all of the wafer output of ASI's new wafer foundry, both of which have negotiable pricing terms. These agreements are cancellable by either party upon five years prior written notice at any time after the fifth anniversary of the effective date. The Company's business, financial condition and operating results have been and will continue to be significantly dependent on the ability of ASI to effectively provide the contracted services on a cost-efficient and timely basis. The termination of the Company's relationship with ASI for any reason, or any material adverse change in ASI's business resulting from underutilization of its capacity, the level of its debt and its guarantees of affiliate debt, labor disruptions, fluctuations in foreign exchange rates, changes in governmental policies, economic or political conditions in Korea or any other change could have a material adverse effect on the Company's business, financial condition and results of operations.

     As of December 31, 1999, ASI was contingently liable under guarantees in respect of debt of its non-consolidated subsidiaries and affiliates in the aggregate amount of approximately $322 million.

     Prior to the Initial Public Offering, (see Note 2), the Company met a significant portion of its financing needs through financing arrangements obtained by AUSA for the benefit of the Company based on guarantees provided by ASI. The Company currently does not depend on such financing arrangements.

     ASI's business has been severely affected by the economic crisis in Korea. ASI has traditionally operated with a significant amount of debt relative to its equity and has contractually guaranteed the debt obligations of certain affiliates and subsidiaries. These significant uncertainties may affect ASI's future operations and its ability to maintain or refinance certain debt obligations as they mature. ASI's plans to address these matters, which are disclosed in ASI's financial statements, include entering into the Korean financial restructuring program known as "Workout" in October 1998.

     The Workout program is the result of an accord among Korean financial institutions to assist in the restructuring of Korean business enterprises. This process involves negotiation between the related banks and ASI, and does not involve the judicial system. The Workout process also does not impact debts outstanding with trade creditors, including balances due to/or from the Company. ASI's operations have continued uninterrupted during the process, and we expect ASI's operations to continue uninterrupted for the duration of the process.

     The Workout as approved by the creditor banks in February 1999 contains the following relief provisions for ASI:

     - The creditor banks will allow ASI to defer repayment on principal of ordinary loans until December 31, 2003. After December 31, 2003, bank loans with repayment terms will be payable through readjustment of repayment schedules on the basis of the repayment period as of October 24, 1998. For loans without repayment terms the schedule to repay principal amounts will be determined by ASI and the creditor banks at the end of such period.

     - The creditor banks will allow ASI to defer repayment of principal under capital leases until December 31, 1999, with payments of principal to resume under a 7 year installment plan thereafter.

     - The creditor banks will allow ASI to roll over the maturity of its Won-denominated debentures held by the creditor banks for an additional three year term after currently scheduled maturity dates.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

     - The creditor banks will allow ASI to make no interest payments on ordinary loans until December 31, 1999. The creditor banks will add accrued interest to the principal amounts of these loans every three months.

     - The creditor banks will reduce interest rates on ASI's remaining outstanding Won-denominated ordinary bank loans to 10% or the prime rate of each creditor bank, whichever is greater. This would reduce ASI's weighted average interest rate from 12.9% before the Workout to 10.5% after the Workout.

     - The creditor banks will give ASI a five year grace period until December 31, 2003 against enforcement of guarantees made by ASI for liabilities of ASI's affiliates. In addition, interest will not accrue on guaranteed obligations during the five year period.
     - The creditor banks will provide to ASI a short-term loan of W50 billion at the prime rate plus 1%, to be repaid with proceeds from the sale of K4.
     - The creditor banks will convert W250 billion ($208,000, using the December 31, 1998 exchange rate of W1,207 to $1.00) of ASI debt held by the creditor banks into: (1) W122.3 billion ($102,000 using the December 31, 1998 exchange rate) in equity shares of ASI, (2) W108.1 billion ($90,000 using the December 31, 1998 exchange rate) in five-year non-interest bearing convertible debt and (3) W19.6 billion ($16,000) in non-interest bearing loans. The conversion would take place in installments over four years and at a conversion rate equal to W5,000 per share, the par value of ASI's common stock. In order for the initial conversion of debt to take place in accordance with the terms of the Workout, ASI will have to undergo a series of corporate actions, including a reverse stock split to bring the fair market value of its equity shares to a price at least equal to the par value of such shares. The creditor banks would time their conversions of ASI debt to coincide with equity investments made in ASI by a third-party foreign investor company, in the aggregate amount of $150,000 over a four year period.

     The conversion of debt by the creditor banks was contingent on the Company's commitment to invest $150,000 in ASI equity over a four-year period. The Company has agreed to make an investment of $41,000 in 1999 and, assuming certain additional conditions are met, invest an additional $109,000 between years 2000 and 2002. As a result of the commitment to invest, ASI agreed to reduce the K4 purchase price from $607,000 to $582,000. The Company's commitment to ASI's creditor banks committing to an investment in ASI is contingent upon the continuation of the Workout plan as approved, the continued effectiveness of the Supply Agreements with ASI and coordination of proposed equity investments with the conversion by the creditor banks of their ASI debt to equity. The commitment letter provides that upon meeting these conditions, the Company would invest $41,000 in 1999, 2000, and 2001 with a final investment of $27,000 in 2002. The Company would purchase the ASI shares at W5,000 per share. Since the commitment is in U.S. dollars, the number of shares the Company would purchase will vary based on the exchange rate of Korean won to U.S. dollars.

     Assuming the creditor banks and ASI finalize and implement the Workout under its original terms, the relative equity of ownership of ASI among the creditor banks, the Kim family and the Company would be approximately 45%, 6% and 32%, respectively (assuming an exchange rate of W1,135 to $1.00 and without any future sales of ASI stock by these parties).

     The creditor banks have the right to terminate the Workout if ASI fails to meet the conditions of the Workout, which includes conditions related to ASI's financial performance. The Company believes that if the Workout is not finalized by the creditor banks and ASI or if the creditor banks subsequently terminate the Workout, the debt relief afforded to ASI pursuant to the Workout would be terminated, and the

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

creditor banks could reinstate and enforce the original terms of ASI's debt, including accelerating ASI's obligations. If this were to occur, ASI's and the Company's businesses could be harmed.

     There can be no assurance that ASI will be able to satisfy the terms of the proposed Workout agreement. Any inability of ASI to comply with the terms of the proposed Workout agreement, generate cash flow from operations sufficient to fund its capital expenditures and other working capital and liquidity requirements could have a material adverse effect on ASI's ability to continue to provide services and otherwise fulfill its obligations to the Company. The ultimate outcome of these uncertainties cannot be determined presently and ASI's financial statements do not include any adjustments that might result from these uncertainties.

4. ACCOUNTS RECEIVABLE SALE AGREEMENT

     Effective July 7, 1997, the Company entered into an agreement to sell receivables (the "Agreement") with certain banks (the "Purchasers"). The transaction qualifies as a sale under the provisions of SFAS No. 125 "Accounting For Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Under the Agreement, the Purchasers have committed to purchase, with limited recourse, all right, title and interest in selected accounts receivable of the Company, up to a maximum of $100,000. In connection with the Agreement, the Company established a wholly owned, bankruptcy remote subsidiary, Amkor Receivables Corp., to purchase accounts receivable at a discount from the Company on a continuous basis, subject to certain limitations as described in the Agreement. Amkor Receivables Corp. simultaneously sells the accounts receivable at the same discount to the Purchasers. The Agreement is structured as a three year facility subject to annual renewals based upon the mutual consent of the Company and purchasers.

     The Agreement was renewed effective December 30, 1998 and December 29, 1999 with the next renewal date scheduled March 29, 2000. ASI had guaranteed the Company's obligations under the agreement (See Note 3), however, ASI was released from its obligations as guarantor effective December 30, 1998.

     Proceeds, net of reduction in selected accounts receivable from the sale of receivables were $84,400 in 1997 which has decreased by $12,900 and $2,200 during 1998 and 1999, respectively, due to a further reduction in selected accounts receivable. Losses on receivables sold under the Agreement were approximately $2,414, $4,693 and $4,280 in 1997, 1998 and 1999, respectively, and are included in other expense, net. As of December 31, 1998 and 1999, approximately $2,700 and $2,200, respectively, are included in current liabilities for amounts to be refunded to the Purchasers as a result of a reduction in selected accounts receivable.

5. INVENTORIES

     Inventories consist of raw materials and purchased components which are used in the semiconductor packaging process. The Company's inventories are located at its facilities in the Philippines and Korea, or at ASI on a consignment basis. Components of inventories follow:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1998       1999
                                                              -------    -------
Raw materials and purchased components......................  $77,351    $81,379
Work-in-process.............................................    8,277     10,086
                                                              -------    -------
                                                              $85,628    $91,465
                                                              =======    =======

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1998         1999
                                                              --------    ----------
Land........................................................  $  2,346    $   38,349
Buildings and improvements..................................   142,252       303,077
Machinery and equipment.....................................   534,314       883,057
Furniture, fixtures and other equipment.....................    40,502        52,866
Construction in progress....................................     8,282        47,393
                                                              --------    ----------
                                                               727,696     1,324,742
Less -- Accumulated depreciation and amortization...........   311,585       464,974
                                                              --------    ----------
                                                              $416,111    $  859,768
                                                              ========    ==========

7. INVESTMENTS

     The Company's investments include investments in affiliated companies which provide services to the Company (see Note 3) and certain other technology based companies. Investments are summarized as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1998       1999
                                                              -------    -------
Equity Investment in ASI (18% at December 31, 1999).........  $    --    $39,927
                                                              -------    -------
Other Equity Investments (20% - 50% owned)
  Taiwan Semiconductor Technology Corporation...............   20,052     18,456
  Other.....................................................      738        860
                                                              -------    -------
          Total other equity investments....................   20,790     19,316
                                                              -------    -------
Available for Sale..........................................    4,686      4,429
                                                              -------    -------
                                                              $25,476    $63,672
                                                              =======    =======

     In October, 1999, the Company acquired 10,000,000 shares of ASI common stock for approximately $41,600 (W50,000,000,000) representing the Company's first installment of its planned investments in ASI over a four year period in connection with ASI's Workout (see Note 3).

     In 1997, the Company recognized a loss of $17,291, resulting principally from the impairment of value of its investment in ASI as well as the Company's equity in loss of ASI for the year ended December 31, 1997. The amount of the impairment loss was determined based upon the market value of the ASI shares on the Korean Stock Exchange on February 16, 1998, the date that the Company sold its investment in ASI common stock to AK Investments, Inc., an entity owned by James J. Kim. In exchange for the shares, AK Investments, Inc. assumed $13,863 of the Company's long-term borrowings from AUSA.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

     The following summary of consolidated financial information pertaining to ASI for 1997 was derived from the consolidated financial statements (see Note
3). No amounts are presented for 1998 as the investment was sold in February
1998.

                                                                 1997
                                                              ----------
SUMMARY INCOME STATEMENT INFORMATION:
Sales.......................................................  $  406,937
Net income..................................................  $   41,430
SUMMARY BALANCE SHEET INFORMATION:
Total assets................................................  $2,922,114
Total liabilities...........................................  $2,662,612

     On October 21, 1998, the Company announced that it entered into a joint venture, Taiwan Semiconductor Technology Corporation ("TSTC"), with Taiwan Semiconductor Manufacturing Corporation, Acer Inc., United Test Center and Chinfon Semiconductor & Technology Company. TSTC, which commenced operations in 1999, provides independent advanced integrated circuit ("IC") packaging services primarily for the Taiwan market and Taiwan foundry output. The Company has committed to invest an estimated total of $40,000 in TSTC. In October 1998, the Company invested $10,000 as part of the second round of joint venture financing. In December 1998, the Company purchased additional TSTC shares from ASI for $10,000 which represented ASI's investment as part of the joint venture's initial round of financing in which ATI did not participate. ASI did not participate in the joint venture's second round of financing. No capital contributions were required during 1999. As of December 31, 1999 the Company owns approximately a 25% interest in TSTC and accordingly, the Company's investment in TSTC is accounted for using the equity method of accounting.

8. SHORT-TERM CREDIT FACILITIES

     At December 31, 1998 and 1999, short-term borrowings consisted of various operating lines of credit and working capital facilities maintained by the Company. These borrowings are secured by receivables, inventories or property. These facilities, which are typically for one-year renewable terms, generally bear interest at current market rates appropriate for the country in which the borrowing is made (ranging from 10% to 11% at December 31, 1999). For 1998 and 1999, the weighted average interest rate on these borrowings was 11.9% and 11.7%, respectively. The unused portion of lines of credit was approximately $82,000 at December 31, 1999.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

9. DEBT

     Following is a summary of the Company's short-term borrowings and long-term debt:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1999
                                                              --------    --------
Short-term borrowings (see Note 8)..........................  $ 30,430    $  3,386
Senior notes, 9.25%, due May 2006 (See Note 3)..............        --     425,000
Senior subordinated notes, 10.5%, due May 2009 (See Note
  3)........................................................        --     200,000
Convertible subordinated notes, 5.75%, due May 2003 (See
  Note 2)...................................................   207,000      53,435
Note payable, interest at bank's prime (8.8% at December 31,
  1999), due in installments with balance due April 2004....    12,747      11,472
Note payable, interest at LIBOR plus annual spread (10.25%
  at December 31, 1998), due in installments with balance
  due November 1999.........................................     7,000          --
Other, primarily capital lease obligations and other debt...     3,326         628
                                                              --------    --------
                                                               260,503     693,921
Less -- Short-term borrowings and current portion of
  long-term debt............................................   (38,657)     (6,465)
                                                              --------    --------
                                                              $221,846    $687,456
                                                              ========    ========

     In the fourth quarter of 1999, the Company completed an early conversion of convertible subordinated notes. As a result, the Company exchanged 12.1 million shares of the Company's common stock for $153,565 of the Company's convertible notes. The fair value of the shares of common stock issued in the exchanges in excess of the shares required for conversion was $17,381, and was expensed during the fourth quarter of 1999. This amount is included in other expense in the accompanying consolidated statements of income.

     Interest expense related to short-term borrowings and long-term debt is presented net of interest income of $5,752, $9,072, and $19,905 in 1997, 1998 and 1999, respectively, in the accompanying consolidated statements of income.

     The $53,435 of convertible notes mature in May 2003, the $425,000 of senior notes mature in May 2006 and the $200,000 of senior subordinated notes mature in May 2009. The senior notes and senior subordinated notes contain certain covenants that could restrict the Company's ability and the ability of the Company's subsidiaries to: incur additional indebtedness; pay dividends, repurchase stock, prepay subordinate debt and make investments and other restricted payments; create restrictions on the ability of the Company's subsidiaries to pay dividends or make other payments; engage in sale and leaseback transactions; create liens; enter into transactions with affiliates; and sell assets or merge with or into other companies. These covenants are subject to certain exceptions. The Company was in compliance with these

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

covenants as of December 31, 1999. The principal payments required under other long-term debt borrowings at December 31, 1999 are as follows:

                                                              AMOUNT
                                                              -------
2000........................................................  $ 3,079
2001........................................................    2,647
2002........................................................    2,549
2003........................................................    2,549
2004........................................................    1,276
Thereafter..................................................       --
                                                              -------
          Total.............................................  $12,100
                                                              =======

10. EMPLOYEE BENEFIT PLANS

U.S. Defined Contribution Plan

     ATI has a defined contribution benefit plan covering substantially all U.S. employees. Employees can contribute up to 13% of salary to the plan and ATI matches 75% of the employee's contributions up to a defined maximum on an annual basis. The expense for this plan was $959, $1,394 and $1,828 in 1997, 1998 and 1999, respectively.

Philippine Pension Plan

     The Company's Philippine subsidiaries sponsor a defined benefit plan that covers substantially all employees who are not covered by statutory plans. Charges to expense are based upon costs computed by independent actuaries.

     During 1998, the Company adopted SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits." The provisions of SFAS No. 132 revise employers' disclosures about pensions and other postretirement benefit plans. It does not change the measurement or recognition of this plan.

     The components of net periodic pension cost for the Company's Philippine defined benefit plan are as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1997      1998      1999
                                                              ------    ------    -------
Service cost of current period..............................  $1,274    $1,618    $ 2,153
Interest cost on projected benefit obligation...............     957     1,209      1,563
Expected return on plan assets..............................    (534)     (879)    (1,083)
Amortization of transition obligation and actuarial
  gains/losses..............................................      81        79        137
                                                              ------    ------    -------
          Total pension expense.............................  $1,778    $2,027    $ 2,770
                                                              ======    ======    =======

     It is the Company's policy to make contributions sufficient to meet the minimum contributions required by law and regulation.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

     The following table sets forth the funded status of the Company's Philippine defined benefit pension plan and the related changes in the projected benefit obligation and plan assets:

                                                               1998       1999
                                                              -------    -------
Change in projected benefit obligation:
  Projected benefit obligation at beginning of year.........  $10,428    $13,567
  Service cost..............................................    1,618      2,153
  Interest cost.............................................    1,209      1,563
  Actuarial loss/(gain).....................................      194       (356)
  Foreign exchange(gain)/loss...............................      348       (388)
  Benefits paid.............................................     (230)    (1,155)
                                                              -------    -------
  Projected benefit obligation at end of year...............   13,567     15,384
                                                              -------    -------
Change in plan assets:
  Fair value of plan assets at beginning of year............    6,614      8,204
  Actual return on plan assets..............................     (461)     2,107
  Employer contribution.....................................    2,137      1,748
  Foreign exchange (gain)/loss..............................      144       (235)
  Benefits paid.............................................     (230)    (1,155)
                                                              -------    -------
  Fair value of plan assets at end of year..................    8,204     10,669
                                                              -------    -------
Funded status:
  Projected benefit obligation in excess of plan assets.....    5,363      4,715
  Unrecognized actuarial loss...............................   (2,546)    (1,011)
  Unrecognized transition obligation........................     (906)      (826)
                                                              -------    -------
  Accrued pension costs.....................................  $ 1,911    $ 2,878
                                                              =======    =======

     The discount rate used in determining the projected benefit obligation was 12% as of December 31, 1998 and 1999. The rates of increase in future compensation levels was 11% as of December 31, 1998 and 1999. The expected long-term rate of return on plan assets was 12% as of December 31, 1998 and 1999. These rates reflect economic and market conditions in the Philippines.

     The fair value of plan assets include an investment in our Company's common stock of approximately $2,800 at December 31, 1999.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

11. INCOME TAXES

     The provision for income taxes includes federal, state and foreign taxes currently payable and those deferred because of temporary differences between the financial statement and the tax bases of assets and liabilities. The components of the provision for income taxes follow:

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                           ---------------------------------
                                                             1997         1998        1999
                                                           ---------    --------    --------
Current:
  Federal................................................  $ 16,126     $18,316     $ 9,928
  State..................................................     2,639       4,426       1,746
  Foreign................................................        28         724       5,508
                                                           --------     -------     -------
                                                             18,793      23,466      17,182
                                                           --------     -------     -------
Deferred:
  Federal................................................    (4,991)        282         532
  Foreign................................................    (6,724)        968       8,886
                                                           --------     -------     -------
                                                            (11,715)      1,250       9,418
                                                           --------     -------     -------
          Total provision................................  $  7,078     $24,716     $26,600
                                                           ========     =======     =======

     The reconciliation between the taxes payable based upon the U.S. federal statutory income tax rate and the recorded provision follows:

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                          -------------------------------
                                                            1997       1998        1999
                                                          --------    -------    --------
Federal statutory rate..................................  $ 21,352    $35,257    $ 36,162
State taxes, net of federal benefit.....................     1,285      2,877       2,028
S Corp. status of AEI through April 28, 1998............    (3,613)    (4,500)         --
Deferred taxes established at termination of S Corp.
  status of AEI.........................................        --     (1,954)         --
Income of foreign subsidiaries subject to tax holiday...    (5,106)    (9,129)    (14,860)
Foreign exchange (losses)/gains recognized for income
  taxes.................................................   (21,147)    12,602       8,023
Change in valuation allowance...........................    22,000     (8,079)    (11,084)
Difference in rates on foreign subsidiaries.............    (7,693)    (3,377)       (630)
Goodwill and other permanent differences................        --      1,019       6,961
                                                          --------    -------    --------
          Total.........................................  $  7,078    $24,716    $ 26,600
                                                          ========    =======    ========

     The Company has structured its global operations to take advantage of lower tax rates in certain countries and tax incentives extended to encourage investment. AAAP has a tax holiday in the Philippines which expires at the end of 2002. Foreign exchange (losses)/gains recognized for income taxes relate to unrecognized net foreign exchange (losses)/gains on U.S. dollar denominated monetary assets and liabilities. These (losses)/gains, which are not recognized for financial reporting purposes as the U.S. dollar is the functional currency (see Note 1), result in deferred tax assets that will be realized, for Philippine tax reporting purposes, upon settlement of the related asset or liability. The net deferred tax asset related to these losses increased in 1997 as a result of the dramatic devaluation of the Philippine peso relative to the U.S. dollar. These assets decreased in 1998 and 1999 as they were realized for Philippine tax reporting purposes. The Company's ability to utilize these assets depends on the timing of the

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

settlement of the related assets or liabilities and the amount of taxable income recognized within the Philippine statutory carryforward limit of three years. During 1999, AAP reversed a valuation allowance established in prior years for a portion of the related deferred tax assets. During 1999, AAP realized all foreign net operating loss carryforwards established in 1998. In addition, minimum corporate income tax credits of $1,182 reversed to offset current foreign tax obligations.

     The following is a summary of the significant components of the Company's deferred tax assets and liabilities:

                                                                   DECEMBER 31,
                                                          -------------------------------
                                                            1997        1998       1999
                                                          --------    --------    -------
Deferred tax assets (liabilities):
  Retirement benefits...................................  $    816    $  1,038    $   463
  Other accrued liabilities.............................       100       4,571      2,579
  Receivables...........................................       227       1,717        523
  Inventories...........................................     6,509       2,583      3,892
  Property, plant and equipment.........................        --      (2,139)    (2,539)
  Unrealized foreign exchange losses....................    37,447      15,805        480
  Unrealized foreign exchange gains.....................    (9,084)     (3,530)    (2,175)
  Loss on sale of investment in ASI.....................        --       1,620      1,620
  Net foreign operating loss carryforward...............        --       3,646         --
  Minimum corporate income tax..........................        --       1,182         --
  Equity in earnings of investees.......................        --          --      1,148
  Other.................................................        (2)        191        191
                                                          --------    --------    -------
  Net deferred tax asset................................    36,013      26,684      6,182
  Valuation allowance...................................   (22,000)    (13,921)    (2,837)
                                                          --------    --------    -------
  Net deferred tax asset................................  $ 14,013    $ 12,763    $ 3,345
                                                          ========    ========    =======

     Non-U.S. income before taxes and minority interest of the Company was approximately $33,000, $54,000 and $74,000 in 1997, 1998 and 1999, respectively.

     The company does not pay or record U.S. income taxes on the undistributed earnings of its foreign subsidiaries as long as those earnings are permanently reinvested in the companies that produced them. These cumulative undistributed earnings are included in consolidated retained earnings on the balance sheet and amounted to approximately $112,000 as of December 31, 1999. An estimated $27,000 in U.S. income and foreign withholding taxes would be due if these earnings were remitted as dividends.

     At December 31, 1998 and 1999 current deferred tax assets of $9,838 and $5,793, respectively, are included in other current assets and noncurrent deferred tax assets of $2,925 and $2,324, respectively, are included in other assets in the consolidated balance sheet. The Company's net deferred tax assets include amounts which, in the opinion of management, are more likely than not to be realizable through future taxable income. In addition, at December 31, 1999, noncurrent deferred tax liabilities of $4,772 are included in other noncurrent liabilities in the consolidated balance sheet.

     The Company's tax returns have been examined through 1995 in the Philippines and through 1994 in the U.S. The tax returns for open years are subject to changes upon final examination. Changes in the mix of income from the Company's foreign subsidiaries, expiration of tax holidays and changes in tax laws or regulations could result in increased effective tax rates for the Company.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

12. STOCKHOLDERS' EQUITY

     The common stock and additional paid-in capital of the Company are reflected at the original cost of the Amkor Companies. In connection with the Reorganization (see Note 1), the Company has authorized 500,000,000 shares of $.001 par value common stock, of which 117,860,000 and 130,659,772 were issued and outstanding at December 31, 1998 and 1999, respectively. In addition, the Company has authorized 10,000,000 shares of $.001 par value preferred stock, designated as Series A.

     At the date of the Reorganization consolidated retained earnings included $3,243 related to AKI. This amount is reflected as a reduction in retained earnings in 1998 as a result of the purchase of AKI by the Company.

     The receivable from stockholder included in stockholders equity represents the balance due from Mr. & Mrs. Kim and the Kim Family Trusts related to the finalization of AEI's tax returns (See Note 11).

     Changes in the division equity account reflected in the consolidated statement of stockholders' equity represent the net cash flows resulting from the operations of the Chamterry semiconductor packaging and test business for 1997. Such cash flows have been presented as distributions or capital contributions since these amounts were retained in Chamterry Enterprises, Ltd. for the benefit of the owners.

     The line items included in other comprehensive income, prior to 1999, as presented in the consolidated statements of stockholders' equity, relate to S Corporation activity prior to 1998. Accordingly, the related amounts reflected in other comprehensive income and accumulated other comprehensive income in the consolidated statements of stockholders' equity and the consolidated balance sheets are net of taxes at an effective tax rate of 0%. Unrealized losses on investments during 1998 and 1999 have been tax effected at the applicable statutory rates.

13. EARNINGS PER SHARE

     Net income per common share was calculated by dividing net income and pro forma net income by the weighted average number of shares outstanding for the respective periods, adjusted for the effect of the Reorganization (see Note 1) and the Initial Public Offering (see Note 2).

     In 1997, the Company adopted SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed using only the weighted average number of common shares outstanding for the period while diluted EPS is computed assuming conversion of all dilutive securities, such as options. Both the Company's basic and diluted as well as the Company's basic pro forma and diluted pro forma per share amounts are the same for the year ended December 31, 1997. The Company's basic and diluted per share

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

amounts for the years ended December 31, 1998 and 1999 as well as the Company's basic proforma and diluted proforma per share amounts for the year ended December 31, 1998 are calculated as follows:

                                                                      WEIGHTED
                                                      EARNINGS     AVERAGE SHARES   PER SHARE
                                                     (NUMERATOR)   (DENOMINATOR)     AMOUNT
                                                     -----------   --------------   ---------
Earnings per Share -- Year Ended December 31, 1998
  Basic earnings per share.........................    $75,460      106,221,000       $0.71
  Impact of Convertible Notes......................      5,672       10,334,000
  Dilutive effect of options.......................         --           41,000
                                                       -------      -----------       -----
  Diluted earnings per share.......................    $81,132      116,596,000       $0.70
                                                       =======      ===========       =====
Pro forma Earnings per Share -- Year Ended December
  31, 1998 (unaudited)
  Basic pro forma earnings per share...............    $70,960      106,221,000       $0.67
  Impact of Convertible Notes......................      5,672       10,334,000
  Dilutive effect of options.......................         --           41,000
                                                       -------      -----------       -----
  Diluted pro forma earnings per share.............    $76,632      116,596,000       $0.66
                                                       =======      ===========       =====
Earnings per Share -- Year Ended December 31, 1999
  Basic earnings per share.........................    $76,719      119,341,000       $0.64
  Impact of Convertible Notes......................      8,249       14,228,000
  Dilutive effect of options.......................         --        1,498,000
                                                       -------      -----------       -----
  Diluted earnings per share.......................    $84,968      135,067,000       $0.63
                                                       =======      ===========       =====

14. STOCK COMPENSATION PLANS

     1998 Director Option Plan. The Company's 1998 Director Option Plan (the "Director Plan") was adopted by the Board of Directors in January 1998 and was approved by the Company's stockholders in April 1998. A total of 300,000 shares of Common Stock have been reserved for issuance under the Director Plan. The option grants under the Director Plan are automatic and non-discretionary. Generally, the Director Plan provides for an initial grant of options to purchase 15,000 shares of Common Stock to each new non-employee director of the Company (an "Outside Director") when such individual first becomes an Outside Director. In addition, each Outside Director will automatically be granted subsequent options to purchase 5,000 shares of Common Stock on each date on which such Outside Director is re-elected by the stockholders of the Company, provided that as of such date such Outside Director has served on the Board of Directors for at least six months. The exercise price of the options is 100% of the fair market value of the Common Stock on the grant date, except that with respect to initial grants to directors on the effective date of the Director Plan the exercise price was 94% of the Initial Public Offering price per share of Common Stock in the Initial Public Offering. The term of each option is ten years and each option granted to an Outside Director vests over a three year period. The Director Plan will terminate in January 2008 unless sooner terminated by the Board of Directors. As of December 31, 1999, there were 90,000 options outstanding under the Director Plan.

     1998 Stock Plan. The Company's 1998 Stock Plan (the "1998 Plan") generally provides for the grant to employees, directors and consultants of stock options and stock purchase rights. The 1998 Plan was adopted by the Board of Directors in January 1998 and was approved by the Company's stockholders in April 1998. Unless terminated sooner, the 1998 Plan will terminate automatically in January 2008. The

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

maximum aggregate number of shares which may be optioned and sold under the 1998 Plan is 5,000,000 plus an annual increase to be added on each anniversary date of the adoption of the 1998 Plan.

     Unless determined otherwise by the Board of Directors or a committee appointed by the Board of Directors, options and stock purchase rights granted under the 1998 Plan are not transferable by the optionee. Generally, the exercise price of all stock options granted under the 1998 Plan must be at least equal to the fair market value of the shares on the date of grant. In general, the options granted will vest over a four year period and the term of the options granted under the 1998 Plan may not exceed ten years. As of December 31, 1999, there were 4,775,098 options outstanding under the 1998 Plan.

     1998 Stock Option Plan for French Employees. The 1998 Stock Option Plan for French Employees (the "French Plan") was approved by the Board of Directors in April 1998. Unless terminated sooner, the French Plan will continue in existence for 5 years. The French Plan provides for the granting of options to employees of the Company's French subsidiaries (the "French Subsidiaries"). A total of 250,000 shares of Common Stock have been reserved for issuance under the French Plan plus an annual increase to be added on each anniversary date of the adoption of the French Plan. In general, stock options granted under the French Plan vest over a four year period, the exercise price for each option granted under the French Plan shall be 100% of the fair market value of the shares of Common Stock on the date the option is granted and the maximum term of the option must not exceed ten years. Shares subject to the options granted under the French Plan may not be transferred, assigned or hypothecated in any manner other than by will or the laws of descent or distribution before the date which is five years after the date of grant. As of December 31, 1999, there were 200,450 options outstanding under the French Plan.

     A summary of the status of the Company's stock option plans follows:

                                                                           WEIGHTED AVERAGE
                                                               NUMBER       EXERCISE PRICE
                                                              OF SHARES       PER SHARE
                                                              ---------    ----------------
  Balance at January 1, 1998................................         --         $   --
  Granted...................................................  3,974,200         $10.01
  Exercised.................................................         --         $   --
  Cancelled.................................................    150,300         $11.00
                                                              ---------         ------
  Balance at December 31, 1998..............................  3,823,900         $ 9.97
                                                              ---------         ------
  Exercisable at December 31, 1998..........................         --         $   --
                                                              =========         ======
  Balance at January 1, 1999................................  3,823,900         $ 9.97
  Granted...................................................  1,468,450         $10.62
  Exercised.................................................     75,534         $10.49
  Cancelled.................................................    151,268         $ 9.91
                                                              ---------         ------
  Balance at December 31, 1999..............................  5,065,548         $10.15
                                                              ---------         ------
  Exercisable at December 31, 1999..........................  1,363,644         $ 9.82
                                                              =========         ======

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

     Significant option groups outstanding at December 31, 1999 and the related weighted average exercise price and remaining contractual life information are as follows:

                                            OUTSTANDING            EXERCISABLE
                                        --------------------   --------------------     WEIGHTED
                                                    WEIGHTED               WEIGHTED     AVERAGE
                                                    AVERAGE                AVERAGE     REMAINING
                                         SHARES      PRICE      SHARES      PRICE     LIFE (YEARS)
                                        ---------   --------   ---------   --------   ------------
Options with Exercise Price of:
  $16.56 - $28.25.....................    223,950    $18.73           --       --         9.79
  $10.00 - $11.00.....................  3,035,405    $10.98    1,148,538    $11.00        8.37
  $ 8.06 - $ 9.63.....................  1,083,050    $ 9.06       10,000    $9.14         9.33
  $ 5.66 - $ 7.97.....................    723,143    $ 5.67      205,106    $5.66         8.85
                                        ---------    ------    ---------    -----         ----
Options outstanding at December 31,
  1999................................  5,065,548              1,363,644
                                        =========              =========

     A summary of the weighted average fair value of options at grant date granted during the year ended December 31, 1998 and 1999 follows:

                                                          WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                             NUMBER OF     EXERCISE PRICE        GRANT DATE
                                              SHARES         PER SHARE          FAIR VALUES
                                             ---------    ----------------    ----------------
Options granted during 1998:
  Options whose exercise price is greater
     than the market price on grant date...    42,600          $11.00              $2.22
                                             ---------         ------              -----
  Options whose exercise price equals
     market price on grant date............  3,901,600         $ 9.99              $4.31
                                             ---------         ------              -----
  Options whose exercise price is less than
     the market price on grant date........    30,000          $10.34              $4.97
                                             =========         ======              =====
Options granted during 1999:
  Options whose exercise price equals
     market price on grant date............  1,468,450         $10.62              $6.33
                                             =========         ======              =====

     In order to calculate the fair value of stock options at date of grant, the Company used the Black-Scholes option pricing model. The following assumptions were used: expected option term -- 4 years, stock price volatility factor -- 47% and 75% for 1998 and 1999 respectively, dividend yield -- 0%, and risk free interest rate -- 5.38% and 5.52% for 1998 and 1999, respectively.

     1998 Employee Stock Purchase Plan. The Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in January 1998 and was approved by the stockholders in April 1998. A total of 1,000,000 shares of common stock have been made available for sale under the Purchase Plan and an annual increase is to be added on each anniversary date of the adoption of the Purchase Plan. Employees (including officers and employee directors of the Company but excluding 5% or greater stockholders) are eligible to participate if they are customarily employed for at least 20 hours per week and for more than five months in any calendar year. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 15% of the compensation an employee receives on each payday. The initial offering period began on October 1, 1998 with a seven-month offering period. All subsequent offering periods will be consecutive six-month periods beginning on May 1, 1999, subject to change by the Board of Directors. Each participant will be granted

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

an option on the first day of an offering period, and shares of Common Stock will be automatically purchased on the last date of each offering period. The purchase price of the Common Stock under the Purchase Plan will be equal to 85% of the lesser of the fair market value per share of Common Stock on the start date of the offering period or on the purchase date. Employees may end their participation in an offering period at any time, and participation ends automatically on termination of employment with the Company. The Purchase Plan will terminate in January 2008, unless sooner terminated by the Board of Directors.

     Under the Purchase Plan, for the offering periods ending April 30, 1999 and October 31, 1999, the Company sold 399,310 and 187,445 shares, respectively. In addition, the Company has withheld $540 through payroll deductions as of December 31, 1999. The fair market value per share of the Company's common stock was $4.56 on October 1, 1998, the start date of the first offering period, $9.53 on May 1, 1999 and $21.31 on November 1, 1999. The fair values of the purchase rights granted for the offering periods beginning October 1, 1998, May 1, 1999 and November 1, 1999 were $1.29, $3.21, and $6.99 respectively, which was estimated using the Black Scholes option pricing model with the following assumptions: expected option term -- 7 months for the offering period beginning October 1, 1998 and 6 months for the other offering periods; stock price volatility factor -- 47% and 75% for the offering period beginning October 1, 1998 and the other offering periods, respectively; dividend yield for all offering periods -0%; risk-free interest rate -5.38% and 5.52% for the offering period beginning October 1, 1998 and the other offering periods, respectively.

     The Company accounts for its stock compensation plans as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations. Accordingly, no compensation cost has been recognized in the Consolidated Statements of Income. Had the Company recorded compensation expense for its stock compensation plans, as provided by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's reported net income and basic and diluted earnings per share, which reflects pro forma adjustments for income taxes for 1997 and 1998 (see Note 20), would have been reduced to the pro forma amounts indicated below:

                                                                   FOR THE YEAR ENDED
                                                                      DECEMBER 31,
                                                              -----------------------------
                                                               1997       1998       1999
                                                              -------    -------    -------
Net Income:
     As reported............................................  $39,668    $70,960    $76,719
     Pro forma..............................................  $39,668    $69,313    $72,033
Earnings per share:
  Basic:
     As reported............................................  $  0.48    $  0.67    $  0.64
     Pro forma..............................................  $  0.48    $  0.65    $  0.60
  Diluted:
     As reported............................................  $  0.48    $  0.66    $  0.63
     Pro forma..............................................  $  0.48    $  0.64    $  0.59

15. RELATED-PARTY TRANSACTIONS

     At December 31, 1997, the Company owned 8.1% of the outstanding stock of ASI (see Note 7), and ASI owned 40% of AAP. On February 16, 1998, the Company sold its investment in ASI common stock for $13,863 to AK Investments, Inc. based on the market value of ASI shares on the Korean Stock

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

Exchange. On June 1, 1998 the Company purchased ASI's interest in AAP for approximately $34,000 (see Note 18).

     The Company previously met a significant portion of its financing from financing arrangements provided by AUSA. A majority of the amount due to AUSA represented outstanding amounts under financing obtained by AUSA for the benefit of the Company with the balance representing payables to AUSA for packaging and test service charges and wafer fabrication service charges from ASI. Based on guarantees provided by ASI, AUSA obtained for the benefit of the Company a continuous series of short-term financing arrangements which generally were less than six months in duration, and typically were less than two months in duration. Because of the short-term nature of these loans, the flows of cash to and from AUSA under this arrangement were significant. Purchases from ASI through AUSA were $527,858, $573,791 and $714,475 for 1997, 1998 and 1999,
respectively. Charges from AUSA for interest and bank charges were $6,002, $2,215 and $1,416 for 1997, 1998 and 1999, respectively. Excluding the $20,000 balance due from ASI at December 31, 1998 for prepaid wafer foundry service charges (see discussion below), the net amounts payable to ASI and AUSA were $8,357 and $28,301 at December 31, 1998 and 1999, respectively.

     To facilitate capacity expansion for new product lines, certain customers advanced the Company funds to purchase certain equipment to fulfill such customers forecasts. In certain cases, the customer has requested that the equipment be installed in the ASI factories. In these cases, the Company receives funds from the customer and advances the funds to ASI. ASI in turn purchases the necessary equipment. ASI repays the Company through a reduction of the monthly processing charges related to the customer product being assembled. The Company will reduce its obligation to the customer through a reduction in the accounts receivable, due from the customer, at the time services are billed. As of December 31, 1998 and 1999 this amount was approximately $2,600 and $1,141, respectively.

     On August 1, 1997, the Company sold its equity investment in Anam Semiconductor & Technology Co., Ltd. ("AST"), an affiliate of ASI, and certain investments and notes receivable from companies unrelated to the semiconductor packaging and test business to AK Investments, Inc., at cost ($49,740) and AK Investments, Inc. assumed $49,740 of the Company's long-term borrowings from Anam USA, Inc. Management estimates that the fair value of these investments and notes receivable approximated the carrying value at August 1, 1997. Subsequent to the sale on August 1, 1997 the Company loaned AK Investments, Inc. $12,800 for the purchase of additional investments. The amount outstanding on this loan at December 31, 1998 and 1999 was $59 and $0, respectively.

     The Company utilizes AST as a key supplier of leadframes. Historically, the Company has paid AST for these services on net 30-day terms. Effective at the end of July 1998, the Company changed its payment policy from net 30-days, to paid-in advance. Accordingly the Company now pays for its materials before shipment. This change in payment policy resulted in an advance to AST which is reflected in the current portion of Due from Affiliate. As of December 31, 1998 and 1999, the balance paid in advance to AST was approximately $3,500 and $1,500, respectively. Payments to AST were approximately $26,000, $32,500 and $33,000 during 1997, 1998 and 1999, respectively.

     Anam Engineering and Construction, an affiliate of ASI, built the packaging facility for AAAP in the Philippines. Payments to Anam Engineering and Construction were $3,844, $869 and $3,881 in 1997, 1998 and 1999, respectively. Anam Precision Equipment and Anam Instruments manufacture certain equipment used by the Philippine operations. Payments to Anam Precision Equipment and Anam Instruments were $4,211, $10,272 and $14,610 in 1997, 1998 and 1999, respectively.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

     A principal stockholder of the Company has extended guarantees on behalf of the Company in the amount of $91,000 and $16,000 at December 31, 1998 and 1999, respectively. Also in 1997, a company controlled by this stockholder purchased investments in the amount of $49,740 (see Note 7).

     The Company leases office space in West Chester, Pennsylvania from certain stockholders of the Company. The lease expires in 2006. The Company has the option to extend the lease for an additional 10 years through 2016. On September 11, 1997, the office previously being leased in Chandler, Arizona was purchased from certain stockholders of the Company. The total purchase price of the building ($5,710) represented the carrying value to the stockholders. Amounts paid for these leases in 1997, 1998 and 1999 were $1,458, $1,118 and $1,140, respectively.

     At December 31, 1998 and 1999, the Company had net balances due from affiliates other than ASI and AUSA of $27,510 and $24,524, respectively. Realization of these balances is dependent upon the ability of the affiliates to repay the amounts due. In management's opinion, these receivables are recorded at the net realizable value.

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate methodologies; however, considerable judgment is required in interpreting market data to develop the estimates for fair value. Accordingly, these estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. Certain of these financial instruments are with major financial institutions and expose the Company to market and credit risks and may at times be concentrated with certain counterparties or groups of counterparties. The creditworthiness of counterparties is continually reviewed, and full performance is anticipated.

     The carrying amounts reported in the balance sheet for short-term investments, due from affiliates, other accounts receivable, due to affiliates, accrued expenses and accrued income taxes approximate fair value due to the short-term nature of these instruments. The methods and assumptions used to estimate the fair value of other significant classes of financial instruments is set forth below:

     Cash and Cash Equivalents. Cash and cash equivalents are due on demand or carry a maturity date of less than three months when purchased. The carrying amount of these financial instruments is a reasonable estimate of fair value.

     Available for sale investments. The fair value of these financial instruments was estimated based on market quotes, recent offerings of similar securities, current and projected financial performance of the company and net asset positions.

     Short-term borrowings. Short-term borrowings have variable rates that reflect currently available terms and conditions for similar borrowings. The carrying amount of this debt is a reasonable estimate of fair value.

     Long-term debt. Long-term debt balances have variable rates that reflect currently available terms and conditions for similar debt. The carrying amount of this debt is a reasonable estimate of fair value.

     Senior Notes. The fair value of these financial instruments at December 31, 1999 is estimated to be $416,500 based on available market quotes.

     Senior Subordinated Notes. The fair value of these financial instruments at December 31, 1999 is estimated to be $199,000 based on available market quotes.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

     Convertible Subordinated Notes. The fair value of these financial instruments at December 31, 1999 is estimated to be $115,420 based on available market quotes.

17. COMMITMENTS AND CONTINGENCIES

     The Company is involved in various claims incidental to the conduct of its business. Based on consultation with legal counsel, management does not believe that any claims, either individually or in the aggregate, to which the Company is a party will have a material adverse effect on the Company's financial condition or results of operations.

     The Company is currently engaged in negotiations regarding amounts due under a technology license agreement with a third party. To date, this dispute has not involved the judicial systems. The Company has accrued its estimate of amounts due under this agreement. However, depending on the results of the negotiations, the ultimate amount payable could be less than the amount accrued or exceed the amount accrued by up to $7,700.

     Net future minimum lease payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1999, are:

2000........................................................  $  9,736
2001........................................................     8,633
2002........................................................     5,966
2003........................................................     5,139
2004........................................................     3,940
Thereafter..................................................    77,312
                                                              --------
          Total (net of minimum sublease income of
             $3,862)........................................  $110,726
                                                              ========

     Rent expense, net of sublease income of $366, $575 and $578 for 1997, 1998 and 1999, respectively, amounted to $6,709, $7,751 and $10,443 for 1997, 1998 and 1999, respectively.

     The Company has various purchase commitments for materials, supplies and capital equipment incidental to the ordinary conduct of business. As of December 31, 1999 the Company had commitments for capital equipment of approximately $48,524. In the aggregate, such commitments are not at prices in excess of current market.

18. ACQUISITIONS

     On July 1, 1999, the Company acquired the stock of AAPMC for $3,800, which was paid to ASI during June 1999. AAPMC supplies machine tooling used by the Company at its Philippine operations. As an interim step to this acquisition, during April 1999, the Company assumed and repaid $5,700 of AAPMC's debt. The acquisition was financed through available working capital and was accounted for as a purchase. Accordingly, the results of AAPMC have been included in the accompanying consolidated financial statements since the date of acquisition and goodwill of approximately $2,000 was recorded as of the date of acquisition and will be amortized on a straight line basis over a ten year period. Goodwill, net of amortization, is included in intangible assets in the Company's consolidated balance sheets at December 31, 1999. The historical operating results of AAPMC are not material in relation to the Company's operating results.

     On June 1, 1998, the Company purchased ASI's 40% interest in AAP for $33,750. The acquisition was accounted for using the purchase method of accounting which resulted in the elimination of the

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

minority interest liability reflected on the consolidated balance sheet and the recording of approximately $23,910 of goodwill which is being amortized over 10 years.

19. SEGMENT INFORMATION

     The Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," during the fourth quarter of 1998. The Company has identified two reportable segments (packaging and test services and wafer fabrication services) that are managed separately because the services provided by each segment require different technology and marketing strategies.

     Packaging and test services: Through its three factories located in the Philippines, its Korean Factory, K4, as well as the three ASI factories in Korea, under contract, the Company offers a complete and integrated set of packaging and test services including IC packaging design, leadframe and substrate design, IC package assembly, final testing, burn-in, reliability testing and thermal and electrical characterization.

     Wafer fabrication services: Through its wafer fabrication services division, the Company provides marketing, engineering, and support services for ASI's deep submicron CMOS foundry, under a long-term supply agreement.

     Sales to Intel Corporation for packaging and test accounted for approximately $340,000, $324,000 and $269,000 for the years ended December 31, 1997, 1998 and 1999, respectively. In addition, TI accounted for approximately $25,000 of packaging and test revenues and $291,000 of wafer fabrication service revenues during the year ended December 31, 1999. Revenues for services provided to TI prior to 1999 were less than 10% of total revenue.

     The accounting policies for segment reporting are the same as those described in Note 1 of Notes to Consolidated Financial Statements. The Company evaluates its operating segments based on operating income.

     Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes the elimination of inter-segment balances and corporate assets which include cash and cash equivalents, non-operating balances due from affiliates, investment in ASI and TSTC (see Note 6) and other investments.

                                          PACKAGING        WAFER
                                           AND TEST     FABRICATION     OTHER        TOTAL
                                          ----------    -----------    --------    ----------
Year ended December 31, 1999:
  Net Revenues..........................  $1,617,235     $292,737      $     --    $1,909,972
  Gross Profit..........................  $  303,467     $ 29,279      $     --    $  332,746
  Operating Income......................  $  158,283     $ 17,794      $     --    $  176,077
  Depreciation and Amortization.........  $  178,771     $  1,561      $     --    $  180,332
  Capital Expenditures..................  $  603,173     $  2,536      $     --    $  605,709
          Total Assets..................  $1,391,105     $ 37,011      $326,973    $1,755,089
Year ended December 31, 1998:
  Net Revenues..........................  $1,452,285     $115,698      $     --    $1,567,983
  Gross Profit..........................  $  243,479     $ 17,354      $     --    $  260,833
  Operating Income......................  $  124,462     $  8,274      $     --    $  132,736
  Depreciation and Amortization.........  $  118,676     $    563      $     --    $  119,239
  Capital Expenditures..................  $  102,142     $  5,747      $     --    $  107,889
          Total Assets..................  $  655,695     $ 65,941      $281,961    $1,003,597

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

                                          PACKAGING        WAFER
                                           AND TEST     FABRICATION     OTHER        TOTAL
                                          ----------    -----------    --------    ----------
Year ended December 31, 1997:
  Net Revenues..........................  $1,455,761     $     --      $     --    $1,455,761
  Gross Profit..........................  $  213,092     $     --      $     --    $  213,092
  Operating Income......................  $  104,903     $ (4,062)     $     --    $  100,841
  Depreciation and Amortization.........  $   81,770     $     94      $     --    $   81,864
  Capital Expenditures..................  $  176,858     $  2,132      $     --    $  178,990
          Total Assets..................  $  703,662     $  2,068      $149,862    $  855,592

     The following table presents net revenues by country based on the location of the customer:

                                                                 NET REVENUES
                                                    --------------------------------------
                                                       1997          1998          1999
                                                    ----------    ----------    ----------
United States.....................................  $1,050,048    $1,124,764    $1,316,147
Foreign countries.................................     405,713       443,219       593,826
                                                    ----------    ----------    ----------
Consolidated......................................  $1,455,761    $1,567,983    $1,909,972
                                                    ==========    ==========    ==========

     The following table presents property, plant and equipment based on the location of the asset:

                                                            PROPERTY, PLANT AND EQUIPMENT
                                                            -----------------------------
                                                             1997       1998       1999
                                                            -------    -------    -------
United States.............................................   37,845     48,851     48,438
Philippines...............................................  388,653    366,717    448,644
Korea.....................................................       --         --    362,144
Other foreign countries...................................      563        543        542
                                                            -------    -------    -------
Consolidated..............................................  427,061    416,111    859,768
                                                            =======    =======    =======

     The following supplementary information presents net revenues allocated by product family for the packaging and test segment:

                                                                 NET REVENUES
                                                    --------------------------------------
                                                       1997          1998          1999
                                                    ----------    ----------    ----------
Traditional Leadframe.............................  $  833,527    $  603,222    $  559,563
Advanced Leadframe................................     311,988       342,866       412,395
Laminates.........................................     251,257       438,034       561,181
Test and Other....................................      58,989        68,163        84,096
                                                    ----------    ----------    ----------
Consolidated......................................  $1,455,761    $1,452,285    $1,617,235
                                                    ==========    ==========    ==========

20. PRO FORMA ADJUSTMENTS (UNAUDITED)

Statement of Income

     Pro forma adjustments are presented for 1997 and 1998 to reflect a provision for income taxes as if AEI had not been an S Corporation for all of the periods presented. Pro forma net income per common share is based on the weighted average number of shares outstanding as if the Reorganization had occurred at the beginning of the period presented.

                             AMKOR TECHNOLOGY, INC.

   (U.S. DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND DOLLAR PER SHARE DATA)

21. SUBSEQUENT EVENT

     On February 28, 2000 the company announced a definitive agreement with ASI to acquire ASI's three remaining packaging and test facilities and to make additional equity investments in ASI. On March 16, 2000, the Company agreed to privately place $225,000 aggregate principal amount (excluding any over-allotments) of 5% convertible subordinated notes due 2007. The notes will be convertible into the Company's common stock at a conversion price of $57.34 per share. The Company intends to finance the remainder of the purchase price and investment with $750,000 of secured bank debt under an $850,000 bank credit facility, $410,000 of Series A Preferred Stock and existing cash and short-term investments. See Note 3.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and Board of Directors of Amkor Technology Korea, Inc.

     We have audited the accompanying balance sheet of Amkor Technology Korea, Inc. (the "Company") as of December 31, 1999, and the related statements of operations, stockholder's equity, and cash flows for the period from February 19 (date of incorporation) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amkor Technology Korea, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period from February 19 (date of incorporation) to December 31, 1999 in conformity with generally accepted accounting principles in the United States of America.

                                           /s/ SAMIL ACCOUNTING CORPORATION
                                          --------------------------------------

Seoul, Korea
January 15, 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Anam Semiconductor, Inc.

     We have audited the accompanying statements of net assets of the Seongsu, Pucheon and Pupyong Packaging Businesses of Anam Semiconductor, Inc. (the "Seongsu, Pucheon and Pupyong Packaging Businesses" and "Anam") as of December 31, 1999 and 1998 and the related statements of operations, changes in net assets and cash flows for the years ended December 31, 1999, 1998 and 1997. These financial statements are the responsibility of the Seongsu, Pucheon and Pupyong Packaging Businesses' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Seongsu, Pucheon and Pupyong Packaging Businesses as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the years ended December 31, 1999, 1998 and 1997, in conformity with generally accepted accounting principles in the United States of America.

     As discussed in Note 1 to the accompanying financial statements, the Seongsu, Pucheon and Pupyong Packaging Businesses' revenues are generated primarily from semiconductor packaging and test services provided to Amkor Technology Inc. ("Amkor") pursuant to supply agreements. The Seongsu, Pucheon and Pupyong Packaging Businesses are dependent upon this support from Amkor.

     As discussed in Note 3 to the accompanying financial statements, the operations of the Seongsu, Pucheon and Pupyong Packaging Business, and those of similar companies in the Republic of Korea, have been significantly affected, and may continue to be affected for the foreseeable future, by the general adverse economic condition in the Republic of Korea and in the Asia Pacific region.

     As more fully described in Note 4 to the accompanying financial statements, on October 23, 1998, Anam entered into the Korean financial restructuring program known as the "Workout Program". The Workout Program is the result of an accord among financial institutions to assist in the restructuring of Korean business enterprises and does not involve the judicial system. On February 23, 1999, Anam was granted certain economic concessions through the Workout Program which was approved by its creditors committee.

                                           /s/ SAMIL ACCOUNTING CORPORATION
                                          --------------------------------------

Seoul, Korea
January 25, 2000, except as to Note 14,
which is as of February 28, 2000

               SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESSES
                          OF ANAM SEMICONDUCTOR, INC.

                            STATEMENTS OF NET ASSETS

                                                               THOUSANDS OF U.S.
                                                                    DOLLARS
                                                              --------------------
                                                               AS OF DECEMBER 31,
                                                              --------------------
                                                                1999        1998
                                                              --------    --------
                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $     --    $     --
  Due from corporate, current...............................   277,918      70,151
  Accounts and notes receivable
     Trade, net of allowance for doubtful accounts..........     3,416       4,907
     Due from affiliates, net of allowance for doubtful
      accounts..............................................    26,844       5,826
     Other..................................................     3,653       3,480
  Inventories...............................................     7,984       6,190
  Advances..................................................     1,281       1,113
  Prepaid expenses and other current assets.................     1,154         601
  Deferred taxes, current...................................       231       1,482
                                                              --------    --------
          Total current assets..............................   322,481      93,750
Property, plant and equipment, net..........................   404,384     498,555
Due from corporate, non-current.............................       277       1,622
Deferred taxes, non-current.................................    41,656      60,531
Other.......................................................     4,953       7,013
                                                              --------    --------
          Total assets......................................   773,751     661,471
                                                              --------    --------

                                   LIABILITIES

CURRENT LIABILITIES:
  Corporate borrowings, current.............................    14,788      37,253
  Trade accounts payable....................................    28,298       9,557
  Other accounts payable....................................    23,062       3,467
  Accrued expenses..........................................    11,098      33,112
  Other current liabilities.................................     2,747       3,876
                                                              --------    --------
          Total current liabilities.........................    79,993      87,265
Corporate borrowings, non-current...........................   124,294     160,032
Accrued severance benefits, net.............................    45,122      48,849
                                                              --------    --------
          Total liabilities.................................   249,409     296,146
                                                              --------    --------
Commitments and contingencies
NET ASSETS..................................................  $524,342    $365,325
                                                              ========    ========

   The accompanying notes are an integral part of these financial statements.

               SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESSES
                          OF ANAM SEMICONDUCTOR, INC.

                            STATEMENTS OF OPERATIONS

                                                                THOUSANDS OF U.S. DOLLARS
                                                             --------------------------------
                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1999        1998        1997
                                                             --------    --------    --------
Sales......................................................  $435,659    $409,929    $599,575
Cost of sales..............................................   289,233     283,995     408,435
                                                             --------    --------    --------
Gross profit...............................................   146,426     125,934     191,140
Operating expenses:
  Selling and administrative...............................    16,120      34,567      45,850
  Research and development.................................     3,383       1,267       1,894
                                                             --------    --------    --------
Operating income...........................................   126,923      90,100     143,396
                                                             --------    --------    --------
Non-operating income (expense):
     Interest income (expense), net........................    19,091     (15,882)     (5,508)
     Foreign exchange gains (losses), net..................    (3,235)    (26,860)     26,249
     Gains (losses) from forward contracts.................     3,817      29,256     (96,719)
     Other, net............................................    (1,449)      7,541       4,987
                                                             --------    --------    --------
                                                               18,224      (5,945)    (70,991)
                                                             --------    --------    --------
Income before income tax provision.........................   145,147      84,155      72,405
Income tax (provision) benefit.............................   (46,376)    (30,289)     50,452
                                                             --------    --------    --------
Net income.................................................  $ 98,771    $ 53,866    $122,857
                                                             ========    ========    ========

   The accompanying notes are an integral part of these financial statements.

               SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESSES
                          OF ANAM SEMICONDUCTOR, INC.

                      STATEMENTS OF CHANGES IN NET ASSETS
                          (IN THOUSANDS U.S. DOLLARS)

BALANCE AT JANUARY 1, 1997..................................  $189,595
  Net income................................................   122,857
  Net capital contribution..................................     5,246
                                                              --------
BALANCE AT DECEMBER 31, 1997................................   317,698
  Net income................................................    53,866
  Net capital distribution..................................    (6,239)
                                                              --------
BALANCE AT DECEMBER 31, 1998................................   365,325
  Net income................................................    98,771
  Net capital contribution..................................    60,246
                                                              --------
BALANCE AT DECEMBER 31, 1999................................  $524,342
                                                              ========

   The accompanying notes are an integral part of these financial statements.

               SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESSES
                          OF ANAM SEMICONDUCTOR, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  THOUSANDS OF U.S. DOLLARS
                                                              ---------------------------------
                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  98,771   $  53,866   $ 122,857
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................    133,452     137,181     116,534
     Provision for severance benefits, net..................     (3,727)     17,107      (8,705)
     Foreign exchange losses (gains), net...................      3,235      26,860     (26,249)
     Losses (Gains) from forward contracts..................     (3,817)    (29,256)     96,719
     Deferred income taxes..................................     20,126      30,289     (50,452)
  Changes in operating assets and liabilities:
     Decrease (Increase) in trade accounts receivable.......    (19,527)      7,768        (483)
     Decrease (Increase) in other accounts receivable.......       (173)     24,260     (18,266)
     Decrease (Increase) in inventories.....................     (1,794)      9,051       7,109
     Decrease (Increase) in advances........................       (168)      2,831       2,628
     Decrease (Increase) in prepaid expenses................       (595)         83       1,785
     Decrease in due from corporate.........................         32       1,131       5,705
     Decrease (Increase) in other current assets............         42         (42)         --
     Increase (Decrease) in trade accounts payable..........     18,741      (6,719)    (23,640)
     Increase (Decrease) in other accounts payable..........     19,595      (1,122)     (2,517)
     Decrease in accrued expenses...........................    (18,197)    (49,109)     (8,653)
     Decrease in other current liabilities..................     (1,129)     (3,826)    (14,174)
                                                              ---------   ---------   ---------
       Net cash provided by operating activities............    244,867     220,353     200,198
                                                              ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Advance from (to) corporate...............................   (193,111)       (208)     20,940
  Acquisition of property, plant and equipment..............    (39,281)    (24,345)   (145,642)
  Decrease in other assets..................................      2,060          19       2,322
                                                              ---------   ---------   ---------
                                                               (230,332)    (24,534)   (122,380)
                                                              ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Corporate borrowings, net.................................    (58,203)   (174,194)    (66,137)
  Net capital contribution (distribution)...................     60,246      (6,239)      5,246
                                                              ---------   ---------   ---------
       Net cash provided by (used in) financing
          activities........................................      2,043    (180,433)    (60,891)
                                                              ---------   ---------   ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
  EQUIVALENTS...............................................    (16,578)    (17,705)    (15,042)
                                                              ---------   ---------   ---------
INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS.............         --      (2,319)      1,885
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............         --       2,319         434
                                                              ---------   ---------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $      --   $      --   $   2,319
                                                              =========   =========   =========
SUPPLEMENTAL DISCLOSURES:
  Interest paid.............................................  $  13,568   $  12,842   $  26,508
                                                              =========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                         NOTES TO FINANCIAL STATEMENTS
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------
1. BUSINESS AND BASIS OF PRESENTATION

Business and Organization

     Seongsu ("K1"), Pucheon ("K2") and Pupyong ("K3") Packaging Businesses, established in 1976, 1984 and 1982, respectively, are providers of semiconductor packaging and test services. K1, K2 and K3 are located in the Republic of Korea and are owned and operated by Anam Semiconductor, Inc. ("Anam"). K1, K2 and K3 operate primarily for Amkor Technology, Inc. ("Amkor"), a United States affiliate. K1, K2 and K3 package and test integrated circuits from wafers provided by Amkor (the "Packaging Service") pursuant to supply agreements (the "Supply Agreements") with Amkor. Consequently, substantially all of K1, K2 and K3's revenues are derived from Packaging Services provided to Amkor pursuant to the Supply Agreements (see Note 2).

     The businesses of Anam and Amkor have been inter-related for many years and are under the common ownership by Mr. H.S. Kim and his family. Mr. H.S. Kim currently serves as Anam's honorary chairman and director of Anam and his eldest son, Mr. James Kim, serves as Amkor's chairman and chief executive officer. Mr. James Kim also serves as a director of Anam and as the chairman of the Anam Group, consisting principally of companies in the Republic of Korea in the electronics industries. As of December 31, 1999, Mr. H.S. Kim and his family owned approximately 6.9% of the outstanding common stock of Anam and 58.8% of the outstanding common stock of Amkor (see Note 4).

Basis of Presentation

     The Securities and Exchange Commission in Staff Accounting Bulletin No. 55, requires that historical financial statements of a subsidiary, division, or lesser business component of another entity include certain expenses incurred by the parent on its behalf. These expenses generally include, but are not limited to, officer and employee salaries, rent, or depreciation, advertising, accounting and legal services, other selling, general and administrative expenses and other such expenses. These financial statements include such expenses and services.

     These financial statements present the assets, liabilities and results of operations of K1, K2 and K3. Because K1, K2 and K3 did not previously prepare separate financial statements, these financial statements were derived by extracting the assets, liabilities and results of operations of K1, K2 and K3 from the corresponding Anam accounts. As a result, the carved out financial statements contain allocations of certain Anam assets, liabilities, revenues and expenses attributable to K1, K2 and K3 deemed reasonable by management to present K1, K2 and K3 on a stand-alone basis. Although management is unable to estimate the actual benefits which would have been realized and costs which would have been incurred had the respective transactions been executed with independent third parties, the allocation methodologies described below and within the respective notes to financial statements, where appropriate, are considered reasonable by management.

     The financial position and results of operations of K1, K2 and K3 may, however, differ from the results which may have been achieved had K1, K2 and K3 operated as an independent legal entity. Additionally, future expenses incurred as an independent entity may not be comparable to the historical levels.

     The statement of changes in net assets presents the net income (loss) of the business and the net capital contribution or distribution made by Anam.

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

     The carved out financial statements are presented in accordance with generally accepted accounting principles of the United States of America. All amounts in these financial statements have been presented in thousands of U.S. dollars, unless otherwise stated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies followed by K1, K2 and K3 in the preparation of these financial statements are summarized below.

Allocations

     The financial statements reflect the assets, liabilities, revenue and expenses that were directly related to K1, K2 and K3 as it operated within Anam. In cases involving assets and liabilities not specifically identifiable to any particular facility, a portion of such items were allocated to K1, K2 and K3 based on assumptions that management considered reasonable in the circumstances.

     Anam uses a centralized approach to cash management and the financing of its operations. Cash and cash equivalents, marketable securities, bank and other loan guarantee deposits and debt not specifically identifiable to the operations of any particular facility were allocated to K1, K2 and K3 based on asset and debt ratio of Anam as of the beginning of 1995. The balances of these accounts at the end of each subsequent period reflect the beginning allocated balance plus the net cash inflow and outflow during the years as they related to K1, K2 and K3 resulting in the balance of cash requirement at year end. Those balances of cash requirements of K1, K2 and K3 at the end of each year are used as the basis for allocation of Anam's total cash and cash equivalents, marketable securities, bank and other loan guarantee deposits and debt not specified, identifiable to any division. Due to the fact that financing of operations and utilization of the cash resources and investments is performed centrally, the net interest expense on outstanding debt obligations plus income earned on utilization of cash resources and investments of ASI are allocated to K1, K2 and K3 on the same basis.

     The statements of operations include management's estimates of all of the costs of doing business, including specific corporate costs of K1, K2 and K3 and certain allocated costs incurred by Anam on K1, K2 and K3's behalf including finance, human resources, strategic planning, legal, accounting and tax. These allocations were based on a variety of factors including, for example, the number of employees, estimates of usage and revenues. Research and development expenses were allocated based on the ratio of K1, K2 and K3's property, plant and equipment to that of Anam's.

     K1, K2 and K3 participated in certain centralized foreign currency and interest rate risk management functions of Anam. As part of these activities, derivative financial instruments were utilized to manage risks generally associated with foreign currency and interest rate volatility. Although K1, K2 and K3 are not contractually obligated under these arrangements, the statements of operations reflect the allocated benefits and costs from these functions. Such allocations were based on net sales of each individual operating facility.

Related Party Arrangements

     The businesses of Anam and Amkor have been inter-related for many years by virtue of the Supply Agreements (see Note 1), family ties between their respective shareholders and management, financial relationships, coordination of product and operating plans, joint research and development activities and shared intellectual property rights. The Supply Agreements between Anam (including K1, K2 and K3)

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

and Amkor govern the responsibility and the performance of Packaging Services by Anam on behalf of Amkor and Amkor on behalf of Anam.

     Under the Supply Agreements, Anam has granted to Amkor a first right to substantially all of the Packaging Services capacity of Anam. Amkor, in return, is responsible for sales of Anam's Packaging Services and is obligated to actively and diligently market the Anam Packaging Services to potential and existing customers. Pursuant to long-standing arrangements between Anam and Amkor, all sales from Anam to Amkor are made through Anam USA ("A-USA"), a wholly owned financing subsidiary of Anam. Pursuant to the Supply Agreements, Amkor reimburses A-USA for the financing costs incurred in connection with trade financing provided to Amkor. The Supply Agreements also provide that Amkor-Anam, Inc., a subsidiary of Amkor, provide raw material procurement and related services to Anam on a fee basis. Sales of K1, K2 and K3's packaging and testing services to Amkor, made through A-USA, amounted to $407,751 in 1999 ($387,528 in 1998, $479,380 in 1997).

     Under the Supply Agreements, pricing arrangements relating to the Packaging Services provided by Anam to Amkor are subject to quarterly review and adjustment on the basis of factors such as changes in the semiconductor market, forecasted demand, product mix, capacity utilization and fluctuations in exchange rates as well as the mutual long-term strategic interest of Amkor and Anam. The Supply Agreements dated January 1, 1998 have a five-year term and may be terminated by the parties thereto upon five years' written notice at any time after expiration of such initial five-year term.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. The most significant estimates and assumptions relate to the allocation of carved out financial information, the allowance for uncollectable accounts receivable, depreciation and product warranty liability. Actual results could differ from these estimates.

Financial Instruments

     The amounts reported for trade and other accounts receivable, other assets, trade and other accounts payable, accrued expenses and other liabilities and corporate borrowings and long-term borrowings and accounts payable approximate fair value due to their short maturities or interest rates which approximate market rates. Obligations due to or receivables from related parties have no ascertainable fair value as no market exists for such instruments.

Allowance for Doubtful Accounts

     K1, K2 and K3 provide an allowance for doubtful accounts receivable based on the aggregate estimated collectibility of accounts receivable.

Inventories

     Inventories, which primarily consist of raw materials and supplies are stated at the lower of cost or market, cost being determined by the weighted average method, except for materials in-transit, for which cost is determined using the specific identification method.

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

Property, Plant and Equipment

     Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as set forth below :

                                                               ESTIMATED
                                                              USEFUL LIVES
                                                              ------------
Buildings...................................................      25 years
Machinery and equipment.....................................   2 - 6 years
Tools.......................................................   3 - 5 years
Furniture and fixtures......................................  3 - 10 years
Vehicles....................................................   2 - 5 years

     Upon retirement or other disposal of fixed assets, the costs and related accumulated depreciation or amortization are eliminated from the accounts, and any resulting gain or loss is reflected in operations for the period.

     Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or materially extend the useful lives of the related assets are capitalized.

     Interest expense incurred during the construction period of assets on funds borrowed to finance construction is capitalized.

Revenue recognition

     Revenues from the sale of packaging services are recognized upon shipment of goods to customers. K1, K2 and K3 do not take ownership of customer-supplied semiconductors. Title remains with the customer for these materials at all times. Accordingly, the cost of the customer-supplied materials is not included in the financial statements. Risk of loss for K1, K2 and K3's packaging costs passes upon completion of the packaging process and shipment to the customer.

Research and Development Costs

     Research and development costs are expensed as incurred.

Income Taxes

     K1, K2 and K3 are not a separate taxable entity for Korean or international tax purposes. Accordingly, income tax expense in the carved out financial statements has been calculated on a separate tax return basis.

     K1, K2 and K3 account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. Under the asset and liability method, deferred income taxes are recognized for temporary differences, net operating loss carryforwards ("NOL") and tax credits by applying enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Investment and R&D tax credits are accounted for by the flow-through method whereby they reduce income taxes in the period the assets giving rise to such credits are placed in service. To the extent such

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

credits are not currently utilized, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carryforward account.

Accrued Severance Benefits

     Employees and directors with one year or more of service are entitled to receive a lump-sum severance payment upon termination of their employment. The amount of the payment is based on their length of service and salary at the date of termination. The accrual for severance benefits approximates the amount required to be paid by K1, K2 and K3 if all employees were terminated at the date shown on the statement of net assets.

Foreign Currency

     The U.S. dollar is K1, K2 and K3's functional currency. The accompanying financial statements are remeasured into U.S. dollars from books and records that were kept in Korean Won using the monetary/non-monetary method. Monetary assets and liabilities, such as cash, receivables, borrowings and other payables, are translated using the current exchange rate. Non-monetary assets and liabilities, such as inventory and fixed assets, are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates for the period, except for items related to non-monetary assets and liabilities, which are translated using historical exchange rates. All translation gains and losses are included in determining income for the period in which exchange rates change. The exchange rates used to remeasure the financial statements as of December 31, 1999, 1998 and 1997 were as follows:

                                             KOREAN WON TO U.S. DOLLAR
                                        -----------------------------------
                                         END OF PERIOD         AVERAGE
                                         EXCHANGE RATES     EXCHANGE RATES
                                        ----------------   ----------------
1999..................................  W1,134.50 = US$1   W1,189.30 = US$1
1998..................................  W1,195.80 = US$1   W1,398.88 = US$1
1997..................................  W1,695.80 = US$1   W 951.11 = US$ 1

Impairment of Long-Lived Assets

     Effective January 1, 1996, K1, K2 and K3 adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." In accordance with this standard, management periodically evaluates the carrying value of long-lived assets to be held and used, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows are separately identifiable and less than the asset's carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived assets. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. The adoption of this accounting standard did not have a material effect on K1, K2 and K3's operating results or financial position.

Concentration of Credit Risk

     Financial instruments which potentially expose K1, K2 and K3 to a concentration of credit risk consist primarily of trade receivables.

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

     K1, K2 and K3 perform and sell their Packaging Services exclusively for Amkor pursuant to the Supply Agreements. Any reduction in purchases by Amkor could have an adverse impact on K1, K2 and K3's financial position, results of operations and cash flows.

Risks and Uncertainties

     K1, K2 and K3's business involves certain risks and uncertainties. Factors that could affect K1, K2 and K3's future operating results and cause actual results to vary materially from expectations include, but are not limited to, dependence on a cyclical semiconductor and personal computer industry that is characterized by rapid technological changes, fluctuations in end-user demands, evolving industry standards, competitive pricing and declines in average selling prices, risks associated with foreign currencies, and enforcement of intellectual property rights. Additionally, the market in which K1, K2 and K3 operates is very competitive. Key elements of competition in the independent semiconductor packaging market include breadth of packaging offerings, time-to-market, technical competence, design services, quality, production yields, reliability of customer service and price. Additionally, substantially all of K1, K2 and K3's revenues are derived from Packaging Services provided to Amkor pursuant to the Supply Agreements. Other risks exist as of December 31, 1999 as they are described in Workout Program in Note 4.

Recent Accounting Pronouncements

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" which establishes a comprehensive standard on accounting for derivatives and hedging. It is effective for all fiscal years beginning after June 2000. K1, K2 and K3 have reviewed the provisions of the SFAS No. 133 and has not yet quantified the impact of adopting SFAS No. 133; however, SFAS No. 133 could increase volatility in earnings.

3. UNSTABLE ECONOMIC ENVIRONMENT

     In connection with the Asian financial crisis which began in 1997, the Korean economy as well as other economies in the Asia Pacific region experienced economic contractions, a reduction in the availability of credit, increased interest rates, increased inflation, negative fluctuations in currency exchange rates, increased numbers of bankruptcies, increased unemployment and labor unrest. Such conditions had a significant adverse effect on the operations of the Company and other companies in Korea and in the Asia Pacific region.

     Recently, economic conditions in the Republic of Korea have improved as evidenced by increased trade surplus, increases in foreign exchange reserves, record levels of foreign investment and economic growth, lower inflation and interest rates and stabilized foreign exchange rates. Notwithstanding the current recovery, significant uncertainties still exist related to the economy in Korea and in the Asia Pacific region.

4. WORKOUT PROGRAM

     Anam has guaranteed certain debt obligations of equity investees and affiliated companies, including Anam Engineering & Construction Co., Ltd. ("Anam Construction"), Anam Environmental Industry Co., Ltd. ("Anam environment") and Anam Electronics Co., Ltd., ("Anam Electronics"), which face serious financial difficulties.

     In response to this situation, Anam management has undertaken certain measures it considers appropriate, including: (1) disposing of Kwangju Packaging factory ("K4"); (2) placing Anam

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

Construction into corporate reorganization under the Korean Corporate Reorganization Act; and (3) enlisting jointly, on October 23, 1998 Anam, Anam Electronics and Anam Environment into the "Workout Program", a financial restructuring program supervised by the Korean Financial Supervisory Committee ("FSC"). The Workout Program is the result of an accord among Korean financial institutions to assist in the restructuring of Korean business enterprises. This process involves negotiations between the companies and the creditors committee represented by banks and other financial institutions providing financing to Anam, Anam Electronics and Anam Environment and does not involve the judicial system. The Workout Program also allows the companies to resume their operations uninterrupted and does not impact debt outstanding with trade creditors.

     On February 23, 1999, the following basic conditions and terms of Anam's Workout Program were agreed to and approved by its creditors committee: (1) five-year extension of the loan and capital leases repayment schedules; (2) reduction of bank loan interest rates to Korean prime rate; (3) conversion of certain outstanding bank loans of Anam approximating 122 billion Won and 108 billion Won to equity shares and convertible bonds, respectively; (4) five-year suspension of the creditor's right to demand performance on loan guarantees made by Anam on behalf of its affiliates. In order for the initial conversion of debt to take place in accordance with the terms of the Workout, Anam will have to undergo a series of corporate actions, including a reverse stock split, to bring the fair market value of its equity shares to a price at least equal to the par value of such shares. The conversion of Anam debt by the creditor financial institutions would coincide with each installment of Amkor's equity investment in Anam as described below. The Workout contained provision for the entitlement of the creditor financial institutions to vote the ASI shares owned by Mr. James Kim and his family. Anam did not recognize any gain or loss as a result of the Workout Program.

     In addition to the basic restructuring terms as stated above, the approved Workout Program also requires Mr. James Kim, the chairman of the Anam Group or Amkor, to make capital contributions to Anam totaling $150,000 over the next four years in exchange for equity shares of Anam at par value.

     On May 13, 1999, Anam's Workout Program became effective upon signing of a Memorandum of Understanding, which document detailed conditions and terms of Anam's Workout Program, between Anam and the creditors committee.

     The creditor financial institutions have the right to terminate or modify the Workout if Anam does not fulfill the terms of the Workout, including meeting certain financial targets. In addition, the creditor financial institutions can modify the terms of the Workout upon agreement of creditor financial institutions holding at least 75% of the debt restructured under the Workout. If the creditor financial institutions subsequently terminate the Workout, the creditor financial institutions could reinstate and enforce the original terms of Anam's debt, including accelerating Anam's obligations and pursuing Anam's guarantees of its affiliates' debt. If this were to occur, Anam's businesses would be harmed.

     There can be no assurance that Anam will be able to satisfy the terms of the Workout Agreement. Any inability of Anam to comply with the terms of the Workout Agreement, generate cash flow from operations sufficient to fund its capital expenditures and other working capital and liquidity requirements could have a material adverse effect on Anam's ability to continue to provide services.

     Anam Electronics' application for Workout Program was not accepted by the creditors committee. As a result, on March 18, 1999, Anam Electronics filed an application for corporate reorganization under the Korean Corporate Reorganization Act and the district court approved Anam Electronics' reorganization plan on February 7, 2000. On the other hand, Anam Environment's application for Workout was accepted by its creditors committee on February 23, 1999. The probable outcome of these events was taken into

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

consideration by Anam in estimating its liability under guarantees on the debts of its equity investees and affiliates. No such liabilities are reflected in the accompanying financial statements.

5. DUE FROM CORPORATE

     As discussed in Note 1 to these financial statements, K1, K2 and K3 do not undertake their own cash management functions and instead rely on Anam for such activities. As such, any cash requirements are met by Anam or cash surplus is maintained by Anam. The amounts due to K1, K2 and K3 at December 31, 1999 and 1998 consist of: (1) allocated cash and cash equivalents, marketable securities, bank deposits and related receivables which are legally entered into and maintained by Anam and (2) the amount by which obligations under capital lease of K1, K2 and K3 exceed K1, K2 and K3's allocated portion of corporate borrowings as of December 31, 1999 and 1998. The bank deposits and long-term guarantee deposits which are maintained by Anam are denominated in Korean Won, U.S. Dollars and Japanese Yen. Anam has purchased marketable securities for purposes other than trading. Such securities consist primarily of debt securities issued by the Korean government. K1, K2 and K3 do not have any formalized cash management arrangements with Anam. Consequently, the amounts due from Anam have been classified as current and long-term based on the maturity dates, management's intent or restrictions of the underlying instruments.

6. INVENTORIES

     Inventories at December 31, 1999 and 1998 comprise the following:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               1999      1998
                                                              ------    ------
Finished products...........................................  $13,643   $12,370
Semi-finished products and work in process..................   2,446     1,573
Raw materials and supplies..................................   1,895     2,247
                                                              ------    ------
                                                              $7,984    $6,190
                                                              ======    ======

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

7. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1999 and 1998 comprise the following:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1999          1998
                                                              ----------    ----------
Buildings...................................................  $  214,190    $  215,188
Machinery and equipment.....................................     861,200       838,673
Tools.......................................................       4,548         4,974
Furniture and fixtures......................................      43,710        41,765
Vehicles....................................................       1,696         2,113
                                                              ----------    ----------
                                                               1,125,344     1,102,713
Accumulated depreciation....................................    (736,459)     (636,056)
Governmental grants.........................................      (1,247)         (749)
                                                              ----------    ----------
                                                                 387,638       465,908
Land........................................................      16,605        31,710
Construction in progress....................................          --           820
Machinery in transit........................................         141           117
                                                              ----------    ----------
                                                              $  404,384    $  498,555
                                                              ==========    ==========

     At December 31, 1999, property, plant and equipment, other than land, were insured against fire and other casualty losses up to approximately $638,392.

     Capitalized interest costs for the year ended December 31, 1999 approximate $432.

     Buildings of K1, K2 and K3 at December 31, 1999 are pledged as collateral for various loans obtained by Anam from banks, including Korea Development Bank, up to a maximum amount of $634,471 (see Note 8).

     Property, plant and equipment under capital leases which include machinery, are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1999          1998
                                                              ----------    ----------
Cost of machinery and equipment under capital lease.........  $ 250,651     $ 249,538
Accumulated depreciation....................................   (159,353)     (111,126)
                                                              ---------     ---------
                                                              $  91,298     $ 138,412
                                                              =========     =========

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

     Future minimum lease payments under noncancelable capital leases as of December 31, 1999 are as follows:

FOR YEARS ENDED DECEMBER 31,
2000........................................................  $ 27,628
2001........................................................    27,775
2002........................................................    27,664
2003........................................................    27,544
2004........................................................    27,417
Thereafter..................................................    54,412
                                                              --------
Total minimum lease payments................................   192,440
Less amount representing interest...........................   (53,358)
                                                              --------
Present value of minimum lease payments.....................   139,082
Less: portion due within one year...........................   (14,788)
                                                              --------
                                                              $124,294
                                                              ========

8. CORPORATE BORROWINGS

     K1, K2 and K3 do not undertake their own financing but have been able to benefit from the financing obtained by Anam. As of December 31, 1999 and 1998, the balances of current and non-current include allocated corporate borrowings limited to the obligations of K1, K2 and K3 for capital lease (see Note 7). Cash requirement of K1, K2 and K3 as of December 31, 1999 and 1998 is less than obligations under capital lease of K1, K2 and K3. The difference between the cash requirement and the obligations under capital lease is recorded as due from corporate, current.

     Anam has entered into various types of financing arrangements including short-term working capital borrowings, six-month trade letters of credit financings, general term loans, guaranteed and non-guaranteed debentures, convertible bonds, capital lease obligations and other long-term financing. K1, K2 and K3 do not have their own six-month trade letters of credit but benefits from such letters of credit when needed. Certain of these lines of credit and borrowings have been guaranteed by affiliates and subsidiaries of Anam.

     K1, K2 and K3 do not have any debt sharing or other arrangements with Anam. Consequently, the amounts due to Anam have been classified as current and long-term based on the expected maturities of Anam's contractual obligations.

9. FINANCIAL INSTRUMENTS

     In the normal course of business, Anam has purchased various financial instruments, including derivative instruments for purposes other than trading. Derivative financial instruments are not entered into for speculative purposes. Anam enters into foreign currency exchange contracts, including forward and swap contracts, to manage the exposure to changes in currency exchange rates, principally U.S. Dollars. The use of foreign currency forward contracts and swaps allows Anam to reduce its exposure to the risk that the eventual Korean Won cash outflows resulting from facility operating expenses, capital expenditures, local supplier purchases and debt service will be adversely affected by changes in exchange rates. Gains and losses on these foreign exchange contracts entered into by Anam and that hedge

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

forecasted transactions are recognized in income as the exchange rates change. At December 31, 1999, the forward contracts and swap contracts under which Anam is contractually obligated expire as follows:

Currency and interest swap

                                        CONTRACT    CONTRACTED     RECEIVING   PAYING      CONTRACT
                 BANK                    AMOUNT    EXCHANGE RATE    RATE(%)    RATE(%)     DUE DATE
                 ----                   --------   -------------   ---------   -------   -------------
Korea Development Bank................  $50,000     W938 : US$1       9.95      6.25     Oct. 10, 2000
Shinhan Bank..........................  $10,000     W882 : US$1      10.20      6.90     Apr. 24, 2000
Korea Merchant Bank...................  $20,000     W882 : US$1      10.20      6.90     Apr. 24, 2000

Interest swap

                                             CONTRACT      SELLING      BUYING       CONTRACT
                   BANK                       AMOUNT       RATE(%)      RATE(%)       TERMS
                   ----                      --------   -------------   -------   --------------
Chase Manhattan Bank.......................  $100,000   6 month LIBOR    5.80     Sept. 16, 2000

10. ACCRUED SEVERANCE BENEFITS

     Changes in accrued severance benefits for the year ended December 31, 1999 and 1998 are as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       1998
                                                              -------    -------
Beginning balance...........................................  $54,620    $34,435
Provision, net of payments and translation gain/loss........   (4,143)    20,185
                                                              -------    -------
Ending balance..............................................   50,477     54,620
Balance of payments remaining with National Pension Fund....   (5,355)    (5,771)
                                                              -------    -------
                                                              $45,122    $48,849
                                                              =======    =======

11. COMMITMENTS AND CONTINGENCIES

     At December 31, 1999 Anam was contingently liable for guarantees of indebtedness of subsidiaries and affiliated companies of Anam approximating $411,896.

     At December 31, 1999, Anam provided notes and checks, including 40 blank notes and 28 blank checks, to several banks and financial institutions as collateral in relation to various borrowings and guarantees of indebtedness.

     Anam has made agreements with various banks to discount notes up to an aggregate maximum amount of $281,401 at December 31, 1999.

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

12. INCOME TAXES

     The tax provision (benefit) consists of the following :

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                        1999       1998        1997
                                                       -------    -------    --------
Current..............................................  $26,250    $    --    $     --
Deferred.............................................   20,126     30,289     (50,452)
                                                       -------    -------    --------
                                                       $46,376    $30,289    $(50,452)
                                                       =======    =======    ========

     K1, K2 and K3 incurs income tax liabilities in Korean Won and based upon taxable income determined in accordance with Korean generally accepted accounting principles and tax laws. The tax provision included in these financial statements reflects current tax expense and the impact of accounting for deferred taxes under SFAS 109 on a separate tax return basis. K1, K2 and K3 do not have any formalized tax sharing agreement with Anam.

     The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including K1, K2 and K3's ability to generate taxable income within the period during which the temporary differences reverse, the outlook for the Korean economy environment and the overall future industry outlook. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. Such valuation allowance is reviewed periodically.

     The major components of the deferred tax assets and deferred tax liabilities as of December 31, 1999 and 1998 is as follows:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Deferred tax assets
  Corporate borrowings......................................  $    --   $   237
  Forward contracts.........................................      231       475
  Provision for severance benefits, net.....................   11,823    11,459
  Property, plant and equipment, net........................   29,833    34,181
  Tax credit................................................       --    14,517
  Other.....................................................       --     1,144
                                                              -------   -------
          Total deferred tax assets.........................  $41,887   $62,013
                                                              =======   =======

                SEONGSU, PUCHEON AND PUPYONG PACKAGING BUSINESS
                          OF ANAM SEMICONDUCTOR, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)
                           -------------------------

     The statutory income tax rates, including tax surcharges, applicable to K1, K2 and K3 for 1999, 1998 and 1997 are approximately 30.8%. The reconciliation from income taxes calculated at the statutory tax rate to the effective income tax amount for each of the periods is as follows :

                                                                YEAR ENDED DECEMBER 31,
                                                              ----------------------------
                                                               1999      1998       1997
                                                              -------   -------   --------
Taxes at Korean statutory tax rate..........................  $44,705   $25,919   $ 22,301
Remeasurement effect........................................    3,279    14,516    (56,317)
Tax credit incurred.........................................       --    (2,224)   (22,435)
Other, net..................................................   (1,608)   (7,922)     5,999
                                                              -------   -------   --------
  Effective income tax provision (benefit)..................  $46,376   $30,289   $(50,452)
                                                              =======   =======   ========

13. GEOGRAPHICAL INFORMATION

     K1, K2 and K3 operate in one industry segment, semiconductor packaging and test services. All of their assets are located in the Republic of Korea.

     Sales amounts from external customers by country is summarized as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1999        1998        1997
                                                     --------    --------    --------
U.S.A. ............................................  $407,751    $387,528    $479,380
Japan..............................................        --       3,243      93,586
Republic of Korea..................................    27,908      19,158      26,609
                                                     --------    --------    --------
                                                     $435,659    $409,929    $599,575
                                                     ========    ========    ========

14. SUBSEQUENT EVENT

     On February 28, 2000, Anam made a decision to sell to Amkor all operating assets related to Packaging Business excluding K2 land in accordance with the approval of Anam's board of directors' meeting and Anam's creditors committee. The sale price of Packaging Business is Korean Won equivalent to $950 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Anam Semiconductor, Inc.

     We have audited the accompanying consolidated balance sheets of Anam Semiconductor, Inc. and its subsidiaries (the "Company") as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1999 as prepared under generally accepted accounting principles in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit 1) the financial statements of Anam Engineering and Construction Co., Ltd. ("Anam Construction"), the investment in which is reflected in the consolidated financial statements referred to above using the equity method of accounting in 1999 and 1998 and consolidated in 1997, and 2) the financial statements of Anam USA, Inc, ("Anam USA") a wholly owned subsidiary. The financial statements of Anam Construction reflect total revenues of $ 387,946 thousand for the year ended December 31, 1997. The Company's net investment in Anam Construction was $0 at December 31, 1999 and 1998 and the equity in its net loss were $29,937 and $56,884 in 1999 and 1998. The financial statements of Anam USA reflect total assets of $124,442 thousand and $235,343 thousand at December 31, 1999 and 1998, respectively, and total revenues of $715,756 thousand, $576,130 thousand and $544,148 thousand for the years ended December 31, 1999, 1998 and 1997, respectively. Those statements referred to above were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Anam Construction and Anam USA, is based solely on the report of the other auditors. The report of the auditor of Anam Construction contained an informative disclosure paragraph relating to uncertainties about Anam Construction's ability to continue as a going concern.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Anam Semiconductor, Inc. and its subsidiaries as of December 31, 1999 and 1998, and the results of their operations, stockholders' deficit and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles in the United States of America.

     As discussed in Note 3 to the accompanying financial statements, Anam Semiconductor, Inc.'s revenues are generated primarily from semiconductor packaging and test services provided to Amkor Technology Inc. ("Amkor") pursuant to supply agreements. As described in Note 30 to the accompanying financial statements, on May 17, 1999, Anam Semiconductor, Inc. has sold to Amkor all the assets of one of the four its packaging and test facilities located in Kwangju city, the Republic of Korea ("K4"). As described in Note 31 to the accompanying financial statements, on February 28, 2000, Anam Semiconductor, Inc. made a decision to sell to Amkor all of the remaining operating assets related to the remaining three packaging and testing facilities excluding K2 land in accordance with the approval of a board of directors' meeting.

     As discussed in Note 4 to the accompanying financial statements, the operations of the Anam Semiconductor, Inc. and its affiliates in the Republic of Korea, have been significantly affected, and may continue to be affected for the foreseeable future, by the general adverse economic condition in the Republic of Korea and in the Asia Pacific region.

     As more fully described in Note 5 to the accompanying financial statements, on October 23, 1998, Anam Semiconductor, Inc. entered into the Korean financial restructuring program known as the "Workout Program". The Workout Program is the result of an accord among financial institutions to assist in the restructuring of Korean business enterprises and does not involve the judicial system. On February 23, 1999, Anam Semiconductor, Inc. was granted certain economic concessions through the Workout Program which was approved by its creditors committee.

                                           /s/ SAMIL ACCOUNTING CORPORATION

Seoul, Korea
February 28, 2000

                            ANAM SEMICONDUCTOR, INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                                                THOUSANDS OF US DOLLARS
                                                              ---------------------------
                                                                 AS OF          AS OF
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................   $   56,469     $   15,452
  Restricted cash...........................................       41,086             --
  Bank deposits.............................................      105,414         10,936
  Accounts and notes receivable
    Trade, net of allowance for doubtful accounts...........        3,416         50,180
    Due from affiliates, net of allowance for doubtful
     accounts...............................................       29,377         14,737
    Other...................................................       22,797         10,153
  Short-term loans to affiliates, net.......................        4,464         14,108
  Inventories...............................................       41,949         59,807
  Other current assets......................................        6,894         22,597
                                                               ----------     ----------
        Total current assets................................      311,866        197,970
Non-current bank deposits...................................          204            879
Restricted cash.............................................           73          2,351
Investments
  Available for sale........................................       28,128         34,009
  Affiliated companies......................................       18,550         19,146
Long-term receivables
  Due from affiliate........................................          250             --
  Others....................................................        2,906          5,729
Property, plant and equipment, less accumulated
  depreciation..............................................    1,037,935      1,581,614
Deferred tax asset -- noncurrent............................       53,212             --
Other assets................................................       34,345         37,252
                                                               ----------     ----------
        Total assets........................................   $1,487,469     $1,878,950
                                                               ==========     ==========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.....................................   $   69,328     $  228,112
  Current portion of long-term debt.........................       73,882         13,954
  Trade accounts and notes payable..........................       48,902         42,759
  Other accounts payable....................................       77,141         75,211
  Accrued expenses..........................................        3,850         16,504
  Forward contract liability................................       15,364         36,968
  Other current liabilities.................................       13,318          6,260
                                                               ----------     ----------
        Total current liabilities...........................      301,785        419,768
Long-term debt, net of current portion and discounts on
  debentures................................................      875,175      1,309,492
Long-term obligations under capital leases, net of current
  portion...................................................      429,590        582,936
Accrued severance benefits, net.............................       48,757         65,727
Liability for loss contingency..............................      129,912         97,344
Other long-term liabilities.................................           --          2,056
                                                               ----------     ----------
        Total liabilities...................................   $1,785,219     $2,477,323
                                                               ----------     ----------
Commitments and contingencies
Minority interests in consolidated subsidiaries.............   $       --     $   17,433
                                                               ----------     ----------
Stockholders' equity:
  Capital stock, W5,000 par value; authorized 300 million
    shares of common stock and 10 million shares of
    preferred stock.........................................
  Common stock: issued and outstanding 55,031,183 shares in
    1999 and 30,477,018 shares in 1998......................      284,329        192,849
  Series A preferred stock: issued and outstanding 2,240,240
    shares in 1999 and 1998.................................       15,167         15,167
  Series B preferred stock: issued and outstanding 336,036
    shares in 1999 and 1998.................................        2,220          2,220
                                                               ----------     ----------
                                                                  301,716        210,236
  Capital surplus...........................................      190,409        182,347
  Receivable from stockholders..............................      (62,118)      (116,417)
  Accumulated deficit.......................................     (712,000)      (864,905)
  Accumulated comprehensive income (loss):
    Unrealized gains (losses) in investments................         (911)         1,728
    Cumulative translation adjustment.......................      (14,846)       (28,795)
                                                               ----------     ----------
        Total stockholders' equity..........................     (297,750)      (615,806)
                                                               ----------     ----------
        Total liabilities and stockholders' equity..........   $1,487,469     $1,878,950
                                                               ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                            ANAM SEMICONDUCTOR, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        THOUSANDS OF US DOLLARS
                                                              --------------------------------------------
                                                              FOR THE YEAR    FOR THE YEAR    FOR THE YEAR
                                                                 ENDED           ENDED           ENDED
                                                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                  1999            1998            1997
                                                              ------------    ------------    ------------
Sales.......................................................  $   285,925     $   221,098     $   406,937
Cost of sales...............................................      239,632         230,478         314,666
                                                              -----------     -----------     -----------
Gross profit................................................       46,293          (9,380)         92,271
                                                              -----------     -----------     -----------
Operating expenses
  Research and development..................................           87           2,064              --
  Amortization of goodwill..................................           --             768           5,334
  Provision for doubtful accounts...........................          901           1,496           3,787
  Impairment of long-lived assets...........................           --         273,937          15,942
  Selling and administrative expenses.......................       24,267          25,064          75,443
                                                              -----------     -----------     -----------
    Total operating expenses................................       25,255         303,329         100,506
                                                              -----------     -----------     -----------
Operating income (loss).....................................       21,038        (312,709)         (8,235)
                                                              -----------     -----------     -----------
Other (income) expense
  Interest income...........................................       (5,902)        (20,715)        (45,151)
  Interest expense..........................................      185,315         227,799         168,932
  Foreign currency (gains) loss.............................       33,198         142,605        (159,897)
  Loss (gain) from disposal of investments..................          601         (23,082)         (4,972)
  Loss on valuation of inventories..........................        2,041          15,140             543
  Impairment loss on loans to affiliates....................       22,646         122,188              --
  Guarantee obligation loss.................................           --          97,344              --
  Other, net................................................      (24,889)         12,808           4,598
                                                              -----------     -----------     -----------
    Total other (income) expense............................      213,010         574,087         (35,947)
                                                              -----------     -----------     -----------
Income (loss) from continuing operations before income
  taxes, equity in loss of affiliates and minority
  interest..................................................     (191,972)       (886,796)         27,712
Equity in loss of unconsolidated affiliates.................      (31,787)        (66,792)        (18,137)
Minority interest...........................................           --          (2,035)         (1,720)
                                                              -----------     -----------     -----------
Income (loss) from continuing operations before income
  taxes.....................................................     (223,759)       (955,623)          7,855
Provision (benefit) for income taxes........................      (54,000)          1,542         109,894
                                                              -----------     -----------     -----------
Income (loss) from continuing operations....................     (169,759)       (957,165)       (102,039)
Discontinued operations:
  Income from discontinued packaging and testing operation
    (net of income taxes of $12,408; $0; $0)................      130,064         109,632         143,469
  Gain on sale of K4 (net of income taxes of $14,268; $0;
    $0).....................................................      149,560              --              --
                                                              -----------     -----------     -----------
Net income (loss)...........................................  $   109,865     $  (847,533)    $    41,430
                                                              ===========     ===========     ===========
  Unrealized gains (losses) in investments..................       (2,639)          7,892          (5,000)
  Translation adjustment (loss).............................       13,949         (38,352)          8,450
                                                              -----------     -----------     -----------
Comprehensive income........................................  $   121,175     $  (877,993)    $    44,880
                                                              ===========     ===========     ===========
PER SHARE DATA:
Basic income (loss) from continuing operations per common
  share.....................................................  $     (5.82)    $    (40.43)    $     (4.87)
                                                              ===========     ===========     ===========
Basic net income (loss) per common share....................  $      3.76     $    (35.80)    $      1.97
                                                              ===========     ===========     ===========
Diluted income (loss) from continuing operation a per common
  share.....................................................  $     (5.82)    $    (40.43)    $     (4.87)
                                                              ===========     ===========     ===========
Diluted net income (loss) per common share..................  $      3.42     $    (35.80)    $      1.84
                                                              ===========     ===========     ===========
Shares used in computing basic net income (loss) per common
  share.....................................................   29,208,739      23,675,158      20,968,843
                                                              ===========     ===========     ===========
Shares used in computing diluted net income (loss) per
  common share..............................................   32,444,686      23,675,158      23,193,850
                                                              ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                            ANAM SEMICONDUCTOR, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              ( IN THOUSANDS OF US DOLLARS EXCEPT PER SHARE DATA)

                                                     COMMON STOCK           PREFERRED STOCK
                                                ----------------------    --------------------    CAPITAL     RECEIVABLE FROM
                                                  SHARES       AMOUNT      SHARES      AMOUNT     SURPLUS      STOCKHOLDERS
                                                ----------    --------    ---------    -------    --------    ---------------
Balance at January 1, 1997....................  21,134,068    $137,372    2,240,240    $15,167    $143,321       $ (36,186)
Comprehensive income:
  Net income..................................
  Unrealized gains (loss) on investments......
  Currency translation adjustments............
Comprehensive income..........................
Net cash advances to stockholders.............                                                                     (93,623)
Stock dividends...............................   3,170,110      20,941      336,036      2,220     (23,161)
Issuance of common stock......................   6,172,840      34,536                              62,187
                                                ----------    --------    ---------    -------    --------       ---------
Balance at December 31, 1997..................  30,477,018     192,849    2,576,276     17,387     182,347        (129,809)
                                                ----------    --------    ---------    -------    --------       ---------
Comprehensive loss:
  Net loss....................................
  Unrealized gains on investments.............
  Currency translation adjustments............
Comprehensive loss............................
Collection of receivable from stockholders....                                                                      13,392
                                                ----------    --------    ---------    -------    --------       ---------
Balance at December 31, 1998..................  30,477,018     192,849    2,576,276     17,387     182,347        (116,417)
                                                ----------    --------    ---------    -------    --------       ---------
Comprehensive loss:
  Net income..................................
  Unrealized gains on investments.............
  Currency translation adjustments............
Comprehensive income (loss):..................
Reverse stock split...........................  (6,801,860)    (43,040)
Issuance of common stock for cash.............  10,000,000      41,695
Debt to equity conversion.....................  19,669,600      82,011
Convertible bonds to equity conversion........   1,686,425      10,814                               8,906
Others........................................                                                        (844)
Collection of receivable from stockholders....                                                                      54,299
                                                ----------    --------    ---------    -------    --------       ---------
Balance at December 31, 1999..................  55,031,183    $284,329    2,576,276    $17,387    $190,409       $ (62,118)
                                                ==========    ========    =========    =======    ========       =========

                                                                ACCUMULATED
                                                                   OTHER
                                                ACCUMULATED    COMPREHENSIVE
                                                  DEFICIT         INCOME          TOTAL
                                                -----------    -------------    ---------
Balance at January 1, 1997....................   $ (58,802)      $    (57)      $ 200,815
Comprehensive income:
  Net income..................................      41,430                         41,430
  Unrealized gains (loss) on investments......                     (5,000)         (5,000)
  Currency translation adjustments............                      8,450           8,450
                                                                                ---------
Comprehensive income..........................                                     44,880
Net cash advances to stockholders.............                                    (93,623)
Stock dividends...............................
Issuance of common stock......................                                     96,723
                                                 ---------       --------       ---------
Balance at December 31, 1997..................     (17,372)         3,393         248,795
                                                 ---------       --------       ---------
Comprehensive loss:
  Net loss....................................    (847,533)                      (847,533)
  Unrealized gains on investments.............                      7,892           7,892
  Currency translation adjustments............                    (38,352)        (38,352)
                                                                                ---------
Comprehensive loss............................                                   (877,993)
Collection of receivable from stockholders....                                     13,392
                                                 ---------       --------       ---------
Balance at December 31, 1998..................    (864,905)       (27,067)       (615,806)
                                                 ---------       --------       ---------
Comprehensive loss:
  Net income..................................     109,865                        109,865
  Unrealized gains on investments.............                     (2,639)         (2,639)
  Currency translation adjustments............                     13,949          13,949
                                                                                ---------
Comprehensive income (loss):..................                                    121,175
Reverse stock split...........................      43,040                             --
Issuance of common stock for cash.............                                     41,695
Debt to equity conversion.....................                                     82,011
Convertible bonds to equity conversion........                                     19,720
Others........................................                                       (844)
Collection of receivable from stockholders....                                     54,299
                                                 ---------       --------       ---------
Balance at December 31, 1999..................   $(712,000)      $(15,757)      $(297,750)
                                                 =========       ========       =========
                                                 Unrealized
                                                  losses in
                                                investments      $   (911)
                                                 Cumulative
                                                translation
                                                 adjustment       (14,846)
                                                                 --------
                                                                 $(15,757)
                                                                 ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   THOUSANDS OF U.S. DOLLARS
                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                              -----------------------------------
                                                                1999         1998         1997
                                                              ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................................  $ 109,865    $(847,533)   $  41,430
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation..............................................    271,513      291,915      138,627
  Provision for severance benefits..........................     10,472       35,228       23,263
  Losses (gains) on foreign currency translation, net.......     33,198      142,605     (159,897)
  Losses (gains) on sale of investments, net................        601      (23,082)      (4,972)
  Impairment of long-lived assets...........................         --      273,937       15,942
  Impairment loss on loan to affiliates.....................     22,646      122,188           --
  Guarantee obligation loss.................................         --       97,344           --
  Loss on investment in equity method investees, net........     31,787       66,792       18,137
  Gains on disposal of K4 and other.........................   (180,453)
  Other, net................................................     10,830       32,841       28,492
Change in operating assets and liabilities, net of
  deconsolidation effects...................................
  Decrease (increase) in trade accounts and notes
    receivable..............................................     24,825       13,564        9,750
  Decrease (increase) in other accounts receivable..........    (25,844)      32,763        1,437
  Decrease in contracts receivable..........................         --           --       15,461
  Decrease (increase) in due from affiliates................    (43,339)      (7,764)     (51,939)
  Decrease (increase) in inventories........................     (1,009)     (31,951)      72,412
  Decrease (increase) in other current assets...............     14,471       39,412      (35,167)
  Increase (decrease) in trade accounts and notes payable...     16,202       (9,597)       7,592
  Increase (decrease) in other accounts payable.............     (1,123)      43,869           80
  Increase (decrease) in forward contract credit............    (20,943)     (79,329)     104,968
  Increase (decrease) in other current liabilities..........    (13,922)      (2,495)      (7,974)
  Increase in deferred tax asset............................    (53,212)          --           --
  Payments of severance benefits............................     (6,492)      (6,099)      (6,755)
                                                              ---------    ---------    ---------
    Net cash provided by operating activities...............  $ 200,073    $ 184,608    $ 210,887
                                                              ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease (increase) in bank deposits......................  $ (99,418)   $   9,403    $ 235,711
  Decrease (increase) in short term loans...................      7,788     (227,641)     (15,228)
  Acquisition of property, plant and equipment..............   (183,650)    (140,290)    (511,620)
  Proceeds from sale of property, plant and equipment
    (including K4)..........................................    624,791        1,712       18,740
  Acquisition of investments................................     (1,247)      (8,937)     (26,959)
  Disposal of investment including AAPI.....................     41,425       39,698        6,353
  Decrease (increase) in non-current bank deposits..........       (204)      18,034        2,179
  Decrease (increase) in restricted cash....................    (41,132)      85,647      (66,955)
  Decrease (increase) in long-term receivables..............      1,485      171,979      (97,522)
  Decrease (increase) in other assets.......................        128      (11,173)      20,919
  Deconsolidation of subsidiaries...........................     (6,279)      (1,005)          --
                                                              ---------    ---------    ---------
    Net cash (used in) provided by investing activities.....    343,687      (62,573)    (434,382)
                                                              ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in short-term borrowings..............    (47,286)     (91,884)     286,938
  Repayment of current maturities of long-term debt.........    (10,545)     (48,206)     (91,391)
  Borrowing of long-term debt...............................     48,054       10,572      312,243
  Repayment of long-term debt...............................   (484,448)     (50,175)      (1,054)
  Repayment of long-term obligations under capital leases...    (61,597)     (39,848)      (2,556)
  Increase (decrease) in other long-term liabilities........        117        1,883       15,507
  Dividends paid............................................         --           --           --
  Decrease (increase) in receivable from stockholders.......     54,299       13,392      (93,623)
  Increase in capital.......................................     41,695           --       96,723
                                                              ---------    ---------    ---------
    Net cash (used in) provided by financing activities.....   (459,711)    (204,266)     522,787
                                                              ---------    ---------    ---------
Effect of exchange rate changes on cash.....................    (43,032)      59,935     (316,111)
                                                              ---------    ---------    ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............     41,017      (22,296)     (16,819)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............     15,452       37,748       54,567
                                                              ---------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $  56,469    $  15,452    $  37,748
                                                              =========    =========    =========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest................................................  $ 197,716    $ 221,900    $ 133,157
                                                              =========    =========    =========
    Income taxes............................................  $  15,658    $   2,812    $   5,322
                                                              =========    =========    =========
  Property, plant and equipments acquired through capital
    leases..................................................  $   1,116    $  54,748    $ 505,897
                                                              =========    =========    =========
  Capital increase through debt conversion..................  $ 101,731    $      --    $      --
                                                              =========    =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

1. ORGANIZATION AND NATURE OF BUSINESS:

The Controlling Company

     Anam Semiconductor, Inc. (hereinafter referred to as "Anam" or "ASI"), incorporated in the Republic of Korea in August 1956, is a provider of semiconductor packaging and test services. In 1998, Anam commenced operations to fabricate and sell non-memory semiconductor chips ("wafer fabrication").

     Anam changed its name from Anam Industrial Co., Ltd. to Anam Semiconductor, Inc. on March 20, 1998.

     Anam's semiconductor packaging and test facilities operate primarily for Amkor Technology, Inc. ("Amkor"), a United States affiliate. Anam packages and tests integrated circuits from wafers provided by Amkor (the "Packaging Service") pursuant to supply agreements (the "Supply Agreements") with Amkor. In addition, pursuant to the manufacturing and purchasing agreements with Texas Instruments Incorporated ("TI"), a United States corporation, further discussed in Note 3, Anam fabricates wafers, which are also sold to Amkor.

     The businesses of Anam and Amkor have been inter-related for many years and are under the common ownership by Mr. H.S. Kim and his family (the "Kim Family"). Mr. H.S. Kim currently serves as Anam's honorary chairman and his eldest son, Mr. James Kim, serves as Amkor's chairman and chief executive officer. Mr. James Kim also serves as a director of Anam and as the chairman of the Anam Group, consisting principally of companies in the Republic of Korea in the electronics and construction industries. As of December 31, 1999, Mr. H.S. Kim and his family owned approximately 6.9% of the outstanding common stock of Anam and 58.8% of the outstanding common stock of Amkor (See Note 5).

Consolidated Subsidiaries and Significant Equity Investees:

(A) Major subsidiaries and significant equity investees included in the accompanying financial statements by either consolidation or equity method of accounting at December 31, 1999 are as follows:

                 SUBSIDIARIES                         CAPITAL STOCK
                 ------------                   -------------------------    DIRECT AND
                                                MILLIONS OF   THOUSAND OF     INDIRECT       METHOD OF
                                                    WON       US DOLLARS    OWNERSHIP(%)    ACCOUNTING
                                                -----------   -----------   ------------   -------------
Anam Instruments*.............................    W12,746       $16,823         21.57      Equity
Anam Construction**...........................     25,898        32,563         49.00      Equity
Anam Environment**............................      1,200         1,729         50.83      Equity
Anam USA......................................       0.08           0.1        100.00      Consolidation
Acqutek (formerly, Anam S&T)..................     24,062        27,248         17.55      Equity
Anam Finance..................................     39,000        45,899         44.60      Equity
Anam Telecom..................................     47,958        57,135         29.51      Equity

-------------------------
 * This entity was consolidated in 1998 and 1997 but deconsolidated in 1999.

** These entities were consolidated in 1997 but deconsolidated in 1999 and 1998.

(B) A summary of the subsidiaries referred to above is as follows:

Anam Instruments Co., Ltd. (Anam Instruments)

     Anam Instruments was established under the name of Handeung Co., Ltd. in February, 1989 to manufacture and sell electronic parts and equipment. In December 1990, it merged with Anam Horologe Co., Ltd., an affiliate engaged in manufacturing and selling watches. Concurrently, the company changed

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

its name to Anam Instruments Co., Ltd. In October 1994, Anam Instruments obtained the optical products and semiconductor machinery business of Anam.
     As of December 31, 1999, its capital stock is W12,746 million ($16,823), of which Anam Semiconductor owned 21.57%.

Anam Engineering and Construction Co., Ltd. (Anam Construction)

     Anam Construction was incorporated in March 1983. Anam Construction is a construction contractor for industrial and commercial buildings and is engaged in the construction of condominiums primarily in the Republic of Korea. Its major customers are affiliated companies in the Anam Group. As of December 31, 1999, Anam Construction has outstanding capital stock of W25,898 million ($32,563), of which Anam owned 49.00%. Anam Construction became insolvent and filed an application for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998. It is currently under the control of a receiver appointed by the Court. The court issued an order for preservation of assets on October 30, 1998 and the commencement of the reorganization proceeding was made by the court on April 23, 1999. A draft reorganization plan is scheduled for submission at the statutory meeting of interested parties. Approval of the draft reorganization plan by the creditors is expected to be made in March 2000. As a result of this filing, Anam lost control over Anam Construction. Anam deconsolidated this entity and accounted for it as an investment under the equity method as of and for the years ended December 31 1999 and 1998.

     Anam Construction holds investments in Anam Environmental Industry Co., Ltd. and Anam Thai Engineering & Construction Co., Ltd.

Anam Environmental Industry Co., Ltd. (Anam Environment)

     Anam Environment was incorporated under the name of Yu-Bong Industry Co., Ltd. in February 1986 and is engaged in treatment of industrial scrap in the Republic of Korea. Anam holds interest in Anam Environment through Anam Construction. As of December 31, 1999, Anam Environment's capital stock is W1,200 million ($1,729), of which Anam Construction owned 50.83%. As a subsidiary of Anam Construction, this entity was also deconsolidated by Anam and accounted for by the equity method as of and for the years ended December 31, 1999 and 1998.

Anam USA, Inc. (Anam USA)

     Anam USA was incorporated in Philadelphia, United States in September 1994, to sell semiconductor products of Anam. As of December 31, 1999, its capital stock is US$0.1 of which Anam owned 100%.

Acqutek Semiconductor & Technology Co., Ltd. (Acqutek)

     Acqutek was incorporated in January 1979. It is engaged in designing semiconductors, manufacturing and selling semiconductor equipment and the Value Added Network business. In September 1991, Acqutek was registered as a foreign invested company under the Foreign Capital Inducement Law of the Republic of Korea. The company changed its name from Anam S&T Co., Ltd. to Acqutek Semi-conductor & Technology Co., Ltd. in November 1999.
     As of December 31, 1999 its capital stock amounted to W24,062 million ($27,248), of which Anam owned 17.55%.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

Hanmi-Anam Financial Service Co., Ltd. (Anam Finance)

     Anam Finance was established in May 1994 and is engaged in installment financing and factoring. As of December 31, 1999 its capital stock amounted to W39,000 million ($45,899), of which Anam and its subsidiaries owned 39.00% and 5.60%, respectively.

Anam Telecommunications Co., Ltd. (Anam Telecom)

     Anam Telecom was established in August 1997, and is engaged in the telecommunication business. As of December 31, 1999, its capital stock amounted to W47,958 million ($57,135), of which Anam owned 29.51%.

(C) Change in Entities included in Consolidation :

     As of December 31, 1999, Anam owned 21.57% of Anam Instrument. Anam's ownership percentage decreased from 67.24% as of December 31, 1998 due to sales of Anam Instrument shares. Accordingly Anam accounted for it under the equity method of accounting during 1999, effective January 1, 1999.

     During 1999 Anam has sold its whole interest in Anam/Amkor Precision Machine Company (Philippines) Inc. (AAPMCI) to Amkor Technology Inc.

     Both Anam Instrument and AAPMCI were consolidated in the accompanying financial statements for 1998 and 1997.

     As of December 31, 1999 and 1998, Anam owned 49.00% of Anam Construction. Anam's ownership percentage decreased from 56.15% as of December 31, 1997 due to Anam Instrument's sale of its 10.64% interest in Anam Construction to Anam Electronics Co., Ltd., an affiliated company through common ownership by the Kim family, on September 29, 1998. Furthermore, Anam Construction filed for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998. As part of the reorganization, Anam Construction was placed under the control of a receiver. Because management of Anam no longer exercises control over Anam Construction, Anam deconsolidated its investment in Anam Construction, including its consolidated subsidiary, Anam Environment, and accounted for it under the equity method of accounting during 1999 and 1998, effective January 1, 1998.

     Prior to January 1, 1998, due to continuous net loss incurred by Anam Construction, the accumulated net losses from Anam Construction included in the consolidated financial statements had exceeded Anam's original investment. Anam continued to record such excess net loss due to the existence of a parent-subsidiary relationship. At January 1, 1998, when Anam deconsolidated Anam Construction, accumulated losses in excess of original investment were reclassified as part of the allowance for Anam's loan to Anam Construction.

     After the deconsolidation, Anam continued recognition of its share of Anam Construction's losses and such losses were recorded as part of the allowance for Anam's loan to Anam Construction. In addition, due to the significant financial difficulty experienced by Anam Construction in 1999 and 1998, Anam recorded additional allowance for its loan to Anam Construction to reduce the net loan balance to zero.

     Both Anam Construction and Anam Environment were consolidated in the accompanying financial statements for 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING POLICIES:

     The consolidated financial statements are presented in accordance with generally accepted accounting principles of the United States of America ("U.S. GAAP"). Significant accounting policies followed by

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

Anam and its consolidated subsidiaries (hereinafter collectively referred to as the "Company") in the preparation of the accompanying consolidated financial statements are summarized below.

Principles of Consolidation --

     The accompanying consolidated financial statements include the accounts of Anam and its greater than 50% owned subsidiaries. The interest of other stockholders in these subsidiaries is reflected as minority interests. The equity method of accounting is used when Anam has both a 20% to 50% equity interest and the ability to exercise significant influence over the investee. Investments in companies owned less than 20% are carried at cost. All significant intercompany transactions and balances with consolidated subsidiaries have been eliminated in consolidation.

     Unrealized profit arising from sales by the controlling company to the consolidated subsidiaries or equity-method investees is fully eliminated and charged to the interest of the controlling company. Unrealized profit, arising from sales by the consolidated subsidiaries or equity-method investees to the controlling company or sales between consolidated subsidiaries or equity-method investees, is eliminated to the extent of the investor ownership interest.

Use of Estimates --

     The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The most significant estimates and assumptions relate to the allowance for uncollectable accounts receivables, guaranty obligations, depreciation and impairment of long-lived assets. Actual results could differ from those estimates and may affect amounts reported in future periods. Management believes that the estimates are reasonable.

Cash and Cash Equivalents --

     Cash and cash equivalents include cash on hand and all highly liquid investments with original maturities of three months or less at purchase.

Restricted Cash --

     Restricted cash consists of current and non-current bank deposits, which are pledged in connection with various short-term borrowings (Note 14) and long-term debt (Note 16). Restricted cash at December 31, 1999 and 1998 was $41,159 and $2,351, respectively.

     At December 31, 1998, $2,286 of restricted cash represent deposits made under group severance insurance plans, the withdrawal of which is restricted to the actual payment of severance benefits. The Company classified those restricted bank deposits with remaining maturities between three months to one year at the balance sheet date as current and all other restricted bank deposits as non-current.

Bank Deposits --

     Bank deposits consist of time deposits with banks and other financial institutions which have remaining maturities of more than three months at purchase. The Company classified these bank deposits with remaining maturities of one year or less at the balance sheet date as current and those with remaining maturities of more than one year as non-current.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

Available For Sale Securities --

     The Company accounts for those investments included in "Available for sale securities" under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). This statement requires investment securities to be divided into one of three categories: held-to maturity, available for sale and trading.

     The Company currently classifies all investments in debt and equity securities as available for sale securities. Individual securities with remaining contractual maturity of less than one year at the balance sheet date are included in current assets, and others are included as non-current assets. All available for sale securities are recorded at fair value. Unrealized holding gains and losses on securities available for sale are reported as a separate component of stockholders' equity, net of related deferred taxes. Realized gains and losses on the sale of securities available for sale are determined using the specific identification method and are charged to current operations.

Allowance for Doubtful Accounts --

     The Company provides an allowance for doubtful accounts receivable based on the aggregate estimated collectibility of accounts receivable.

Inventories --

     Inventories are stated at the lower of cost or market, with cost being determined by the weighted average method, except for materials in-transit, for which cost is determined using the specific identification method.

Property, Plant and Equipment --

     Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as set forth below:

                                                           ESTIMATED
                                                          USEFUL LIVES
                                                          ------------
Buildings...............................................      25 years
Structures..............................................  2 - 25 years
Machinery, equipment and vehicles.......................   2 - 6 years
Tools...................................................   3 - 5 years
Furniture and fixtures..................................  3 - 10 years

     Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or materially extend the useful lives of the related assets are capitalized.

     Interest expense incurred during the construction period of assets on funds borrowed to finance such construction is capitalized. Capitalized interest costs at December 31, 1999 and 1998 approximate $4,502 and $14,554, respectively.

     The Korean government provides subsidies to the Company for purchases of certain buildings and machinery. The Company recorded such purchases at full acquisition costs and the related subsidies as a contra-asset account. The contra-asset account is reduced using the straight-line method over the estimated useful lives of the related assets.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

Lease Transactions --

     The Company accounts for lease transactions as capital leases, depending on the terms of the underlying lease agreements. Assets leased under capital leases are recorded at cost as property, plant and equipment and depreciated using the straight-line method over their estimated useful lives. In addition, aggregate lease payments are recorded as obligations under capital leases, net of accrued interest as determined by total lease payments in excess of the cost of the leased machinery and equipment. Accrued interest is amortized over the lease period using the effective interest rate method.

Discounts on Debentures --

     Discounts on debentures are amortized using the effective interest rate method over the repayment period of the debentures. The resulting amortization cost is included in interest expense.

Accrued Severance Benefits --

     Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment with the Company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits are estimated assuming all eligible employees were to terminate their employment at the balance sheet date. The annual severance benefits expense charged to operations is calculated based on the net change in the accrued severance benefits payable at the balance sheet date, plus the actual payments made during the year.

     The contributions to national pension fund made under the National Pension Plan are deducted from accrued severance benefit liabilities. Contributed amounts are refunded from the National Pension Plan to employees on their retirement.

Revenue Recognition (non-construction business) --

     Substantially all revenues are recognized upon shipment of goods to customers. The Company does not take ownership of customer-supplied semiconductors. Title remain with the customer for these materials at all times. Accordingly, the cost of the customer-supplied materials is not included in the consolidated financial statements. Risk of loss for the Company's packaging costs passes upon completion of the packaging process and shipment to the customer. In regards to wafer fabrication services, the Company recognizes revenue upon shipment of completed wafers to its customers.

Revenue Recognition (construction business) --

     Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications or has been accepted by the customer. Revenues from sale of constructed condominiums and some construction contracts are recognized on the completion method. This method is used because of unreliable estimates that cause forecasts to be doubtful. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

Discontinued Operations --

     The operating results of the packaging and testing business, including K4 which was sold in May 1999 (see Note 30), are shown separately as discontinued operations in the accompanying income statement due to approved sale of the remaining packaging and testing business in February 2000 (see Note 31). The results of the discontinued business do not reflect any interest expense or indirect expenses allocated by the Company. The income statements for 1998 and 1997 have been restated and operating results of the packaging business are also shown separately.

Research and Development Costs --

     Research and development costs are expensed as incurred.

Advertising Costs --

     Advertising costs are charged to current period operations when incurred. Advertising expenses for 1999, 1998 and 1997 were $236, $946 and $5,510, respectively.

Income Taxes --

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities created by temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities are computed on such temporary differences, including available net operating loss carryforwards ("NOL") and tax credits, by applying enacted statutory tax rates applicable to the years when such differences are expected to be reversed. A valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized. Total income tax provision includes current tax expenses under applicable tax regulations and the change in the balance of deferred tax assets and liabilities.

     Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carryforward amount.

Earnings Per Share --

     In February 1997, the Financial Accounting Standard Board (the "FASB") issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). This statement specifies the computation, presentation and disclosure requirements for earnings per share. The Company has calculated earnings per share based on the basic and diluted per share calculation (see
Note 24). Basic EPS is computed using the weighted average number of common shares outstanding for the period while diluted EPS is computed assuming conversion of all dilutive securities, such as convertible bonds. Both computations reflect all stock dividends and the June 17, 1999 reverse stock split in the number of shares.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

Remeasurement into US Dollar --

     The U.S. dollar is the functional currency for ASI because the dollar is the currency of reference for market pricing in the worldwide semiconductor industry and revenue from external sales in U.S. dollars exceeds revenues in any other currency. The functional currency used by ASI's subsidiaries and equity investees, with the exception of Anam USA, is the Korean Won. The functional currency used by Anam USA is the U.S. dollar.

     For financial statement purposes, assets and liabilities of ASI are remeasured into U.S. dollars from books and records kept in Korean Won using the monetary/non-monetary method. Monetary assets and liabilities, such as cash, receivables, borrowings and other payables, are translated to U.S. dollars at end-of-period exchange rates. Non-monetary assets and liabilities, such as inventory, investments and fixed assets, are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates for the period, except for items related to non-monetary assets and liabilities, which are translated using historical exchange rates. All translation gains and losses are included in the determination of income for the period in which exchange rates change.

     The financial position and results of operations of the Company's subsidiaries and equity-method investees except Anam USA are measured using local currency as functional currency. The financial statements of these subsidiaries and equity-method investees are translated to U.S. dollars using the current exchange rate method. All the assets and liabilities are translated to U.S. dollars at end-of-period exchange rates. Capital accounts are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates. Translation adjustments arising from differences in exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' equity.

     The end of period exchange rates and average exchange rates for the period used to remeasure the assets, liabilities, revenues and expenses in accordance with the translation method stated above in 1999, 1998 and 1997 were as follows:

                                                KOREAN WON TO U.S. DOLLAR
                                  ------------------------------------------------------
                                  END OF PERIOD EXCHANGE RATES    AVERAGE EXCHANGE RATES
                                  ----------------------------    ----------------------
1999............................        W1,134.50 = US$1             W1,189.30 = US$1
1998............................        W1,195.80 = US$1             W1,398.88 = US$1
1997............................        W1,695.80 = US$1             W  951.11 = US$1

Dividends --

     In the event that cash dividends are declared in the future, such dividends will be paid in Korean Won. The Company does not intend to pay cash dividends in the foreseeable future.

Derivative Financial Instruments --

     The Company enters into foreign currency exchange contracts, including forward and swap contracts, to manage the exposure to changes in currency exchange rates, principally the exchange rate between Korean Won and U.S. Dollar. The use of foreign currency forward contracts allows Anam to reduce its exposure to the risk that the eventual Korean Won cash outflows resulting from facility operating expenses, capital expenditures, local supplier purchases and debt service will be adversely affected by changes in exchange rates. These transactions do not meet the requirements for hedge accounting for financial statement purpose. Therefore the resulting realized and unrealized gains or losses, measured by quoted market prices, are recognized in income as the exchange rates change. These gains and losses are included

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

in the foreign currency gains (losses) account. The net unrealized gains (losses) on these contracts are accrued in the balance sheet account, forward contract debit (credit).

     The Company enters into interest rate swap transactions to manage its exposure to the fluctuation of interest rates. These transactions are accounted for on an accrual basis, in which cash settlement receivable or payable is recorded as an adjustment to interest income or expense.

     In regards to the impact of derivative financial instruments on liquidity and cash flow, no significant extra cash requirement is expected. Furthermore, the Company enters into these derivative contracts with major financial institutions and continues to monitor the credit worthiness of these institutions. Management expects full performance from its counterparties under these contracts.

Allowance for credit losses on loans receivable --

     The Company accounted for allowance for credit losses in accordance with SFAS 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114). Under SFAS 114, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral.

     When a loan is classified as impaired, no interest income is recognized. Any subsequent cash payment is applied to reduce the principal.

Impairment of Long-Lived Assets --

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." In accordance with this standard, management periodically evaluates the carrying value of long-lived assets, including intangibles, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows are less than the asset's carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

Concentration of Credit Risk --

     Financial instruments, which potentially expose the Company to a concentration of credit risk, consist primarily of cash and cash equivalents, bank deposits, restricted cash, trade receivables, loans to affiliates and financial instruments with off-balance sheet risks.

     It is the Company's practice to place its cash and cash equivalents, bank deposits and restricted cash in various financial institutions located in Korea and the United States (U.S.) so as to limit the amount of credit exposure to any one financial institution. Deposits in U.S. banks may exceed the amount of insurance provided on such deposits by the Federal Deposit Insurance Corporation (the "FDIC"). The Company controls the credit risks associated with cash and cash equivalents, bank deposits and restricted cash by monitoring the financial standing of the related banks and financial institutions.

     Anam performs and sells its Packaging Services exclusively to Amkor pursuant to the Supply Agreements. In 1999, 1998 and 1997, sales to Amkor accounted for substantially all of Anam's revenues

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

and accounts receivables. Any reduction in purchases by Amkor could have an adverse impact on Anam's financial position, results of operations and cash flows.

     The loans to affiliates are uncollateralized and collection is subject to the operations of those affiliates. Management believes they have provided adequate allowance against these loans to reduce them to their net realizeable value.

     The Company controls the credit risks associated with financial instruments through credit approvals, investment limits and centralized monitoring procedures but does not normally require collateral or other security from the counterparties. If the counterparty fails to honor certain forward or swap contracts, management believes any loss would be limited to the exchange rate or interest rate differential from the time the contract was made and the settlement date. The Company conducts its derivative transactions with major financial institutions and does not anticipate non-performance by counterparties which could have a significant impact on its financial position or results of operations.

Risks and Uncertainties --

     The Company's business involves certain risks and uncertainties. Factors that could affect the Company's future operating results and the carrying value of assets such as property, plant and equipment include, but are not limited to, dependence on a cyclical semiconductor industry that is characterized by rapid technological changes, fluctuations in end-user demands, evolving industry standards, competitive pricing and declines in average selling prices, risks associated with assets, liabilities and transactions denominated in foreign currencies, and enforcement of intellectual property rights. Additionally, the market in which the Company operates is very competitive. Key elements of competition in the independent semiconductor packaging market include breadth of packaging offerings, time-to-market, technical competence, design services, quality, production yields, reliability of customer service and price. A substantial portion of the Company's revenues is derived from Packaging Services(See Note 28) provided to Amkor pursuant to the Supply Agreements. Other risks exist as of December 31, 1999 as described in the Workout Program in Note 5.

Presentation of Unit Currency --

     All amounts in the financial statements have been presented in thousands of U.S. dollars, unless otherwise stated.

Recent Accounting Pronouncements --

     In June 1999, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes a comprehensive standard on accounting for derivatives and hedging. It is effective for all fiscal years beginning after June 15, 1999. The Company has reviewed the provisions of the SFAS No. 133 and has not yet quantified the impact of adopting SFAS 133. However, SFAS 133 could increase volatility in earnings.

3. RELATIONSHIP WITH AMKOR:

     The businesses of Anam and Amkor have been inter-related for many years by virtue of the Supply Agreements (See Note 1), common ownership and management, financial relationships, coordination of product and operating plans, joint research and development activities and shared intellectual property rights.

     At December 31, 1997, Amkor owned 8.1% of the outstanding stock of ASI. On February 16, 1998, Amkor sold its investment in ASI common stock for $13,863 to AK Investments, Inc., an affiliate through

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

common ownership of Kim Family, based on the market value of ASI shares on the Korean Stock Exchange. In accordance with the terms and condition of Workout Program discussed in Note 5, on October 29, 1999, Amkor made $41,695 of capital contribution to ASI in exchange for equity shares of ASI at par value. As a result, ASI issued 10,000,000 shares of common stock to Amkor.

     At December 31, 1998, ASI owned 100% of the outstanding stock of Anam/Amkor Precision Machine Company (Philippines), Inc. ("AAPMCI"). On June 16, 1999, ASI sold its whole investment in AAPMCI common stock for $3,800 to Amkor and $3,217 of realized gain from the sale was recognized.

     At December 31, 1997, ASI owned 40% of the outstanding stock of Amkor/Anam Philipinas, Inc. ("AAPI"). On May 22, 1998, ASI sold its investment in AAPI common stock for $33,750 to Amkor and $22,329 of realized gain from the sale was recognized.

     In 1999, 1998 and 1997, approximately 93.3%, 91.5% and 77.1%, respectively, of Anam's revenues was derived from sales to Amkor. By the terms of a long-standing agreement, Amkor has been responsible for marketing and selling ASI's semiconductor packaging and test services, except to customers in Korea and Japan to whom ASI has historically sold such services directly. Since 1998, Amkor became responsible for marketing and selling ASI's semiconductor packaging and test services to the majority of ASI's customers in Japan. ASI has worked closely with Amkor in developing new technologies and products.

     Effective January 1, 1998, ASI entered into the five-year Supply Agreements with Amkor giving Amkor the first right to market and sell substantially all of ASI's packaging and test services and the exclusive right to market and sell all of the wafer output of ASI's new wafer foundry, both of which have negotiable pricing terms, taking into consideration factors such as changes in the semiconductor market, forecasted demand, product mix, capacity utilization and fluctuations in exchange rates as well as the mutual long-term strategic interest of Anam and Amkor. Amkor, in return, is responsible for sales of Packaging Services and is obligated to actively and diligently market the Packaging Services to potential and existing customers.

     Pursuant to arrangements between Anam and Amkor, all sales from Anam to Amkor are made through Anam USA ("AUSA"). Prior to Amkor's initial public offering in 1998, Amkor obtained a significant portion of its financing from AUSA. AUSA obtained for the benefit of Amkor a continuous series of short-term financing arrangements based on guarantees provided by ASI. Pursuant to the Supply Agreements, Amkor reimburses AUSA for the financing costs incurred by it in connection with trade financing provided to Amkor. Amkor no longer depends on such financing arrangement as of December 31, 1998.

     These agreements are cancelable by either party upon five years prior written notice at any time after the fifth anniversary of the effective date. The Company's business, financial condition and operating results have been and will continue to be significantly dependent on the ability of Amkor to effectively market ASI's services. The termination of ASI's relationship with Amkor for any reason, or any material adverse change in Amkor's business could have a material adverse effect on ASI's business, financial condition and results of operations.

     In January 1998, the Company and Amkor entered into a manufacturing and purchasing agreement with Texas Instruments Incorporated ("TI") pursuant to which the Company will manufacture and Amkor will market wafer fabrication services to TI. Under the terms of the agreement, TI has agreed to purchase at least 40% of the foundry's capacity, and under certain circumstances has the right to purchase up to 70% of the foundry's capacity. In addition, the Company has a license to use TI technology only to provide wafer fabrication services to TI.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

     The agreement ends on December 31, 2007, but may be terminated earlier upon, among other things, the consent of the Company, TI and Amkor, a material breach by the Company, TI or Amkor, the failure of the Company to protect TI's intellectual property and a change of control, bankruptcy, liquidation or dissolution of the Company. The agreement may also be terminated by the Company or TI on two years' notice if they cannot successfully negotiate an agreement to govern the Company's use of TI's next-generation foundry technology prior to June 30, 2000. During any such two-year notice period, TI will only be obligated to purchase a minimum of 20% of the foundry's capacity.

4. UNSTABLE ECONOMIC ENVIRONMENT:

     In connection with the Asian financial crisis which began in 1997, the Korean economy as well as other economies in the Asia Pacific region experienced economic contractions, a reduction in the availability of credit, increased interest rates, increased inflation, negative fluctuations in currency exchange rates, increased numbers of bankruptcies, increased unemployment and labor unrest. Such conditions had a significant adverse effect on the operations of the Company and other companies in Korea and in the Asia Pacific region.

     Recently, economic conditions in the Republic of Korea have improved as evidenced by increased trade surplus, increases in foreign exchange reserves, record levels of foreign investment and economic growth, lower inflation and interest rates and stabilized foreign exchange rates. Notwithstanding the current recovery, significant uncertainties still exist related to the economy in Korea and in the Asia Pacific region.

5. WORKOUT PROGRAM:

     The Company has traditionally operated with a significant amount of debt relative to its equity and had a significant working capital deficit at December 31, 1997. In addition, the Company has guaranteed certain debt obligations of equity investees and affiliated companies, including Anam Construction, Anam Environment and Anam Electronics Co., Ltd., ("Anam Electronics"), which face serious financial difficulties.

     In response to this situation, management has undertaken certain measures it considers appropriate, including: (1) disposing of the Kwangju factory (see
Note 30); (2) placing Anam Construction into corporate reorganization under the Korean Corporate Reorganization Act (see Note 1); and (3) enlisting, on October 23, 1998 ASI into the "Workout Program", a financial restructuring program supervised by the Korean Financial Supervisory Commission ("FSC"). The Workout Program is the result of an accord among Korean financial institutions to assist in the restructuring of Korean business enterprises. This process involves negotiations between the companies and the creditors committee represented by banks and other financial institutions providing financing to ASI and does not involve the judicial system. The Workout Program also allows ASI to resume its operations uninterrupted and does not impact debts outstanding with trade creditors. Anam Electronics and Anam Environment also applied for the Workout Program in October 1998.

     On February 23, 1999, the following basic conditions and terms of ASI's Workout Program were agreed to and approved by its creditors committee: (1) five-year extension of the loan and capital leases repayment schedules; (2) reduction of bank loan interest rates to Korean prime rate; (3) conversion of certain outstanding bank loans of ASI to equity shares and convertible bonds approximating $102,275 and $90,400, respectively; and (4) five-year suspension of creditors' right to demand performance on loan guarantees made by Anam on behalf of its affiliates. In order for the initial conversion of debt to take place in accordance with the terms of the Workout, ASI will have to undergo a series of corporate actions, including a reverse stock split, to bring the fair market value of its equity shares to a price at least equal to the par value of such shares. The conversion of ASI debt by the creditor financial institutions would

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

coincide with each installment of Amkor's equity investment in ASI as described below. The workout contained provision for the entitlement of the creditor financial institutions to vote the ASI shares owned by Mr. James Kim and his family. The Company did not recognize any gain or loss as a result of the Workout Program.

     In addition to the basic restructuring terms as stated above, the approved Workout Program also requires Mr. James Kim, the chairman of the Anam Group or Amkor, to make capital contributions to the Company totaling $150,000 over the next four years in exchange for equity shares of the Company at par value.

     On May 13, 1999, ASI's Workout Program became effective upon signing of a Memorandum of Understanding, which document detailed conditions and terms of ASI's Workout Program, between ASI and the creditors committee.

     The creditor financial institutions have the right to terminate or modify the Workout if Anam does not fulfill the terms of the Workout, including meeting certain financial targets. In addition, the creditor financial institutions can modify the terms of the Workout upon agreement of creditor financial institutions holding at least 75% of the debt restructured under the Workout. If the creditor financial institutions subsequently terminate the Workout, the creditor financial institutions could reinstate and enforce the original terms of Anam's debt, including accelerating Anam's obligations and pursuing Anam's guarantees of its affiliates' debt. If this were to occur, Anam's businesses would be harmed.

     There can be no assurance that Anam will be able to satisfy the terms of the Workout Agreement. Any inability of Anam to comply with the terms of the Workout Agreement, generate cash flow from operations sufficient to fund its capital expenditures and other working capital and liquidity requirements could have a material adverse effect on Anam's ability to continue to provide services.

     Anam Electronics' application for Workout Program was not accepted by the creditors committee. As a result, on March 18, 1999, Anam Electronics filed an application for corporate reorganization under the Korean Corporate Reorganization Act. The reorganization plan was completed and approved by the district court on February 7, 2000. On the other hand, Anam Environment's application for Workout was accepted by its creditors committee on February 23, 1999. The probable outcome of these events was taken into consideration by the Company in estimating its liability on guarantees on the debts of its equity investees and affiliates.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

6. ACCOUNTS AND NOTES RECEIVABLE:

     Accounts and notes receivable at December 31, 1999 and 1998 comprise the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       1998
                                                              -------    -------
Accounts receivable, trade..................................  $ 2,997    $37,211
Notes receivable, trade.....................................      551     16,072
                                                              -------    -------
                                                                3,548     53,283
Allowance for doubtful accounts.............................     (132)    (3,103)
                                                              -------    -------
Trade accounts and notes receivable, net....................  $ 3,416    $50,180
                                                              =======    =======
Accounts receivable from affiliated companies...............  $30,128    $14,502
Notes receivable from affiliated companies..................      181      1,128
                                                              -------    -------
                                                               30,309     15,630
Allowance for doubtful accounts.............................     (932)      (893)
                                                              -------    -------
Due from affiliates, net....................................  $29,377    $14,737
                                                              =======    =======

7. INVENTORIES :

     Inventories at December 31, 1999 and 1998 comprise of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       1998
                                                              -------    -------
Finished products and merchandise...........................  $ 6,639    $21,799
Semi-finished products and work in process..................   15,562     18,722
Raw materials and supplies..................................   17,338     18,377
Materials in transit........................................    2,410        909
                                                              -------    -------
                                                              $41,949    $59,807
                                                              =======    =======

8. SHORT-TERM LOANS TO AFFILIATES:

     Loans receivable at December 31, 1999 and 1998 comprise of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1999         1998
                                                              ---------    ---------
Loans to affiliated companies
  Anam Construction.........................................  $ 151,639    $ 144,156
  Anam Environment..........................................     13,486       12,795
  Anam Electronics..........................................    145,987      125,188
  Acqutek...................................................      3,877        3,676
  Dongan Engineering Co., Ltd...............................        587          892
                                                              ---------    ---------
                                                                315,576      286,707
Loans to employees and directors............................         --           36
                                                              ---------    ---------
                                                                315,576      286,743
Allowance for credit loss on loans receivable (Note 9)......   (311,112)    (272,635)
                                                              ---------    ---------
                                                              $   4,464    $  14,108
                                                              =========    =========

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

     The loans to affiliated companies and other loans have maturity periods of less than one year and are uncollateralized.

9. LOAN IMPAIRMENT:

     The Company provided loans to several affiliated companies, which currently face financial difficulties. Consequently, the Company assessed the collectibility of these loans in accordance with SFAS 114 and determined that the Company would not be able to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement on certain loans.

     The amount of impaired loans and related allowance for credit loss on loans receivable are summarized below (see Note 8):

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1999        1998
                                                              --------    --------
Impaired loans, gross.......................................  $311,112    $272,635
Allowance for credit loss on loans receivable...............  (311,112)   (272,635)
                                                              --------    --------
Impaired loans, net.........................................  $     --    $     --
                                                              ========    ========

     For the year ended December 31, 1999 and 1998, the average recorded investment in impaired loans was approximately $291,874 and $133,626, respectively.

     No interest income was recognized on impaired loans for the year ended December 31, 1999 and 1998. Had these loans performed in accordance with their original terms, interest income of $22,684 and $17,927 would have been recorded in 1999 and 1998, respectively.

     The changes in the allowance for credit loss on loans receivable are summarized below:

                                                                1999        1998
                                                              --------    --------
Beginning balance...........................................  $272,635    $     --
Excess loss from investment in Anam Construction carried
  over from prior years (Note 1)............................        --      93,563
Equity in loss of Anam Construction for 1998 (Note 1).......        --      56,884
Additions charged to operations.............................    22,646     122,188
Effect of changes in exchange rates.........................    15,831          --
                                                              --------    --------
Ending balance..............................................  $311,112    $272,635
                                                              ========    ========

10. INVESTMENT IN AVAILABLE FOR SALE SECURITIES:

     The Company's investment in available for sale securities are summarized below:

                                                                 DECEMBER 31, 1999
                                             ----------------------------------------------------------
                                             AMORTIZED     UNREALIZED        UNREALIZED      ESTIMATED
                                               COST       HOLDING GAINS    HOLDING LOSSES    FAIR VALUE
                                             ---------    -------------    --------------    ----------
Bonds issued by government.................   $     3          $--             $   --         $     3
Bonds issued by local government...........         3           --                 --               3
Equity Securities..........................    30,557           54              2,489          28,122
                                              -------          ---             ------         -------
          Total............................   $30,563          $54             $2,489         $28,128
                                              =======          ===             ======         =======

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

                                                                 DECEMBER 31, 1998
                                             ----------------------------------------------------------
                                             AMORTIZED     UNREALIZED        UNREALIZED      ESTIMATED
                                               COST       HOLDING GAINS    HOLDING LOSSES    FAIR VALUE
                                             ---------    -------------    --------------    ----------
Bonds issued by government.................   $   276        $   --             $ --          $   276
Bonds issued by local government...........         1            --               --                1
Equity Securities..........................    32,004         2,320              592           33,732
                                              -------        ------             ----          -------
          Total............................   $32,281        $2,320             $592          $34,009
                                              =======        ======             ====          =======

     The maturity of the bonds issued by the government and the bonds issued by local government as of December 31,1999 ranged from less than one year to ten years.

     The gross realized gains from the sale of available for sale securities during the years ended December 31, 1998 and 1997 were $5,317 and $4,972, respectively. The gross realized losses from the sale of available for sale securities in 1999 and 1998 were $891 and $4,564, respectively.

     At December 31, 1999 and 1998, equity securities with total carrying amount of $9,578 and $8,535, respectively, were pledged as collateral for issuing non-guaranteed debentures and capital lease obligation, respectively (see Notes 13 and 16).

     At December 31, 1999, 1998 and 1997, respectively, the net book value of certain equity investment is below acquisition cost and is not expected to be recovered in the near future. Accordingly, an impairment loss of $1,523, $244 and $2,477, respectively is included in non-operating expenses for the other-than-temporary impairment of such investment.

11. INVESTMENTS IN AFFILIATED COMPANIES:

                                                            PERCENTAGE OF         DECEMBER 31,
                                                          OWNERSHIP (%) AT     ------------------
                                                          DECEMBER 31, 1999     1999       1998
                                                          -----------------    -------    -------
Investments in affiliated companies:
By the equity method:
Anam Construction.......................................       49.00           $    --    $    --
Acqutek.................................................       17.55             4,164      7,788
Anam Instruments (1999 only)............................       21.75             8,954         --
Anam Finance............................................       39.00                --         --
Anam Telecom............................................       29.51             4,261      7,987
Anam Japan Inc. and others (*)..........................  29.82 - 100.00         1,171      3,371
                                                                               -------    -------
                                                                               $18,550    $19,146
                                                                               =======    =======

-------------------------
(*) Certain majority-owned subsidiaries are not consolidated due to immateriality.

     The Company has received dividends of $158 and $26 from investments in affiliates accounted for by the equity method for the years ended December 31, 1998 and 1997, respectively. These dividends were recorded as a reduction in the carrying value of the related investments.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

12. SUMMARY FINANCIAL DATA ON SIGNIFICANT EQUITY INVESTEES:

     Additional information regarding the Company's equity investees is as below:

                                                         AS OF DECEMBER 31, 1999
                                   -------------------------------------------------------------------
                                   CURRENT     NON-CURRENT      CURRENT      NON-CURRENT    NET EQUITY
                                    ASSETS       ASSETS       LIABILITIES    LIABILITIES    (DEFICIT)
                                   --------    -----------    -----------    -----------    ----------
Anam Construction*...............  $145,289      $85,895       $416,648        $65,199      $(250,663)
Anam Instruments.................    82,126       41,413         49,568         24,872         49,099
Acqutek..........................    35,552       55,275         34,376         33,722         22,729
Anam Finance.....................    32,423        1,167         37,320             98         (3,828)
Anam Telecom.....................     6,502       22,862          2,416          5,996         20,952

                                                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                         -------------------------------------------------------------
                                          GROSS          GROSS        INCOME (LOSS) FROM    NET INCOME
                                         REVENUE     PROFIT (LOSS)        OPERATIONS          (LOSS)
                                         --------    -------------    ------------------    ----------
Anam Construction*.....................  $ 63,621      $(14,766)           $(66,991)         $(66,991)
Anam Instruments.......................   169,051        26,601              11,135             7,487
Acqutek................................    57,040         3,646              (7,978)           (4,377)
Anam Finance...........................     9,980        (8,323)             (8,343)           (8,343)
Anam Telecom...........................     1,543        (3,278)             (8,220)           (8,220)

                                                         AS OF DECEMBER 31, 1998
                                   -------------------------------------------------------------------
                                   CURRENT     NON-CURRENT      CURRENT      NON-CURRENT    NET EQUITY
                                    ASSETS       ASSETS       LIABILITIES    LIABILITIES    (DEFICIT)
                                   --------    -----------    -----------    -----------    ----------
Anam Construction*...............  $229,841      $92,041       $431,701        $61,368      $(171,187)
Acqutek..........................    22,369       55,595         33,874         26,358         17,732
Anam Finance.....................    68,977       40,402        100,629          4,194          4,556
Anam Telecom.....................    14,592       23,863          5,866          7,427         25,162

                                                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                          ------------------------------------------------------------
                                           GROSS         GROSS        INCOME (LOSS) FROM    NET INCOME
                                          REVENUE    PROFIT (LOSS)        OPERATIONS          (LOSS)
                                          -------    -------------    ------------------    ----------
Anam Construction*......................  $65,097      $(13,171)           $(99,236)         $(99,236)
Acqutek.................................   41,108         8,472              10,560            10,560
Anam Finance............................   10,583       (23,866)            (23,923)          (23,923)
Anam Telecom............................      367        (2,954)             (3,658)           (3,658)

                                                          FOR THE YEAR ENDED DECEMBER 31, 1997
                                                 -------------------------------------------------------
                                                                          INCOME (LOSS)
                                                  GROSS      GROSS       FROM CONTINUING      NET INCOME
                                                 REVENUE    PROFIT         OPERATIONS           (LOSS)
                                                 --------   -------   ---------------------   ----------
AAPI...........................................  $223,380   $54,297         $(16,594)          $(16,594)
Acqutek........................................    95,403    30,485          (17,963)           (17,963)
Anam Finance...................................    18,022       510              391                391
Anam Telecom...................................        --        --           (8,186)            (8,186)

-------------------------
* Anam Environment's figures are included in Anam Construction.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

13. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment at December 31, 1999 and 1998 comprise of the following:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1999          1998
                                                              ----------    ----------
Costs
  Land......................................................  $   43,260    $  113,162
  Buildings and structures..................................     309,315       588,251
  Machinery, equipment and vehicles.........................   1,578,736     1,628,360
  Tools, furniture and fixtures.............................      55,402        17,443
  Construction in progress..................................          --        38,195
  Machinery in transit......................................      22,558        40,430
                                                              ----------    ----------
                                                               2,009,271     2,425,841
Accumulated depreciation....................................    (968,910)     (843,478)
                                                              ----------    ----------
                                                               1,040,361     1,582,363
Governmental subsidies......................................      (2,426)         (749)
                                                              ----------    ----------
Net Property, Plant and Equipment...........................  $1,037,935    $1,581,614
                                                              ==========    ==========

Capital Leases

     The Company has various facilities and equipment held under capital lease agreements.

     Capital lease assets included in the above categories are further described below:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1999         1998
                                                              ---------    ---------
Machinery and equipment.....................................  $ 870,837    $ 907,644
Accumulated depreciation....................................   (356,140)    (218,713)
                                                              ---------    ---------
Capitalized Leases, net.....................................  $ 514,697    $ 688,931
                                                              =========    =========

     Future minimum lease payments under noncancelable capital leases as of December 31, 1999 are as follows:

                                                               CAPITAL
                FOR YEARS ENDED DECEMBER 31,                   LEASES
                ----------------------------                  ---------
2000........................................................  $ 101,556
2001........................................................    100,492
2002........................................................     99,076
2003........................................................     97,552
2004........................................................     95,911
Thereafter..................................................    186,390
                                                              ---------
Total minimum lease payments................................    680,977
Less amount representing interest...........................   (197,871)
                                                              ---------
Present value of minimum lease payments under capital
  leases....................................................    483,106
Less: portion due within one year...........................    (53,516)
                                                              ---------
                                                              $ 429,590
                                                              =========

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

Pledged Property, Plant and Equipment

     A substantial portion of the Company's property, plant and equipment is pledged as collateral for various loans from banks, up to a maximum amount of $636,608 and $683,917, at December 31, 1999 and 1998, respectively (see Notes 14 and 16).

Impairment of Property, Plant and Equipment

     The Company recognized an impairment loss of $273,937 related to its assets held in the wafer fabrication factory (the "FAB") in Bucheon City, Republic of Korea in 1998 in accordance with SFAS 121. The amounts in property, plant and equipment above reflect the write-off of assets based upon the present value of expected future cash flows, as summarized below:

                                                                1998
                                                              --------
Building....................................................  $120,863
Machinery, equipment and vehicles...........................   153,074
                                                              --------
Total impairment write-off..................................  $273,937
                                                              ========

     The FAB commenced operation in February 1998. Based on equipment installed in FAB, as of December 31, 1998 production levels were below the levels necessary for the factory to be profitable. Due to the lack of capital available to the Company, investment in additional equipment for FAB was not planned in the near future.

     In 1999, the Company did not record the restoration of previously recognized impairment loss in accordance with SFAS 121.

14. SHORT-TERM BORROWINGS:

     Short-term borrowings at December 31, 1999 and 1998 comprise of the following:

                                                  ANNUAL INTEREST        DECEMBER 31,
                                                    RATE (%) AT       -------------------
                                                 DECEMBER 31, 1999     1999        1998
                                                 -----------------    -------    --------
Trade financing................................          N/A          $    --    $165,301
General term loans.............................        11.96           69,328      62,214
Others.........................................          N/A               --         597
                                                                      -------    --------
                                                                      $69,328    $228,112
                                                                      =======    ========

     Trade financing of ASI have been converted to long-term debt following conditions and terms of ASI's Workout Program on February 23, 1999.

     The weighted average interest rate on short-term borrowings were 11.96% and 11.36% at December 31, 1999 and 1998, respectively.

     At December 31, 1999, the Company provided notes and checks, including 40 blank notes and 28 blank checks, to several banks and financial institutions as collateral in relation to various borrowings and guarantees of indebtedness. Certain bank deposits and property, plant, equipment are pledged as collateral in relation to the above short-term borrowings (see Notes 2 and 13).

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

15. ACCRUED SEVERANCE BENEFITS:

     Accrued severance benefits at December 31, 1999 and 1998 are as follows:

                                                               1999       1998
                                                              -------    -------
Beginning balance...........................................  $73,428    $46,089
Decrease resulting from sales of divisions..................   (9,392)        --
Decrease resulting from deconsolidation of affiliates.......   (5,223)    (1,790)
Provisions..................................................   10,472     35,228
Severance payments..........................................  (14,717)    (6,099)
                                                              -------    -------
                                                               54,568     73,428
Balance of payments remaining with National Pension Fund....   (5,811)    (7,701)
                                                              -------    -------
                                                              $48,757    $65,727
                                                              =======    =======

     The Company has partially funded accrued severance benefits through group severance insurance plans. At December 31, 1998, the Company maintained $2,286 of group severance insurance deposits, the withdrawal of which is restricted to the actual payment of severance benefits. The amounts funded under these insurance plans are included as non-current bank deposits (see Note 2).

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

16. LONG-TERM BORROWINGS AND INSTALLMENT PAYABLE:

     Long-term debt, excluding capital lease obligations, at December 31, 1999 and 1998 comprise the following :

                                                         ANNUAL INTEREST     CARRYING VALUE AT
                                                           RATE (%) AT         DECEMBER 31,
                                                          DECEMBER 31,     ---------------------
                                                              1999           1999        1998
                                                         ---------------   --------   ----------
Won Currency Loans:
  Choheung Bank due 2003...............................   3.00 - 11.50     $305,497   $  408,021
  Korea Development Bank...............................             --           --       77,474
  Shinhan Bank due 2003................................   8.47 - 11.25       41,157       60,329
  Korea Exchange Bank..................................  11.00 - 11.75       88,296       53,353
  Hanvit Bank..........................................  10.00 - 11.00       76,184       75,305
  Seoul Bank...........................................  10.00 - 11.00       55,307       34,094
  Others...............................................   3.00 - 11.50       64,820       67,934
                                                                           --------   ----------
                                                                            631,261      776,510
Less : current portion.................................                        (819)      (1,593)
                                                                           --------   ----------
                                                                            630,442      774,917
                                                                           --------   ----------
U.S. Currency Loans:
  Korea Development Bank...............................             --           --       85,850
  Seoul Bank...........................................             --           --       24,168
  Korea Exchange Bank due 2004.........................  Prime rate + 3      10,079       67,249
  Shinhan Bank.........................................    LIBOR + 3.5       11,502       37,046
  Choheung Bank........................................             --           --       57,563
  Others...............................................   LIBOR + 6.65        2,875       28,900
                                                                           --------   ----------
                                                                             24,456      300,776
Less : current portion.................................                          --       (2,765)
                                                                           --------   ----------
                                                                             24,456      298,011
                                                                           --------   ----------
Debentures in Won currency:
  Guaranteed, payable through 2004.....................  10.00 - 11.00       67,766      104,533
  Non-guaranteed, payable through 2004.................  10.00 - 13.38      140,971       85,298
                                                                           --------   ----------
                                                                            208,737      189,831
  Less: current portion................................                     (19,392)          --
     Discounts on debentures...........................                      (1,812)      (4,361)
                                                                           --------   ----------
                                                                            187,533      185,470
                                                                           --------   ----------
Convertible Bonds (see Note 17):
  US Dollar, payable through 2010......................           0.25       31,193       48,749
                                                                           --------   ----------
Installment Payable:
  Installment Payable in Won currency..................                       2,515       11,941
  Less: current portion................................                        (719)      (9,596)
     Discounts on Installment Payable..................                        (245)          --
                                                                           --------   ----------
                                                                              1,551        2,345
                                                                           --------   ----------
          Total long-term debt.........................                    $875,175   $1,309,492
                                                                           ========   ==========

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

     See Notes 7, 12 and 14 for the related collateral arrangements for the Company's long-term debt. In relation to guaranteed debentures and convertible bonds, the Company pays guarantee fees at 0.25% to 0.5% per annum. In addition, the repayment of a substantial portion of long-term debt is guaranteed by certain affiliated companies.

     Certain debentures are guaranteed by Korea Development Bank, Kwangju Bank, etc. The carrying amount of the debentures is equivalent to the registered, issued and outstanding amount of debentures.

     The annual maturities of long-term debt, excluding discounts on debentures, outstanding at December 31, 1999 are as follows:

                       WON CURRENCY   U.S. CURRENCY                CONVERTIBLE   INSTALLMENT
        YEAR              LOANS           LOANS       DEBENTURES      BONDS        PAYABLE      TOTAL
        ----           ------------   -------------   ----------   -----------   -----------   --------
2000.................    $    819        $    --       $ 19,392      $    --       $  719      $ 20,930
2001.................         487             --             --           --          719         1,206
2002.................         404             --             --           --          719         1,123
2003.................         428             --             --           --          358           786
2004.................     629,123         24,456        189,345           --           --       842,924
thereafter...........          --             --             --       31,193           --        31,193
                         --------        -------       --------      -------       ------      --------
                         $631,261        $24,456       $208,737      $31,193       $2,515      $898,162
                         ========        =======       ========      =======       ======      ========

17. CONVERTIBLE BONDS:

     In 1996, the Company issued US Dollar-denominated convertible bonds aggregating $40 million bearing interest at 0.25% per annum. The bonds are convertible into common stock from April 22, 1996 through November 30, 2010, at a specified conversion price, subject to adjustment based on the occurrence of certain events as provided in the offering agreement. The adjusted conversion price as of W10,568 per share as of December 31, 1998 changed to W6,406 per share as of December 31, 1999 to reflect issues of common stock in 1999 (see
Note 22). The exchange rate applicable to the exercise of the conversion rights is fixed at W779.72 per US$1.

     The Company may redeem all or some of the bonds on or at any time after March 20, 1997 at their principal amount, together, in each case, with accrued interest. No such redemption may be made on or prior to March 20, 2001 unless the average of the last selling prices or, if no sales take place on such day, the closing bid or offered prices of the common shares as reported by the Korea Stock Exchange, for each of 30 consecutive trading days, ending not more than 30 days prior to the date upon which notice of such redemption is given, has been at least 130% of the conversion price of each such trading day.

     Any bondholder may request the Company to redeem all or some of the bonds held by him on March 20, 2001 at 142.75% of the principal amount of such bonds, together with interest accrued to the date of redemption.

     Unless previously redeemed, purchased and cancelled or converted, the bonds will be redeemed on December 31, 2010 at their principal amount together with accrued interest.

     During 1999, $19,720 of convertible bonds with interest of $3,545 were converted into the Company's common stock. As a result of the conversion, 1,686,425 additional shares were issued, which resulted in increase of capital and capital surplus by $10,814 and $8,906, respectively. Remainder of convertible bonds comprised principal of $23,825 and interest of $7,368 as of December 31, 1999.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

18. INTEREST CAPITALIZATION:

     The Company capitalized interest costs on borrowings associated with property, plant and equipment during the construction period (see Note 2). Details related to interest costs for the years ended December 31, 1999 and 1998 are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1999          1998
                                                              ----------    ----------
Total interest costs incurred...............................   $189,817      $242,353
Charged to expense..........................................    185,315       227,799
                                                               --------      --------
Interest capitalized........................................   $  4,502      $ 14,554
                                                               ========      ========

19. REVENUE:

     Revenue from continuing operations consists of the following:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1999        1998        1997
                                                     --------    --------    --------
Revenue from construction services.................  $     --    $     --    $232,631
Net sales of tangible products.....................   282,469     213,593     163,359
Other Revenue......................................     3,456       7,505      10,947
                                                     --------    --------    --------
          Total....................................  $285,925    $221,098    $406,937
                                                     ========    ========    ========

20. COST OF SALES OF CONTINUING OPERATIONS CONSISTS OF THE FOLLOWING:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1999        1998        1997
                                                     --------    --------    --------
Cost of construction services......................  $     --    $     --    $191,455
Cost of tangible product sold......................   239,632     230,478     123,211
                                                     --------    --------    --------
          Total....................................  $239,632    $230,478    $314,666
                                                     ========    ========    ========

21. INCOME TAXES:

     The tax provision (benefit) consists of the following:

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                         1999       1998       1997
                                                       --------    ------    --------
Current:.............................................  $ 26,868    $1,172    $  9,794
Deferred:............................................   (54,192)      370     100,100
                                                       --------    ------    --------
          Total......................................   (27,324)    1,542     109,894
Allocated to discontinued packing and testing
  operation..........................................    12,408        --          --
Allocated to gain on sale of K4......................    14,268        --          --
                                                       --------    ------    --------
Continuing operations................................  $(54,000)   $1,542    $109,894
                                                       ========    ======    ========

     Anam incurs income tax liabilities in Korean Won based on taxable income determined in accordance with Korean generally accepted accounting principles and tax laws. The tax provision included in these financial statements reflects current tax expense and the impact of accounting for deferred taxes under SFAS 109.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

     The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including Anam's ability to generate taxable income within the period during which the temporary differences reverse, the outlook for the Korean economy environment and the overall future industry outlook. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. Such valuation allowance is reviewed periodically.

     The major components of deferred tax assets and deferred tax liabilities as of December 31, 1999 and 1998 are as follows:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1999         1998
                                                              ---------    ---------
Deferred tax assets :
  Borrowings................................................  $   3,141    $   1,750
  Forward contracts.........................................        371          580
  Provision for severance benefits, net.....................     14,320       13,423
  Property, plant and equipment.............................    116,278      147,958
  Short term and long term loans............................    163,469      157,164
  Provision for contingency losses..........................     40,013       29,982
  Inventories...............................................        678        5,463
  Accounts and notes receivable.............................         41       42,465
  Investment................................................     11,800       11,994
  Deferred charges..........................................         --       17,476
  Loss carry forwards.......................................         --       35,288
  Tax credit................................................     58,942       61,094
  Other.....................................................         41       38,574
                                                              ---------    ---------
     Total deferred tax assets..............................    409,094      563,211
                                                              ---------    ---------
Deferred tax liabilities
  Reserves by Korean tax law................................         --        2,357
  Accounts and notes payable................................         --       37,860
  Advances from customers...................................         --       44,162
  Other.....................................................         62        7,384
                                                              ---------    ---------
     Total deferred tax liabilities.........................         62       91,763
     Valuation allowance....................................   (355,820)    (472,428)
                                                              ---------    ---------
Net deferred tax assets (liabilities).......................  $  53,212    $    (980)
                                                              =========    =========

     The net deferred tax liabilities as of December 31, 1998 are included in other current liabilities and other long-term liabilities.

     At December 31, 1999, the Company has available unused investment tax credits of $58,942, which may be applied against future income tax amounts through 2006.

     Management has reassessed the estimated future taxable income and has concluded that it is "more likely than not" that Anam will not realize the full benefit of deferred tax assets. Accordingly, a valuation allowance of $355,820 and $472,428 at December 31, 1999 and 1998, respectively, has been recorded.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

     The statutory income tax rates, including tax surcharges, applicable to Anam for 1999, 1998 and 1997 are approximately 30.8%, respectively. The reconciliation from income taxes calculated at the statutory tax rate to the effective income tax amount for each of the periods is as follows:

                                                               THOUSANDS OF U.S. DOLLARS
                                                          -----------------------------------
                                                            1999         1998         1997
                                                          ---------    ---------    ---------
Taxes at Korean statutory tax rate......................  $  35,213    $(239,367)   $  52,724
Remeasurement effect....................................     75,257       75,813     (212,612)
Increase (decrease) in valuation allowance..............   (116,608)     193,615      268,279
Tax credit used.........................................    (12,057)          --           --
Other, net..............................................     (9,129)     (28,519)       1,503
                                                          ---------    ---------    ---------
  Total income tax provision (benefit)..................  $ (27,324)   $   1,542    $ 109,894
                                                          =========    =========    =========

22. CAPITAL STOCK:

     The authorized share capital of the Company consists of 300,000,000 and 100,000,000 shares of common stock, respectively, and 10,000,000 and 30,000,000 shares of preferred stock, respectively, both with par value of W5,000 as of December 31, 1999 and 1998.

     As of December 31, 1999 and 1998, outstanding capital stocks are as follows:

                        NUMBER OF SHARES ISSUED
                            AND OUTSTANDING                                    THOUSANDS OF WON
                        ------------------------      PAR VALUE      ------------------------------------
                           1999          1998       1999 AND 1998          1999                1998
                        ----------    ----------    -------------    ----------------    ----------------
Common stock..........  55,031,183    30,477,018         W5,000          W275,155,915        W152,385,090
Preferred stock.......   2,576,276     2,576,276          5,000            12,881,380          12,881,380
                        ----------    ----------                     ----------------    ----------------
                        57,607,459    33,053,294                         W288,037,295        W165,266,470
                        ==========    ==========                     ================    ================

     As of December 31, 1999 and 1998, preferred stocks are as follows:

Series A preferred stock....................................  2,240,240 shares
Series B preferred stock....................................  336,036
                                                              ----------
                                                              2,576,276 shares
                                                              ----------
                                                              ----------

Series A preferred stock (First Preferred) --

     Series A preferred stockholders have no voting rights and are entitled to non-cumulative and non-participating preferred dividends at a rate of one percentage point over those provided to common shareholders. This preferred dividend rate is not applicable to stock dividends.

Series B Cumulative Convertible preferred stock (Second Preferred) --

     Series B Cumulative Convertible preferred stockholders are entitled to cumulative and participating preferred dividends at a rate of 9% of par value. The shareholders have no voting rights, except for the period from the shareholders' meeting in which dividends at a rate less than 9% of par value are declared through the shareholders' meeting in which dividends at a rate more than 9% of par value are declared. Preferred stocks shall be converted to common shares on March 15, 2007. The basis of conversion is one share of preferred stock for one share of common stock.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

     Common and preferred stock issued in 1999 and 1997 are as follows: (Per share date is stated in U.S. dollars)

                                                                                 PAID-IN CAPITAL IN
              DATE OF ISSUANCE                TYPE      SHARES      PAR VALUE    EXCESS OF PAR VALUE
              ----------------                ----    ----------    ---------    -------------------
COMMON STOCK
  October 29, 1999..........................  (A)     19,669,600     $82,011           $    --
  October 29, 1999..........................  (B)     10,000,000      41,695                --
  August 13 - December 30, 1999.............  (C)      1,686,425      10,814             8,906
  March 15, 1997............................  (D)      3,170,110(*)   20,941                --
  July 24, 1997.............................  (E)      6,172,840(*)   34,536            62,187
PREFERRED STOCK
  March 15, 1997............................  (D)        336,036(*)    2,220                --

-------------------------
(A) Transfer of long-term borrowings to capital stock

(B) Issuance of common stock at $4.17 to creditors and Amkor

(C) Transfer of convertible bonds to capital stock

(D) Transfer of capital surplus to capital stock in the form of stock dividend

(E) Issuance of depository receipts

    The Company completed an underwritten public offering of 6,172,840 shares of its common stock in Luxemburg capital market, at a public offering price of $15.67 per share, net of direct issuance cost of $3,278

(*)  The number of shares represents stock issued before reverse stock split.

     Common stock reduced in 1999 is as follows: (Per share data is stated in U.S. dollars)

                                                                              PAID-IN CAPITAL IN
            DATE OF REDUCTION              TYPE      SHARES      PAR VALUE    EXCESS OF PAR VALUE
            -----------------              ----    ----------    ---------    -------------------
COMMON STOCK
  June 17, 1999..........................   (A)    (6,801,860)   $(43,040)    $                --

-------------------------
(A) Reverse stock split from 1.2873 share to one

23. RECEIVABLE FROM STOCKHOLDERS:

     Receivable from stockholders is summarized as follows:

                                                           1999        1998
                                                         --------    --------
Beginning balance......................................  $116,417    $129,809
Collection of advance..................................   (54,299)    (13,392)
                                                         --------    --------
Ending balance.........................................  $ 62,118    $116,417
                                                         ========    ========

     In July 1997, the Company loaned $100,000 to a shareholder through an affiliated company which is payable on demand. This loan was used to purchase the Company's depository receipts issued on July 24, 1997. The Company collected $39,555 from the shareholder in 1999. Interest is payable at the rate from 4.1% to 14.3% as of December 31, 1999. The Company has not recognized interest income receivable related to this loan. This loan is recorded as a contra equity item.

     In addition, the Company also made certain non-interest bearing loans to employees and directors to finance their acquisition of the Company's stock. Such loans are also recorded as a contra equity item.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

24. EARNINGS (LOSS) PER SHARE:

     For the years ended December 31, 1999, 1998 and 1997, earnings (loss) per share (EPS) was calculated as follows:

                                                                      WEIGHTED AVG.       PER SHARE
                                                   EARNINGS (LOSS)       SHARES            AMOUNT
                                                     (NUMERATOR)      (DENOMINATOR)    (IN US DOLLARS)
                                                   ---------------    -------------    ---------------
Earnings per Share -- Year Ended December 31,
  1999
Loss from continuing operations..................     $(169,759)
Less: Preferred stock dividend...................          (133)
                                                      ---------
Weighted average number of common shares for the
  year before retroactive adjustment to reflect
  the reverse stock split........................                      32,320,823
Effect of retroactive adjustment to reflect the
  reverse stock split............................                      (3,112,084)
                                                                       ----------
Basic earnings per share:
Loss from continuing operations attributable to
  common stock...................................      (169,892)       29,208,739          $ (5.82)
                                                                       ==========          =======
Add: Income from discontinued operations.........       279,624
                                                      ---------
Net income attributable to common stock..........       109,732        29,208,739          $  3.76
                                                                                           =======
Effect of dilutive securities:
Convertible debentures...........................         1,252         2,899,911
Convertible preferred stock......................           133           336,036
                                                      ---------        ----------
Diluted earnings per share:
Net income attributable to common stock..........       111,117        32,444,686          $  3.42
                                                      =========        ==========          =======
Loss from continuing operations attributable to
  common stock...................................     $(169,892)       29,208,739          $ (5.82)
                                                      =========        ==========          =======
Earnings per Share -- Year Ended December 31,
  1998
Loss from continuing operations..................     $(957,165)
Less: Preferred stock dividend...................          (108)
                                                      ---------
Weighted average number of common shares for the
  year before retroactive adjustment to reflect
  the reverse stock split........................                      30,477,018
Effect of retroactive adjustment to reflect the
  reverse stock split............................                      (6,801,860)
                                                                       ----------
Basic earnings per share:
Loss from continuing operations attributable to
  common stock...................................      (957,273)       23,675,158          $(40.43)
                                                                       ==========          =======
Add: Income from discontinued operations.........       109,632
                                                      ---------
Net loss attributable to common stock............      (847,641)       23,675,158          $(35.80)
                                                                                           =======
Effect of dilutive securities:
Convertible debentures...........................            --                --
Convertible preferred stock......................            --                --
                                                      ---------        ----------

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

                                                                      WEIGHTED AVG.       PER SHARE
                                                   EARNINGS (LOSS)       SHARES            AMOUNT
                                                     (NUMERATOR)      (DENOMINATOR)    (IN US DOLLARS)
                                                   ---------------    -------------    ---------------
Diluted earnings per share:
Net loss attributable to common stock............      (847,641)       23,675,158          $(35.80)
                                                      =========        ==========          =======
Loss from continuing operations attributable to
  common stock...................................     $(957,273)       23,675,158          $(40.43)
                                                      =========        ==========          =======
Earnings per Share -- Year Ended December 31,
  1997
Income from continuing operations................     $(102,039)
Less: Preferred stock dividend...................          (159)
                                                      ---------
Weighted average number of common shares for the
  year before retroactive adjustment to reflect
  the reverse stock split........................                      26,993,191
Effect of retroactive adjustment to reflect the
  reverse stock split............................                      (6,024,348)
                                                                       ----------
Basic earnings per share:
Income from continuing operations attributable to
  common stock...................................      (102,198)       20,968,843          $ (4.87)
                                                                       ==========          =======
Add: Income from discontinued operations.........       143,469
                                                      ---------
Net income attributable to common stock..........        41,271        20,968,843          $  1.97
                                                                                           =======
Effect of dilutive securities:
Convertible debentures...........................         1,252         1,888,971
Convertible preferred stock......................           159           336,036
Diluted earnings per share:
Net income attributable to common stock..........        42,682        23,193,850          $  1.84
                                                      =========        ==========          =======
Income from continuing operations attributable to
  common stock...................................     $(102,198)       20,968,843          $ (4.87)
                                                      =========        ==========          =======

     The basic earnings per share for discontinued operations was $9.58, $4.63 and $6.84 in 1999, 1998 and 1997, respectively. Diluted earnings per share for discontinued operations was $9.24, $4.63 and $6.71 in 1999, 1998 and 1997, respectively.

25. COMMITMENTS AND CONTINGENCIES:

     At December 31, 1999, the Company was contingently liable for guarantees of indebtedness of certain affiliated companies as follows :

                                                           1999        1998
                                                         --------    --------
Anam Electronics(*)..................................    $134,651    $147,014
Anam Construction....................................     150,587     144,568
Anam Environment.....................................       9,626      11,070
Acqutek..............................................      13,691      19,369
Anam Finance.........................................       4,966      11,666
Other Affiliates.....................................       8,391      26,543
                                                         --------    --------
          Total......................................    $321,912    $360,230
                                                         ========    ========

(*) An affiliate through common ownership of the Kim Family.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

     As discussed in Note 5, Anam Construction and Anam Electronics became insolvent and filed an application for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998 and March 18, 1999, respectively. The application of each company was accepted by the court. Under the court appointed receivership management, both companies had been preparing their reorganization plan including the restructuring of existing debt. Anam Electronics reorganization plan was completed and approved by the court on February 7, 2000 and Anam Construction's reorganization plan is expected to be finalized in March 2000. According to Anam Electronics' reorganization plan, a portion of ASI's loans to Anam Electronics approximating W32.4 billion shall be converted to common stock of Anam Electronic in exchange for 2,072,300 shares at W16,000 per share by June 1, 2000. After this conversion, ASI will own 32.4% of Anam electronics' common shares.

     Under the terms of Anam's Workout Program, the guaranteed creditors of Anam Construction and Anam Electronics may exercise their right to request from the Company the performance of guarantee obligations only at the time when the guarantee obligation amount is fixed after the extinction of the primary debtors' legal entity as a result of bankruptcy or liquidation. In addition, the payment of the principal of the guarantee obligation was suspended until December 31, 2003 and interest during such suspension period will be exempted. Accordingly, it is expected that the Company may be contingently liable for payment guarantees on the remaining indebtedness of Anam Construction and Anam Electronics at December 31, 2003. The Company recorded a liability for loss contingency of $101,460 and $66,707 at December 31, 1999 and 1998, respectively, for the probable loss that may occur upon guaranteed creditors' demand for performance of these loan guarantees.

     In addition to loss provisions provided for those affiliate guarantees discussed above, the Company accrued an additional provision of $18,452 and $20,637 at December 31, 1999 and 1998, respectively, related to losses expected on other guarantees.

     At December 31, 1999 and 1998, the Company is contingently liable for letters of commitment provided in relation to the issue of $38 million secured floating rate notes due 2000 by Pacific Elephant Investment (L) limited ("PEIL") and the issue of $20 million guaranteed floating rate notes due 2002 by Pacific Rainbow Investment (L) Limited ("PRIL"). According to terms of the letters of commitment, the Company is required, subject to any restrictions under Korean Law, to make a capital injection to PEIL and PRIL if their gross asset value become lower than 100% of the outstanding principal amount of all borrowings by PEIL and PRIL, respectively. Because of the economic crisis in Asia Pacific region, the gross asset value of both PEIL and PRIL significantly declined and, as a result, the Company was asked to make capital injections to PEIL and PRIL. The amount of capital injection requested on October 29, 1999 approximates $18,000 for PEIL and $17,000 for PRIL. The Company has been negotiating this matter with various parties including those responsible for the operations of PEIL and PRIL to settle down these claims. By taking into consideration the current status of negotiation, the Company recorded a liability for loss contingency of $10,000 at December 31, 1999 and 1998 for the probable loss that may occur upon settlement of these claims.

26. DERIVATIVE FINANCIAL INSTRUMENTS:

     The total fair value of all derivative instruments at December 31, 1999 and 1998 was $164,636 and $273,962, respectively. Net unrealized losses in relation to currency and interest swap contracts approximate $15,364 and $36,968 as of December 31, 1999 and 1998, respectively (see Note 2).

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

Currency and interest swap

     The Company had several outstanding currency and interest rate swap contracts at December 31, 1999 and 1998, further described as follows:

1999

                                                       CONTRACTED     RECEIVING   PAYING      CONTRACT
               BANK                 CONTRACT AMOUNT   EXCHANGE RATE    RATE(%)    RATE(%)     DUE DATE
               ----                 ---------------   -------------   ---------   -------   ------------
Korea Development Bank............     US$50,000       W938 : US$1       9.95      6.25     Oct 10, 2000
Sinhan Bank.......................     US$10,000       W882 : US$1      10.20      6.90     Apr 24, 2000
Korea Merchant Bank...............     US$20,000       W882 : US$1      10.20      6.90     Apr 24, 2000

1998

                                                      CONTRACTED     RECEIVING    PAYING      CONTRACT
              BANK                 CONTRACT AMOUNT   EXCHANGE RATE    RATE(%)    RATE(%)      DUE DATE
              ----                 ---------------   -------------   ---------   --------   -------------
Chase Manhattan Bank.............      $30,000        W830 : US$1       8.25       7.00     Sept 16, 1999
Chase Manhattan Bank.............      $20,000        W840 : US$1       7.99       6.29      Oct 17, 1999
Korea Development Bank...........      $50,000        W938 : US$1       9.95       6.25      Oct 10, 2000
Shinhan Bank.....................      $10,000        W882 : US$1      10.20       6.90      Apr 24, 2000
Korea Merchant Bank..............      $20,000        W882 : US$1      10.20       6.90      Apr 24, 2000

     Under the terms of the currency and interest swaps, the Company is obligated to pay the contract amount multiplied by the current exchange rate multiplied by the paying rate and is entitled to receive the contract amount multiplied by the contracted exchange rate multiplied by the paying rate at six-month intervals until the contract due date.

Interest swap

     The Company had several outstanding interest-rate swap contracts in relation to payment of interest on foreign currency long-term debt at December 31, 1999 and 1998, further described as follows:

1999

                                                          BUYING
        BANK          CONTRACT AMOUNT   SELLING RATE(%)   RATE(%)   CONTRACT TERMS
        ----          ---------------   ---------------   -------   --------------
Chase Manhattan Bank    US$100,000       6 month LIBOR     5.800    Sept 16, 2000

1998

                                           SELLING      BUYING       CONTRACT
        BANK          CONTRACT AMOUNT      RATE(%)      RATE(%)       TERMS
--------------------  ---------------   -------------   -------   --------------
Shinhan Bank            US$ 50,000      6 month LIBOR    5.705     Jul 1, 1999
Chase Manhattan Bank    US$100,000      6 month LIBOR    5.800    Sept 16, 2000

27. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate methodologies; however, considerable judgement is required in interpreting market data to develop estimates for fair value. Accordingly, these estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. Certain of these financial instruments are with major financial institutions and expose the Company to

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

market and credit risks and may at times be concentrated with certain counterparties or group of counter-parties. The creditworthiness of counterparties is continually reviewed, and full performance is anticipated.

     The carrying amount reported in the balance sheet for accounts receivable from affiliates, other accounts receivable, short-term loans receivable, and accrued expenses approximate fair value due to the short-term nature of these instruments. The methods and assumptions used to estimate the fair value of other significant classes of financial instruments are set forth below:

Cash and Cash Equivalents

     Cash and cash equivalents are due on demand or carry a maturity date of less than three months when purchased. The carrying amount of these financial instruments is a reasonable estimate of fair value.

Available for Sale Investments

     The fair value of these financial instruments was estimated based on market quotes, recent offerings of similar securities, current and projected financial performance of the company and net asset positions.

Investment in affiliated companies

     Management believes it is impractical to estimate the fair value of non publicly traded companies.

Short-term borrowing

     Short-term borrowings have variable rates that reflect currently available terms and conditions for similar borrowings. The carrying amount of this debt is a reasonable estimate of fair value.

Long-term debt

     Long-term debt balances have variable rates that reflect currently available terms and conditions for similar debt. The carrying value of this debt is a reasonable estimate of fair value.

Convertible Bonds

     Management believes it is impractical to estimate the fair value of such bonds due to their unique feature and the lack of an active trading market for such bonds.

Derivative Instruments

     The fair value of derivative instruments is based on quoted market prices if available or discounted cash flow if market quote is not available, and is estimated to be $164,636 and $273,962 at December 31, 1999 and 1998, respectively.

28. RELATED PARTY TRANSACTIONS:

Discontinued packaging and testing operations

     On February 28, 2000, Anam's board of directors and the creditors committee approved the formal plan to sell the remaining packaging and testing operations to Amkor, the company related to Anam (see Notes 1 and 2). The anticipated disposal date is approximately April 30, 2000. Net sales of the packaging and testing operations, consisting of plants K1, K2 and K3, for the years ended December 31, 1999, 1998 and 1997, including those of K4 sold to Amkor in May, 1999, were $477,862, $500,914 and $650,457,

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

respectively. These amounts are not included in the net sales in the accompanying income statements (see Notes 30 and 31).

     Significant transactions with affiliated companies during 1999, 1998 and 1997 and the related account balances at December 31, 1999 and 1998 are summarized as follows:

Transactions between the Company and its affiliated companies

                                                               DECEMBER 31,
                                                     --------------------------------
                                                       1999        1998        1997
                                                     --------    --------    --------
Sales
  Amkor............................................  $712,300    $566,261    $530,262
  Other affiliated companies.......................     2,428       4,051      19,013
                                                     --------    --------    --------
                                                     $714,728    $570,312    $549,275
                                                     ========    ========    ========
Purchases
  Other affiliated companies.......................  $ 17,612    $ 16,277    $ 21,114
                                                     ========    ========    ========

Related accounts balances between the Company and its affiliated companies

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       1998
                                                              -------    -------
Receivables
  Amkor.....................................................  $26,586    $13,342
  Other affiliated companies................................    7,505     15,503
                                                              -------    -------
                                                              $34,091    $28,845
                                                              =======    =======
Payables
  Amkor.....................................................  $ 1,223    $22,578
  Other affiliated companies................................   10,633      2,012
                                                              -------    -------
                                                              $11,856    $24,590
                                                              =======    =======

Employee and Directors Loans

     The Company has short-term loans of $36 to its employees and directors at December 31, 1998. Such loans are provided to assist employees and directors in housing purchase. They generally bear market interest rate and are repaid through regular payroll deduction based on a predetermined schedule.

29. SEGMENT INFORMATION:

     The Company has identified three reportable segments, specifically packaging and test services, wafer fabrication service and construction, that are managed separately because the services provided by each segment require different technology.

     The Company offers a complete and integrated set of packaging and test services including IC packaging design, leadframe and substrate design, IC package assembly, final testing, burn-in reliability test and thermal and electrical characterization. The Company also manufacture submicron CMOS wafers through its foundry. Also, the Company, through its subsidiary, Anam Construction, provide construction services, which was consolidated in 1997 but deconsolidated since 1998.

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

     The accounting policies for segment reporting are the same as those described in Note 2 to the consolidated financial statements. The Company evaluates its operating segments based on profit and loss.

BY INDUSTRY SEGMENT

                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1999          1998          1997
                                                         ----------    ----------    ----------
Revenue from external customers:
  Packaging............................................  $  477,862    $  500,914    $  650,457
  Construction.........................................          --            --       232,631
  Wafer................................................     264,177        97,068            --
  Other................................................      21,748       124,030       174,306
                                                         ----------    ----------    ----------
          Total........................................  $  763,787    $  722,012    $1,057,394
                                                         ==========    ==========    ==========
Property, Plant and Equipment:
  Packaging............................................  $  401,568    $  926,135
  Construction.........................................          --            --
  Wafer................................................     597,870       597,165
  Other................................................      38,497        58,314
                                                         ----------    ----------
          Total........................................  $1,037,935    $1,581,614
                                                         ==========    ==========

     The following is a summary of operations by country based on the location of the customer. Property, plant and equipment is based on the location of the equipment.

BY GEOGRAPHY

                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1999          1998          1997
                                                         ----------    ----------    ----------
Revenue from external customers:
  United States........................................  $  712,300    $  566,261    $  530,262
  Republic of Korea and Others.........................      51,487       155,751       527,132
                                                         ----------    ----------    ----------
          Total........................................  $  763,787    $  722,012    $1,057,394
                                                         ==========    ==========    ==========
Property, Plant, and Equipment
  United States........................................  $       76    $       72
  Republic of Korea....................................   1,037,859     1,581,542
                                                         ----------    ----------
          Total........................................  $1,037,935    $1,581,614
                                                         ==========    ==========

BY MAJOR CUSTOMER

                                                                 YEAR ENDED DECEMBER 31,
                                                            ----------------------------------
                                                              1999        1998         1997
                                                            --------    --------    ----------
Revenue from external customers:
  Amkor...................................................  $712,300    $566,261    $  530,262
  Other...................................................    51,487     155,751       527,132
                                                            --------    --------    ----------
          Total...........................................  $763,787    $722,012    $1,057,394
                                                            ========    ========    ==========

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

     Summarized financial information concerning the Company's reportable segments is shown in the following table. The other column includes the elimination of inter-segment balances and corporate assets.

                                          PACKAGING
                                           AND TEST         WAFER
                                        (DISCONTINUED)   FABRICATION   CONSTRUCTION    OTHER       TOTAL
                                        --------------   -----------   ------------   --------   ----------
Year ended December 31, 1999
Net Revenue...........................    $  477,862      $264,177       $     --     $ 21,748   $  763,787
Gross Profit..........................       156,704        38,155             --        8,138      202,997
Operating Income......................       136,002        26,570             --          938      163,510
Depreciation and Amortization.........       150,653       119,447             --        1,531      271,631
Capital Expenditures..................           595         3,907             --           --        4,502
Total Assets..........................       583,491       728,774             --      175,204    1,487,469
Year ended December 31, 1998
Net Revenue...........................    $  500,914      $ 97,068       $     --     $124,030   $  722,012
Gross Profit..........................       139,129       (38,884)            --       29,504      129,749
Operating Income......................        94,929      (315,911)            --       17,905     (203,077)
Depreciation and Amortization.........       179,955       115,428             --        3,869      299,252
Capital Expenditures..................         2,317        12,237             --           --       14,554
Total Assets..........................     1,075,286       740,135             --       63,529    1,878,950
Year ended December 31, 1997
Net Revenue...........................    $  650,457      $     --       $387,946     $ 18,991   $1,057,394
Gross Profit..........................       186,633            --         94,469       (2,198)     278,904
Operating Income......................       129,157            --         55,287      (49,210)     135,234
Depreciation and Amortization.........       143,079            --         11,243       (3,659)     150,663

                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1999          1998          1997
                                                         ----------    ----------    ----------
REVENUES
  Total revenues for reportable segments...............  $  763,787    $  722,012    $1,057,394
  Elimination of revenues from discontinued operation
     (Note 28).........................................     477,862       500,914       650,457
                                                         ----------    ----------    ----------
  Total consolidated revenue...........................  $  285,925    $  221,098    $  406,937
                                                         ==========    ==========    ==========
GROSS PROFIT
  Total gross profit for reportable segments...........  $  202,997    $  129,749    $  278,904
  Elimination of gross profit from discontinued
     operation (Note 28)...............................     156,704       139,129       186,633
                                                         ----------    ----------    ----------
  Total consolidated gross profit......................  $   46,293    $   (9,380)   $   92,271
                                                         ==========    ==========    ==========
OPERATING INCOME
  Total operating income (loss) for reportable
     segments..........................................  $  163,510    $ (203,077)   $  135,234
  Elimination of operating income from discontinued
     operation (Note 28)...............................     142,472       109,632       143,469
                                                         ----------    ----------    ----------
  Total consolidated operating income..................  $   21,038    $ (312,709)   $   (8,235)
                                                         ==========    ==========    ==========
          Total asset..................................  $1,487,469    $1,878,950    $2,922,114
                                                         ==========    ==========    ==========

                            ANAM SEMICONDUCTOR, INC.

                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

30. SALE OF K4 ASSETS AND OTHER:

     On May 17, 1999, the Company sold to Amkor all the assets of the Company's packaging and test facility located in Kwangju city, the Republic of Korea ("K4"), excluding cash and cash equivalents, notes and accounts receivables, intercompany accounts and existing claims against third parties, in accordance with an asset purchase agreement signed on December 30, 1998 and approved by its shareholders on February 3, 1999. The sale price of K4 is $575,000 in cash, plus the transfer of up to $7,000 of employee benefit liabilities. The sale of K4 resulted in a gain of approximately $163,828 on the sale. K4 provides packaging and test services for advanced leadframe and laminate packages that are used in high-performance electronic products such as cellular telephones, laptop computers, digital cameras and microprocessors. K4 began operating in October 1996 and is Anam's newest semiconductor packaging and test facility. The operating results of K4 are included in the income from the discontinued operation because of the approved sale of the remaining packaging and testing business in 2000 (see Note 31).

     In connection with the sale of K4, Anam entered into a Transition Services Agreement with Amkor. Pursuant to this agreement, Anam will continue to provide many of the same non-manufacturing related services to K4 that it provided prior to the sale, including, human resources, accounting and general administrative services. The monthly fee for the service is $766. Anam also entered into an Intellectual Property License Agreement with Amkor that became effective upon the closing of the sale. Anam transferred certain patents to Amkor and licensed certain intellectual property rights to Amkor under an exclusive, fully paid, perpetual license.

     In August 1999, the Company sold all assets and liabilities directly related to the wiring business to a third party and recognized a gain of $16,671 on the sale. This sale did not qualify as discontinued operations and, accordingly, the related gain was included in the results of continuing operations.

31. SUBSEQUENT EVENTS :

     On February 28, 2000, Anam made a decision to sell to Amkor all of the remaining operating assets related to the packaging and testing business excluding K2 land in accordance with the approval of the Anam's board of directors' meeting and the Anam's creditors committee. The sale price of Packaging Business is Korean Won equivalent to $950 million. The major assets of the packaging and testing business are as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                         ------------------------
                                                            1999          1998
                                                         ----------    ----------
Inventory..............................................   $  7,984      $  7,982
Fixed Assets...........................................    401,568       926,135
                                                          --------      --------
                                                          $409,552      $934,117
                                                          ========      ========

     On February 28, 2000, the Company also made a decision to issue 56,457,039 shares of the new common stock on approval of a board of directors' meeting as follows:
     - Approximately 15,529,000 shares of common stock will be issued to Amkor at W8,000 per share
     - Additional 22,179,974 shares of common stock will be issued to Amkor at W18,000 per share
     - Additional 18,750,000 shares of common stock will be issued to creditor banks at W8,000 per share through the conversion of W150 billion debt into common stock

     Management of the Company intends to use proceeds from the sales of the packaging and testing operations to repay its borrowings due to remaining wafer fabrication creditor institutions and invest in the remaining wafer fabrication operations of the Company.

                          INDEPENDENT AUDITORS' REPORT
To the Shareholders of
Anam Engineering & Construction Co., Ltd.
Seoul, Korea

     We have audited the consolidated balance sheets of Anam Engineering & Construction Co., Ltd. and its subsidiary as of December 31, 1999, 1998 and 1997, the related consolidated statements of operations, shareholders' deficit, and cash flows for the years then ended, all expressed in Korean Won (not separately included herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements (not separately included herein) present fairly, in all material respects, the financial position of Anam Engineering & Construction Co., Ltd. and its subsidiary as of December 31, 1999, 1998 and 1997, the results of their operations, the changes in their shareholders' deficit and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 1, the Company has filed a voluntary petition for reorganization under the Corporate Reorganization Act in the Republic of Korea. The financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

     The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company's recurring losses from operations, negative working capital, and shareholders' capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ahn Kwon & Co.
February 9, 2000

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Anam USA, Inc.
West Chester, Pennsylvania

     We have audited the balance sheets of Anam USA Inc. (a Pennsylvania Corporation and a wholly-owned subsidiary of Anam Semiconductor, Inc., Seoul,
ROK) (ASI) as of December 31, 1999 and 1998 and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999 (not separately included herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above (not separately included herein) present fairly, in all material respects, the financial position of Anam USA, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

     All of the Company's outstanding notes payable and letters of credit are guaranteed by ASI. ASI has a significant amount of debt relative to its equity. ASI's business has been significantly affected by the economic crisis in Korea. In October 23, 1998, ASI entered into a Korean financial restructuring program known as "Workout Program." On February 23, 1999, ASI was granted certain economic concessions through the Workout Program which was approved by the Korean Financial Supervisory Committee. The effects of the "Workout Program" and its impact on the Company are disclosed in Note 5.

                                          /s/ SIANA CARR & O'CONNOR, LLP
January 31, 2000

                             AMKOR TECHNOLOGY, INC.

                              CONSENT SOLICITATION

                                LIST OF EXHIBITS

           Written Consent of Stockholders to approve the Acquisition
Exhibit A  Transactions

                                   EXHIBIT A

                     WRITTEN CONSENT OF THE STOCKHOLDERS OF
                             AMKOR TECHNOLOGY, INC.

                         EFFECTIVE AS OF APRIL   , 2000

     Pursuant to Section 228 of the Delaware General Corporation Law and the Bylaws of Amkor Technology, Inc., a Delaware corporation (the "Company"), the undersigned, constituting the holders of the outstanding shares of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, hereby adopt the following resolutions by written consent, effective for all purposes as of the date set forth above:

APPROVAL OF THE EQUITY FINANCING TRANSACTIONS

          WHEREAS, the Board of Directors has approved transactions related to the Company's proposed acquisition of the packaging and test business of Anam Semiconductor, Inc. ("ASI") (the "Acquisition Transactions), including:

     (1) the acquisition of the facilities known as K1, K2 and K3 for $950 million, and

     (2) an investment in ASI of approximately $500 million.

     WHEREAS, the Board of Directors recommends that the Stockholders of the Company approve equity financing transactions related to the Acquisition Transactions (the "Equity Financing Transactions"), including:

     (1) the issuance of up to approximately 4,512,560 shares of common stock upon conversion of $258.75 million of the 5% convertible subordinated notes due 2007 sold by us on March 22, 2000 in a private transaction,

     (2) the sale of an aggregate of 20,500,000 shares of common stock and warrants for 3,895,000 shares of common stock in a private transaction we expect to complete in connection with the Acquisition Transactions, and

     (3) other equity financings, pursuant to which the Company would issue common stock or securities convertible into common stock which, when combined with the common stock to be issued pursuant to (1) and (2) above, would in the aggregate exceed 20% of the outstanding common
         stock of the Company as of April   , 2000.

     NOW, THEREFORE, BE IT RESOLVED: That the Equity Financing Transactions are hereby approved and authorized in all respects, with such changes, additions, deletions, supplements and amendments thereto as the officers of the Company may deem necessary or advisable.

     [ ] I consent to the resolution set forth above, approving the Equity
         Financing Transactions.

     [ ] I do not consent to the resolution set forth above, approving the Equity Financing Transactions.

     IN WITNESS WHEREOF, the undersigned Stockholders have executed this Written Consent in counterpart as of the date set forth above, and direct that this Written Consent be filed with the minutes of the proceedings of the stockholders of the Company.

---------------------------------------------------------
Name of Stockholder: